EXHIBIT 2.1
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                     STOCK AND ASSET PURCHASE AGREEMENT

                               BY AND BETWEEN

                           NEWELL RUBBERMAID INC.

                                     AND

                          GLOBAL HOME PRODUCTS LLC


                         DATED AS OF MARCH 12, 2004







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                              TABLE OF CONTENTS
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   ARTICLE I PURCHASE AND SALE OF STOCK AND ASSETS . . . . . . . . .    1

        SECTION 1.1    PURCHASED SHARES  . . . . . . . . . . . . . .    1
        SECTION 1.2    PURCHASED ASSETS  . . . . . . . . . . . . . .    2
        SECTION 1.3    EXCLUDED ASSETS . . . . . . . . . . . . . . .    4
        SECTION 1.4    ASSUMED LIABILITIES . . . . . . . . . . . . .    5
        SECTION 1.5    EXCLUDED LIABILITIES  . . . . . . . . . . . .    6
        SECTION 1.6    PERFORMANCE OF EXCLUDED LIABILITIES . . . . .    8

   ARTICLE II     PURCHASE PRICE . . . . . . . . . . . . . . . . . .    8

        SECTION 2.1    AMOUNT AND FORM OF PURCHASE PRICE . . . . . .    8
        SECTION 2.2    PAYMENT OF CLOSING PAYMENT  . . . . . . . . .    9
        SECTION 2.3    ADJUSTMENT OF PURCHASE PRICE  . . . . . . . .    9
        SECTION 2.4    ESTIMATED OTHER ADJUSTMENT AMOUNT . . . . . .   15
        SECTION 2.5    ALLOCATION OF PURCHASE PRICE; SECTION 338
                       ELECTIONS AND FORMS . . . . . . . . . . . . .   16

   ARTICLE III    CLOSING  . . . . . . . . . . . . . . . . . . . . .   18

        SECTION 3.1    CLOSING DATE  . . . . . . . . . . . . . . . .   18
        SECTION 3.2    CLOSING DELIVERIES  . . . . . . . . . . . . .   18
        SECTION 3.3    THIRD-PARTY CONSENTS  . . . . . . . . . . . .   20

   ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF SELLER . . . . .   21

        SECTION 4.1    ORGANIZATION AND GOOD STANDING  . . . . . . .   21
        SECTION 4.2    CAPITAL STRUCTURE OF ACQUIRED COMPANIES;
                       SUBSIDIARIES  . . . . . . . . . . . . . . . .   22
        SECTION 4.3    AUTHORIZATION, VALIDITY AND EXECUTION . . . .   22
        SECTION 4.4    CONSENTS AND APPROVALS; NO VIOLATIONS . . . .   23
        SECTION 4.5    FINANCIAL STATEMENTS; UNDISCLOSED
                       LIABILITIES . . . . . . . . . . . . . . . . .   24
        SECTION 4.6    INVENTORY . . . . . . . . . . . . . . . . . .   24
        SECTION 4.7    ACCOUNTS RECEIVABLE . . . . . . . . . . . . .   24
        SECTION 4.8    ABSENCE OF CERTAIN CHANGES OR EVENTS  . . . .   25
        SECTION 4.9    REAL PROPERTY . . . . . . . . . . . . . . . .   25
        SECTION 4.10   INTELLECTUAL PROPERTY . . . . . . . . . . . .   28
        SECTION 4.11   BUSINESS CONTRACTS  . . . . . . . . . . . . .   32
        SECTION 4.12   TITLE . . . . . . . . . . . . . . . . . . . .   33
        SECTION 4.13   LITIGATION  . . . . . . . . . . . . . . . . .   33
        SECTION 4.14   COMPLIANCE WITH LAWS; PERMITS . . . . . . . .   34
        SECTION 4.15   TAXES . . . . . . . . . . . . . . . . . . . .   34
        SECTION 4.16   EMPLOYEE BENEFIT PLANS  . . . . . . . . . . .   35
        SECTION 4.17   EMPLOYEE AND LABOR MATTERS  . . . . . . . . .   37
        SECTION 4.18   ENVIRONMENTAL MATTERS . . . . . . . . . . . .   38
        SECTION 4.19 TRANSACTIONS WITH AFFILIATES; INTERCOMPANY TRANSACTIONS AND SERVICES; SHARED ASSETS . . 39


                                     -i-







        SECTION 4.20   INSURANCE . . . . . . . . . . . . . . . . . .   40
        SECTION 4.21   U.S. REAL PROPERTY HOLDING CORPORATION  . . .   40
        SECTION 4.22   CUSTOMERS . . . . . . . . . . . . . . . . . .   41
        SECTION 4.23   BROKERS . . . . . . . . . . . . . . . . . . .   41
        SECTION 4.24   DISCLAIMER OF CERTAIN WARRANTIES  . . . . . .   41

   ARTICLE V      REPRESENTATIONS AND WARRANTIES OF PURCHASER  . . .   41

        SECTION 5.1    ORGANIZATION AND STANDING . . . . . . . . . .   42
        SECTION 5.2    AUTHORIZATION, VALIDITY AND EXECUTION . . . .   42
        SECTION 5.3    CONSENTS AND APPROVALS; NO VIOLATION  . . . .   42
        SECTION 5.4    SECURITIES LAW REPRESENTATIONS  . . . . . . .   42
        SECTION 5.5    AVAILABILITY OF FUNDS . . . . . . . . . . . .   43
        SECTION 5.6    LITIGATION  . . . . . . . . . . . . . . . . .   43
        SECTION 5.7    BROKERS . . . . . . . . . . . . . . . . . . .   43

   ARTICLE VI     CERTAIN AGREEMENTS . . . . . . . . . . . . . . . .   44

        SECTION 6.1    CONDUCT OF BUSINESS . . . . . . . . . . . . .   44
        SECTION 6.2    TRANSACTIONS WITH THE ACQUIRED COMPANIES AND
                       ASSET SELLERS . . . . . . . . . . . . . . . .   49
        SECTION 6.3    ACCESS  . . . . . . . . . . . . . . . . . . .   50
        SECTION 6.4    CONSENTS AND CONDITIONS; HSR ACT  . . . . . .   51
        SECTION 6.5    CONFIDENTIALITY . . . . . . . . . . . . . . .   52
        SECTION 6.6    FURTHER ASSURANCES  . . . . . . . . . . . . .   53
        SECTION 6.7    RELEASE OF GUARANTEES . . . . . . . . . . . .   54
        SECTION 6.8    PUBLICITY . . . . . . . . . . . . . . . . . .   54
        SECTION 6.9    BUSINESS RECORDS  . . . . . . . . . . . . . .   54
        SECTION 6.10   BULK TRANSFER LAWS  . . . . . . . . . . . . .   54
        SECTION 6.11   NON-COMPETE . . . . . . . . . . . . . . . . .   54
        SECTION 6.12   CONSULTATION REGARDING ENVIRONMENTAL MATTERS    56
        SECTION 6.13   INTANGIBLE PROPERTY USE PHASE OUT . . . . . .   58
        SECTION 6.14   COLLECTION OF RECEIVABLES . . . . . . . . . .   59

   ARTICLE VII    EMPLOYEE MATTERS . . . . . . . . . . . . . . . . .   60

        SECTION 7.1    EMPLOYMENT OF BUSINESS EMPLOYEES; SEVERANCE .   60
        SECTION 7.2    EMPLOYEE BENEFIT PLANS GENERALLY  . . . . . .   60
        SECTION 7.3    401(k) PLAN . . . . . . . . . . . . . . . . .   61
        SECTION 7.4    WELFARE PLANS . . . . . . . . . . . . . . . .   61
        SECTION 7.5    RETIREE HEALTH  . . . . . . . . . . . . . . .   62
        SECTION 7.6    NON-SOLICITATION  . . . . . . . . . . . . . .   62

   ARTICLE VIII   CONDITIONS TO CLOSING  . . . . . . . . . . . . . .   63

        SECTION 8.1    CONDITIONS TO PURCHASER'S OBLIGATIONS . . . .   63
        SECTION 8.2    CONDITIONS TO SELLER'S OBLIGATIONS  . . . . .   64






                                    -ii-







   ARTICLE IX     SURVIVAL AND INDEMNIFICATION . . . . . . . . . . .   65

        SECTION 9.1    SURVIVAL OF REPRESENTATIONS . . . . . . . . .   65
        SECTION 9.2    INDEMNIFICATION BY SELLER OTHER THAN FOR
             TAXES . . . . . . . . . . . . . . . . . . . . . . . . .   66
        SECTION 9.3    INDEMNIFICATION BY PURCHASER OTHER THAN FOR
             TAXES . . . . . . . . . . . . . . . . . . . . . . . . .   68
        SECTION 9.4    LIMITS ON INDEMNIFICATION . . . . . . . . . .   69
        SECTION 9.5    PROCEDURE FOR INDEMNIFICATION . . . . . . . .   72
        SECTION 9.6    EXCLUSIVE REMEDY  . . . . . . . . . . . . . .   73

   ARTICLE X      TAX MATTERS  . . . . . . . . . . . . . . . . . . .   73

        SECTION 10.1   TAX INDEMNIFICATION . . . . . . . . . . . . .   73
        SECTION 10.2   PREPARATION AND FILING OF TAX RETURNS . . . .   74
        SECTION 10.3   REFUNDS, CREDITS AND CARRYBACKS . . . . . . .   74
        SECTION 10.4   TAX CONTESTS  . . . . . . . . . . . . . . . .   75
        SECTION 10.5   COOPERATION . . . . . . . . . . . . . . . . .   76
        SECTION 10.6   TIMING DIFFERENCES  . . . . . . . . . . . . .   77
        SECTION 10.7   CERTAIN DEFINITIONS . . . . . . . . . . . . .   78
        SECTION 10.8   SURVIVAL  . . . . . . . . . . . . . . . . . .   79

   ARTICLE XI     TERMINATION  . . . . . . . . . . . . . . . . . . .   79

        SECTION 11.1   TERMINATION . . . . . . . . . . . . . . . . .   79
        SECTION 11.2   EFFECT OF TERMINATION . . . . . . . . . . . .   80

   ARTICLE XII    MISCELLANEOUS  . . . . . . . . . . . . . . . . . .   80

        SECTION 12.1   EXPENSES  . . . . . . . . . . . . . . . . . .   80
        SECTION 12.2   GOVERNING LAW; CONSENT TO JURISDICTION  . . .   80
        SECTION 12.3   WAIVER OF JURY TRIAL  . . . . . . . . . . . .   81
        SECTION 12.4   NOTICES . . . . . . . . . . . . . . . . . . .   81
        SECTION 12.5   ENTIRE AGREEMENT; AMENDMENT . . . . . . . . .   82
        SECTION 12.6   PARTIES IN INTEREST . . . . . . . . . . . . .   82
        SECTION 12.7   INTERPRETATION  . . . . . . . . . . . . . . .   83
        SECTION 12.8   CERTAIN DEFINITIONS . . . . . . . . . . . . .   83
        SECTION 12.9   THIRD PARTY BENEFICIARIES . . . . . . . . . .   84
        SECTION 12.10  DISCLOSURE SCHEDULE . . . . . . . . . . . . .   84
        SECTION 12.11  WAIVER  . . . . . . . . . . . . . . . . . . .   85
        SECTION 12.12  SEVERABILITY  . . . . . . . . . . . . . . . .   85
        SECTION 12.13  COUNTERPARTS; DELIVERY BY FACSIMILE . . . . .   85











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                                DEFINED TERMS
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   Accounting Principles . . . . . . . . . . . . . . . . . . . . . . . 24
   Acquired Companies  . . . . . . . . . . . . . . . . . . . . . . . .  1
   Acquired Person . . . . . . . . . . . . . . . . . . . . . . . . . . 55
   Acquired Shares . . . . . . . . . . . . . . . . . . . . . . . . . . 22
   Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 83
   Affiliated Group  . . . . . . . . . . . . . . . . . . . . . . . . . 34
   Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
   Allocation Schedule . . . . . . . . . . . . . . . . . . . . . . . . 12
   Anchor Entities . . . . . . . . . . . . . . . . . . . . . . . . . . 16
   Arbitrator  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
   Asset Sellers . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
   Assumed Liabilities . . . . . . . . . . . . . . . . . . . . . . . .  5
   Audited Financial Statements  . . . . . . . . . . . . . . . . . . .  9
   Balance Sheet Date  . . . . . . . . . . . . . . . . . . . . . . . . 24
   Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
   Business Contracts  . . . . . . . . . . . . . . . . . . . . . . . . 20
   Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . . . 83
   Business Employees  . . . . . . . . . . . . . . . . . . . . . . . . 60
   Business Inventory  . . . . . . . . . . . . . . . . . . . . . . . . 24
   Business IP . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
   Business Records  . . . . . . . . . . . . . . . . . . . . . . . . .  2
   Business Trade Secrets  . . . . . . . . . . . . . . . . . . . . . . 31
   Closed Property . . . . . . . . . . . . . . . . . . . . . . . . . .  8
   Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
   Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
   Closing Date Balance Sheet  . . . . . . . . . . . . . . . . . . . .  9
   Closing Net Working Capital . . . . . . . . . . . . . . . . . . . .  9
   Closing Payment . . . . . . . . . . . . . . . . . . . . . . . . . .  9
   COBRA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
   Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
   Collar Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
   Competing Frame Business  . . . . . . . . . . . . . . . . . . . . . 56
   Competing Glass Business  . . . . . . . . . . . . . . . . . . . . . 56
   Confidential Information  . . . . . . . . . . . . . . . . . . . . . 52
   Confidentiality Agreement . . . . . . . . . . . . . . . . . . . . . 52
   Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
   Controlling Party . . . . . . . . . . . . . . . . . . . . . . . . . 78
   Cookware Business . . . . . . . . . . . . . . . . . . . . . . . . .  1
   Cookware Business Sellers . . . . . . . . . . . . . . . . . . . . .  1
   Coordinator . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
   Customer Programs . . . . . . . . . . . . . . . . . . . . . . . . .  5
   Damages . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
   Desktop Software  . . . . . . . . . . . . . . . . . . . . . . . . . 30
   Employee Benefit Plan . . . . . . . . . . . . . . . . . . . . . . . 36
   Employee List . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
   Encumbrances  . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
   Environmental Claims  . . . . . . . . . . . . . . . . . . . . . . .  6
   Environmental Condition . . . . . . . . . . . . . . . . . . . . . . 71
   Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . . .  7

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   Environmental Liabilities . . . . . . . . . . . . . . . . . . . . .  7
   Equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
   ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
   ERISA Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . 36
   Estimated Other Adjustment Amount . . . . . . . . . . . . . . . . . 15
   Excluded Assets . . . . . . . . . . . . . . . . . . . . . . . . . .  4
   Excluded Liabilities  . . . . . . . . . . . . . . . . . . . . . . .  6
   Excluded Receivables  . . . . . . . . . . . . . . . . . . . . . . . 15
   Excluded Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . 78
   Final Allocation Schedule . . . . . . . . . . . . . . . . . . . . . 17
   Final Other Adjustment Amount . . . . . . . . . . . . . . . . . . . 16
   Final Statements  . . . . . . . . . . . . . . . . . . . . . . . . . 10
   Form 8023 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
   Former Property . . . . . . . . . . . . . . . . . . . . . . . . . .  8
   Frame Business  . . . . . . . . . . . . . . . . . . . . . . . . . .  1
   GAAP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
   Glass Business  . . . . . . . . . . . . . . . . . . . . . . . . . .  1
   Governmental Authority  . . . . . . . . . . . . . . . . . . . . . . 23
   Hazardous Materials . . . . . . . . . . . . . . . . . . . . . . . .  7
   HSR Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
   Indemnified Party . . . . . . . . . . . . . . . . . . . . . . . . . 72
   Indemnified Remedial Action . . . . . . . . . . . . . . . . . . . . 57
   Indemnifying Party  . . . . . . . . . . . . . . . . . . . . . . . . 72
   Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . 28
   International Asset Sellers . . . . . . . . . . . . . . . . . . . .  1
   Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
   IRS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
   IT Systems  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
   Knowledge of Seller . . . . . . . . . . . . . . . . . . . . . . . . 83
   Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
   Leased Real Property  . . . . . . . . . . . . . . . . . . . . . . . 27
   Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
   Material Adverse Effect . . . . . . . . . . . . . . . . . . . . . . 83
   Mexican Competition Law . . . . . . . . . . . . . . . . . . . . . . 23
   Multiemployer Plan  . . . . . . . . . . . . . . . . . . . . . . . . 36
   Negative Purchase Price Adjustment  . . . . . . . . . . . . . . . .  9
   Net Working Capital . . . . . . . . . . . . . . . . . . . . . . . . 11
   Non-Controlling Party . . . . . . . . . . . . . . . . . . . . . . . 78
   Objection Notice  . . . . . . . . . . . . . . . . . . . . . . . . . 16
   Ordinary Course of Business . . . . . . . . . . . . . . . . . . . . 84
   Other Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
   Owned Real Property . . . . . . . . . . . . . . . . . . . . . . . . 25
   Packaging . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
   Patent License Agreements . . . . . . . . . . . . . . . . . . . . . 18
   PBGC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
   Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
   Permitted Encumbrances  . . . . . . . . . . . . . . . . . . . . . . 26
   Person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 84
   Policies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
   Positive Purchase Price Adjustment  . . . . . . . . . . . . . . . .  9
   Post-Closing Period . . . . . . . . . . . . . . . . . . . . . . . . 78
   Pre-Closing Period  . . . . . . . . . . . . . . . . . . . . . . . . 78

                                     -v-







   Preliminary Closing Net Working Capital . . . . . . . . . . . . . . 10
   Preliminary Statements  . . . . . . . . . . . . . . . . . . . . . . 10
   Preliminary Year-End Working Capital  . . . . . . . . . . . . . . . 10
   Prime Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
   Property Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . 78
   Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . .  9
   Purchase Price Adjustment . . . . . . . . . . . . . . . . . . . . .  9
   Purchased Assets  . . . . . . . . . . . . . . . . . . . . . . . . .  3
   Purchased Companies . . . . . . . . . . . . . . . . . . . . . . . .  1
   Purchased Cookware Business Assets  . . . . . . . . . . . . . . . .  2
   Purchased International Assets  . . . . . . . . . . . . . . . . . .  3
   Purchased Shares  . . . . . . . . . . . . . . . . . . . . . . . . .  1
   Purchaser . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
   Purchaser Documents . . . . . . . . . . . . . . . . . . . . . . . . 42
   Purchaser Indemnified Parties . . . . . . . . . . . . . . . . . . . 66
   Purchaser's Letter  . . . . . . . . . . . . . . . . . . . . . . . . 12
   Real Property . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
   Registered  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
   Release . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
   Remedial Action . . . . . . . . . . . . . . . . . . . . . . . . . .  8
   Retained IP . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
   Reverse Transition Services Agreement . . . . . . . . . . . . . . . 18
   Section 338(h)(10) Election . . . . . . . . . . . . . . . . . . . . 17
   Securities Act  . . . . . . . . . . . . . . . . . . . . . . . . . . 43
   Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
   Seller Documents  . . . . . . . . . . . . . . . . . . . . . . . . . 23
   Seller Indemnified Parties  . . . . . . . . . . . . . . . . . . . . 68
   Shared Property . . . . . . . . . . . . . . . . . . . . . . . . . .  8
   Significant Customers . . . . . . . . . . . . . . . . . . . . . . . 41
   Straddle Period Tax Return  . . . . . . . . . . . . . . . . . . . . 78
   Subsequent Loss . . . . . . . . . . . . . . . . . . . . . . . . . . 75
   Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 84
   Subsidiary Purchasers . . . . . . . . . . . . . . . . . . . . . . .  1
   Suit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
   Tax Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 79
   Tax Item  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 79
   Tax Proceeding  . . . . . . . . . . . . . . . . . . . . . . . . . . 75
   Tax Return  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
   Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
   Third-Party Claims  . . . . . . . . . . . . . . . . . . . . . . . . 72
   Transferred Subsidiaries  . . . . . . . . . . . . . . . . . . . . . 22
   Transition Services Agreement . . . . . . . . . . . . . . . . . . . 18
   Unaudited Balance Sheet . . . . . . . . . . . . . . . . . . . . . . 24
   Unaudited Financial Statements  . . . . . . . . . . . . . . . . . . 24
   Welfare Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
   Year-End Balance Sheet  . . . . . . . . . . . . . . . . . . . . . .  9
   Year-End Net Working Capital  . . . . . . . . . . . . . . . . . . . 10






                                    -vi-







                                  SCHEDULES
                                  ---------

   Schedule 1.2(a)(ii) . Equipment of the Cookware Business Asset Sellers
   Schedule 1.2(a)(iii)  . . . . . . . . . . . . Certain Contracts of the
                                          Cookware Business Asset Sellers
   Schedule 1.2(b)(ii) . . . . . . . . . . . . . Certain Contracts of the
                                              International Asset Sellers
   Schedule 1.3(k) . . . . . . . . . . . . . . . .  Other Excluded Assets
   Schedule 1.4(c) . . . . . . . . . . . . . . . . . .  Customer Programs
   Schedule 1.4(e) . . . . . . . . . . . . . . . . . . Product Warranties
   Schedule 1.4(j) . . . . . . . . . . . . . .  Other Assumed Liabilities
   Schedule 4.2(a) . . . . . . . . . . . . . . . . . . .  Acquired Shares
   Schedule 4.2(b) . . . . . . . . . . . . . . . Transferred Subsidiaries
   Schedule 4.4  . . . . . . . . . . . . . . . . . . . . . . . . Consents
   Schedule 4.5  . . . . . . . . . . . . . Unaudited Financial Statements
   Schedule 4.7  . . . . . . . . . . . . . . . . . .  Accounts Receivable
   Schedule 4.8  . . . . . . . . . . . . . . .  Absence of Certain Events
   Schedule 4.9(a) . . . . . . . . . . . . . . . . .  Owned Real Property
   Schedule 4.9(b) . . . . . . . . . . . . . . . . . Leased Real Property
   Schedule 4.10(b)  . . . . . . . . . . . . . . . Registered Business IP
   Schedule 4.10(c)  . . . . . . . . . . . . . . . . . License Agreements
   Schedule 4.10(d)  . . . . . . . . . . . . . . . . . . . . . . Software
   Schedule 4.10(j)  . . . . . . . . . . . . . . . . . .  Certain Filings
   Schedule 4.11 . . . . . . . . . . . . . . . . . . . Business Contracts
   Schedule 4.13 . . . . . . . . . . . . . . . . . . . . . . . Litigation
   Schedule 4.14 . . . . . . . . . . . . . . . . . . . . . . . .  Permits
   Schedule 4.15(b)  . . . . . . . . . . . . . . . . . . Payment of Taxes
   Schedule 4.15(c)  . . . . . . . . . . . . . . . .  Certain Tax Matters
   Schedule 4.15(f)  . . . . . . . . . . . . . . . . . . Affiliate Groups
   Schedule 4.15(g)  . . . . . . . . . . . . . . . . . . . .  Tax Waivers
   Schedule 4.15(h)  . . . . . . . . . . . . . .  Section 481 Adjustments
   Schedule 4.15(i)  . . . . . . . . . . . . . . . . . .  Tax Proceedings
   Schedule 4.15(j)  . . . . . . . . . . . . . . . . . .  Certain Filings
   Schedule 4.16(a)  . . . . . . . . . . . . . . . Employee Benefit Plans
   Schedule 4.16(c)  . . . . . . . . . . . . . . . .  Multiemployer Plans
   Schedule 4.17(a)  . . . . . . . . . . Collective Bargaining Agreements
   Schedule 4.18(a)  . . . . . . . . . Compliance with Environmental Laws
   Schedule 4.18(b)  . . . . . . . . . . . . . . . . Environmental Claims
   Schedule 4.18(c)  . . . . . . . . . . . .  Other Environmental Matters
   Schedule 4.19(a)  . . . . . . . . . . . . Transactions with Affiliates
   Schedule 4.19(b)  . . . . . . . . . . . . . . . Intercompany Contracts
   Schedule 4.19(c)  . . . . . . . . . . . . . . .  Intercompany Services
   Schedule 4.19(d)  . . . . . . . . . . . . . . . . . . Shared Contracts
   Schedule 4.20 . . . . . . . . . . . . . . . . . . . . . . .  Insurance
   Schedule 4.22(a)  . . . . . . . . . . Significant Customers; Knowledge
   Schedule 4.22(b)  . . . . . . . . . . . . . . . . . .  Certain Persons
   Schedule 6.1  . . . . . . . . . . . . . . . . . .  Conduct of Business
   Schedule 6.1(a)(xiv)  . . . . . . . . . .  Capital Expenditures Budget
   Schedule 6.1(a)(xviii)  . . . . . . . . . . . . . Promotional Programs
   Schedule 6.1(a)(xix)  . . . . . . . . . . . . . . . Obsolete Inventory
   Schedule 6.2(a) . . . . . . . . . . . . .  Transfer of Certain Assets
                                              from the Acquired Companies
   Schedule 6.2(d) . . . . . . . . . . . . .  Transfer of Certain Assets







                                                to the Acquired Companies
   Schedule 6.6  . . . . . . . . . . . . . . . . . . .  Certain Customers
   Schedule 6.11(c)  . . . . . . . . . . . . . . . . . . . .  Non-Compete
   Schedule 7.1  . . . . . . . . . . . . . . . . . . . . . . .  Severance
   Schedule 8.1(g) . . . . . . . . . . . . . . . . . .  Required Consents
   Schedule 9.2(b)(vii)  . . . . . . . .  Certain Indemnification Matters
   Schedule 12.8(c)  . . . . . . . . . . . . . . . .  Knowledge of Seller
   Schedule 12.8(d)  . . . . . . . . . . . . . .  Material Adverse Effect













































                                   -viii-







                                  EXHIBITS
                                  --------

   Exhibit A-I . . . . . . . . . . . . . . . . . . .  Purchased Companies
   Exhibit A-II  . . . . . . . . . .  Subsidiaries of Purchased Companies
   Exhibit B-I . . . . . . . . . . . . .  Cookware Business Asset Sellers
   Exhibit B-II  . . . . . . . . . . . . . .  International Asset Sellers
   Exhibit C . . . . . . . . . . . . . . . . . Closing Payment Allocation
   Exhibit D . . . . . . . . . . .  Form of Transition Services Agreement
   Exhibit E-I . . . . . . . . . . . . . Form of Patent License Agreement
   Exhibit E-II  . . . . . . . . . . . . Form of Patent License Agreement
   Exhibit F . . . . . . . . . . . . . . . . . . .  Accounting Principles
   Exhibit G . . . . . . . . . . . . . . . . . . Equity Commitment Letter








































                                    -ix-







                     STOCK AND ASSET PURCHASE AGREEMENT
                     ----------------------------------

             This STOCK AND ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of March 12, 2004, is made by and between NEWELL RUBBERMAID INC., a Delaware corporation ("Seller"), and GLOBAL HOME PRODUCTS LLC, a Delaware limited liability company ("Purchaser").

                                  RECITALS

             WHEREAS, Seller and certain of its Subsidiaries are engaged in the design, manufacture, marketing, distribution and sale of (a) consumer and specialty glass products through operations based in North America (the "Glass Business"), (b) photograph frames, albums and storage products in North America (the "Frame Business") and (c) cookware and bakeware under the brands Mirro{R}, WearEver{R}, AirBake{R}, Regal{R}, Club{R} and Royal Diamond{R} (the "Cookware Business", and together with the Glass Business and the Frame Business, the "Business"); and

             WHEREAS, on the terms and subject to the conditions set forth herein, Seller desires to sell to Purchaser and certain Affiliates of Purchaser designated by Purchaser in writing at least 10 Business Days prior to Closing ("Subsidiary Purchasers"), and Purchaser and the Subsidiary Purchasers desire to purchase from Seller, the Business through the sale, assignment, transfer and delivery to Purchaser and the Subsidiary Purchasers of (a) all of the issued and outstanding shares of capital stock (the "Purchased Shares") of the Subsidiaries of Seller listed on EXHIBIT A-I (the "Purchased Companies" and, together with their respective Subsidiaries listed on EXHIBIT A-II, the "Acquired Companies") and (b) certain assets of Seller and the Subsidiaries of Seller listed on EXHIBIT B-I (the "Cookware Business Asset Sellers") and of the Subsidiaries of Seller listed on EXHIBIT B-II (the "International Asset Sellers", and together with the Cookware Business Asset Sellers, the "Asset Sellers"), subject to the assumption by Purchaser and the Subsidiary Purchasers of certain liabilities.

             NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
                                  ARTICLE I
                    PURCHASE AND SALE OF STOCK AND ASSETS

             SECTION 1.1 PURCHASED SHARES. On the terms and subject to the conditions set forth herein, at the Closing, Seller will, or will cause one or more of its Subsidiaries to, sell, assign, transfer and deliver to Purchaser and any Subsidiary Purchasers, and Purchaser and such Subsidiary Purchasers, will purchase, acquire and accept from Seller, or its applicable Subsidiary or Subsidiaries, all of the right, title and interest of Seller, or its applicable Subsidiary or







   Subsidiaries, in and to the Purchased Shares, free and clear of all Encumbrances other than Permitted Encumbrances.

             SECTION 1.2    PURCHASED ASSETS.

             (a) PURCHASED COOKWARE BUSINESS ASSETS. On the terms and subject to the conditions herein, the exclusions set forth in SECTION
   1.3 and the limitations set forth in SECTION 3.3, at the Closing, Seller will cause the Cookware Business Asset Sellers to sell, assign, transfer and deliver to Purchaser and any Subsidiary Purchasers, and Purchaser and such Subsidiary Purchasers will purchase, acquire and accept from the Cookware Business Asset Sellers all of the right, title and interest of the Cookware Business Asset Sellers in and to the following assets, properties, rights, contracts and claims of the Cookware Business Asset Sellers, which are owned, leased or licensed by a Cookware Business Asset Seller on the Closing Date, in each case free and clear of all Encumbrances other than Permitted Encumbrances (collectively, the "Purchased Cookware Business Asset"):

                  (i) All inventories of raw materials, work-in-process, finished goods and packaging materials (including any such items held by third parties on consignment or in transit at the time of the Closing) (collectively, "Inventory") related primarily to the Cookware Business;

                  (ii) All machinery, equipment, furniture, furnishings, fixtures, tools, molds and other tangible personal property ("Equipment") related primarily to the Cookware Business which include all of the items listed on SCHEDULE 1.2(a)(ii);

                  (iii) All contracts, agreements, commitments, purchase orders, notes, bonds, mortgages, indentures, deeds of trust, leases, licenses and other arrangements, whether written or oral (collectively, "Contracts"), (A) listed on SCHEDULE 1.2(a)(iii) or (B) entered into in the Ordinary Course of Business and related primarily to the Cookware Business;

                  (iv) All Intellectual Property (A) listed under the caption "Cookware Business" on SCHEDULE 4.10(b) and owned by a Cookware Business Asset Seller or (B) currently used exclusively in the Cookware Business, including complete and in-process finished-product drawings, tooling drawings, product manufacturing drawings and instructions for manufacturing, analysis and notes related to the design of cookware products, and similar works used in the analysis, design and manufacture of cookware products, all of the foregoing to the extent currently used exclusively in the Cookware Business;

                  (v) All books and records, including all business records, research material, tangible data, documents, personnel records with respect to Business Employees, invoices, customer lists, vendor lists, service provider lists, sales and promotional literature, catalogs and advertising material used for the marketing of products or services (collectively, "Business Records"), in each case related primarily to the Cookware Business;

                  (vi) All permits (including zoning permits), approvals, authorizations, licenses, franchises, certificates, privileges, immunities, orders, registrations, easements and rights from Governmental Authorities (collectively, "Permits"), to the extent transferable and related primarily to the Cookware Business;

                  (vii) All rights, causes of action, claims and credits to the extent related primarily to any Purchased Cookware
        Business Asset or any Assumed Liability, including all guarantees, warranties, indemnities and similar rights in favor of a Cookware Business Asset Seller in respect of any Purchased Cookware Business Asset or any Assumed Liability; and

                  (viii) All other assets of the Cookware Business Asset Sellers reflected on the Unaudited Balance Sheet.

             (b) PURCHASED INTERNATIONAL ASSETS. On the terms and subject to the conditions herein, the exclusions set forth in SECTION
   1.3 and the limitations set forth in SECTION 3.3, at the Closing, Seller will cause the International Asset Sellers to sell, assign, transfer and deliver to Purchaser and any Subsidiary Purchasers, and Purchaser and such Subsidiary Purchasers will purchase, acquire and accept from the International Asset Sellers all of the right, title and interest of the International Asset Sellers in and to the following assets, properties, rights, contracts and claims of the International Asset Sellers, which are owned, leased or licensed by an International Asset Seller on the Closing Date, in each case free and clear of all Encumbrances other than Permitted Encumbrances (collectively, the "Purchased International Assets", and together with the Purchased Cookware Business Assets, the "Purchased Assets"):

                  (i)  All Inventory related primarily to the Business;

                  (ii) All Contracts (A) listed on SCHEDULE 1.2(b)(ii) or (B) entered into in the Ordinary Course of Business and related primarily to the Business;

                  (iii) All accounts and notes receivable of the Business, other than intercompany accounts and notes receivable;

                  (iv) All Intellectual Property (A) listed under the captions "Glass Business", "Frame Business" and "Cookware
        Business" on SCHEDULE 4.10(b) and owned by an International Asset Seller or (B) currently used exclusively in the Business;

                  (v) All Business Records related primarily to the Business;

                  (vi) All Permits to the extent transferable and related primarily to the Business;

                  (vii) All rights, causes of action, claims and credits to the extent related primarily to any Purchased International Asset or any Assumed Liability, including all guarantees, warranties, indemnities and similar rights in favor of an International Asset Seller in respect of any Purchased
        International Asset or any Assumed Liability; and

                  (viii) All other assets reflected on the Unaudited Balance Sheet.

             SECTION 1.3 EXCLUDED ASSETS. All assets, properties, rights, contracts and claims, wherever located, whether tangible or intangible, real or personal, of the Asset Sellers not included in the definition of Purchased Assets (collectively, the "Excluded Assets") will not be sold, assigned, transferred or delivered to Purchaser or the Subsidiary Purchasers, including:

             (a) All cash, cash equivalents, marketable securities and similar investments, bank accounts, lockboxes and deposits, and any rights or interests in, to, or with the cash management system of the Asset Sellers;

             (b)  All Excluded Receivables;

             (c) All intercompany receivables owed to any Asset Seller by Seller or any Subsidiary of Seller (other than the Acquired
   Companies and except to the extent any such receivables are included on the Unaudited Balance Sheet);

             (d) All rights of the Asset Sellers under any Contract other than the Contracts included in the Purchased Assets;

             (e) All Intellectual Property that is not included in the Purchased Assets, including all rights of the Asset Sellers to use the "Newell Rubbermaid Inc." trade name or trademark, or any part or derivation thereof, together with all goodwill associated therewith, represented thereby or pertaining thereto;

             (f)  All real property, including any Closed Property;

             (g) All assets used in connection with the centralized management functions provided by Seller;

             (h) All refunds of or credits with respect to any Excluded Tax, as further described in SECTION 10.3(a), plus any interest paid by the relevant taxing authority with respect to such refund or credit;

             (i) All Employee Benefit Plans and any trusts, insurance arrangements or other assets held pursuant to, or set aside to fund the obligations of Seller or its Subsidiaries under, any such Employee Benefit Plans, other than as provided in SECTIONS 7.3 and 7.4(b);

             (j) All insurance policies and all rights of the Asset Sellers of every nature and description under or arising out of such insurance policies; and

             (k)  The assets listed on SCHEDULE 1.3(k).

             SECTION 1.4 ASSUMED LIABILITIES. At the Closing, Purchaser or any Subsidiary Purchasers will assume and be liable for, and will pay, perform and discharge as and when due, the following debts, claims, liabilities, obligations, damages or expenses (whether known or unknown, vested or unvested, asserted or unasserted, absolute or contingent, accrued or unaccrued, assessed or unassessed, liquidated or unliquidated, actual or potential, and due to or become due) (each, a "Liability") of the Asset Sellers, as and to the extent not satisfied or extinguished as of the Closing Date (collectively, the "Assumed Liabilities"):

             (a) All Liabilities of the Asset Sellers to the extent reflected or reserved against on the Unaudited Balance Sheet;

             (b) All obligations under the Contracts included in the Purchased Assets, other than with respect to breaches or defaults occurring prior to the Closing Date;

             (c) All Liabilities of the Business accruing before, on or after the Closing Date under customer programs and related arrangements relating exclusively to the Business, whether written or oral, including discounts, allowances, rebates, promotions, advertising allowances, buyback programs, customer credits and coupons (the "Customer Programs") that are reflected on the Unaudited Balance Sheet (all of which are listed on SCHEDULE 1.4(c)) or listed on
   SCHEDULE 1.4(c);

             (d) All Liabilities for product liability claims relating to products of the Business arising out of occurrences on or after the Closing Date;

             (e) All Liabilities accruing before, on or after the Closing Date with respect to any product warranty (pursuant to the warranties disclosed on SCHEDULE 1.4(e)) or product return relating to products of the Business that were designed, manufactured, marketed, distributed or sold on or prior to the Closing Date or that were held in the Inventory included in the Purchased Assets;

             (f) All Liabilities for claims incurred by a Business Employee (or his or her eligible spouse and dependents) consisting of
   (i) Liabilities with respect to the transferred accounts referred to in SECTION 7.3, (ii) Liabilities with respect to the transferred accounts referred to in SECTION 7.4(b) and (iii) Liabilities described in SECTION 7.5;

             (g) Any Liabilities for claims related to occurrences on or after the Closing Date by any Business Employee, including workers compensation or similar claims;

             (h) All Liabilities arising on or after the Closing Date under the Worker Adjustment and Retraining Notification Act related exclusively to the Business, Purchaser or any Subsidiary Purchaser; and

             (i)  All other Liabilities listed on SCHEDULE 1.4(j).

             SECTION 1.5 EXCLUDED LIABILITIES. Purchaser and the Subsidiary Purchasers will not assume or be liable for any Liabilities of Asset Sellers other than the Assumed Liabilities (collectively, the "Excluded Liabilities"), including:

             (a) All Liabilities of any Asset Sellers under debt instruments, loan agreements, indentures, debentures, guarantees or other written obligations which involve indebtedness for borrowed money;

             (b) All intercompany payables owed by any Asset Seller to Seller or any Subsidiary of Seller;

             (c) All Liabilities under Employee Benefits Plans other than Assumed Liabilities;

             (d) All Liabilities for product liability claims relating to products of the Business arising out of occurrences prior to the Closing Date;

             (e) Any Liabilities for claims incurred by any employee other than a Business Employee (or his or her eligible spouse and dependents) or for claims related to occurrences prior to the Closing Date by any Business Employee, including workers compensation or similar claims; and

             (f) All Environmental Liabilities relating to any Former Property, Closed Property or Shared Property.

             (g)  For purposes of this Agreement:

                  (i) "Environmental Claims" refers to any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, notice of violation, judicial or administrative proceeding, judgment, letter or other written communication from any Governmental Authority or any third party alleging violations of Environmental Laws or Releases of Hazardous Materials from (i) any assets, properties or businesses of the Business or any predecessor in interest; (ii) from adjoining properties or businesses; or (iii) from or onto any facilities which received Hazardous Materials generated by the Business or any predecessor in interest;

                  (ii) "Environmental Laws" includes the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq., as amended; the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., as amended; the Clean Air Act, 42 U.S.C. 7401 et seq., as amended; the Clean Water Act, 33 U.S.C. 1251 et seq., as amended; the Occupational Safety and Health Act, 29 U.S.C. 655 et seq., the Ecological Balance and Environmental Act (LEY GENERAL DEL EQUILIBRIO ECOLOGICO Y LA PROTECCION AL AMBIENTE), the National Waters Act of Mexico (LEY DE AGUAS NACIONALES), the General Law for the Prevention and Integral Management of Wastes (LEY GENERAL PARA LA PREVENCION Y GESTION INTEGRAL DE LOS RESIDUOS) and any other Law, including any guidance documents published by any Governmental Authority, imposing liability or establishing standards of conduct for protection of human health, safety and the environment;

                  (iii) "Environmental Liabilities" means any Damages (including treble damages and expense related to any environmental site assessments or Remedial Actions) incurred as a result of any Environmental Claim filed by any Governmental Authority or any third party which relate to any violations of Environmental Laws, Remedial Actions, Releases or threatened Releases of Hazardous Materials from or onto (A) any property presently or formerly owned by the Business or any predecessor in interest, or (B) any facility which received Hazardous Materials generated by the Business or any predecessor in interest;

                  (iv) "Hazardous Materials" shall include, without regard to amount and/or concentration (a) any element, compound, or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substances, extremely hazardous substance or chemical, hazardous waste, medical waste or infectious waste, special waste, or solid waste under Environmental Laws; (b) petroleum, petroleum-based or petroleum-derived products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic including corrosivity, ignitibility, toxicity or reactivity as well as any radioactive or explosive materials; and (e) asbestos-containing materials and (f) any other substance subject to regulation under Mexican Official Norms Nom-052-SEMARNAT 1993 and NOM-053-SEMARNAT 1993;

                  (v) "Release" means any spilling, leaking, pumping, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, or disposing of Hazardous Materials (including the abandonment or discarding of barrels, containers or other closed receptacles containing Hazardous Materials) into the environment;

                  (vi) "Remedial Action" means all actions taken to (i) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; (ii) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (iv) any other actions authorized by 42 U.S.C. 9601;

                  (vii) "Closed Property" means any real property (including buildings, improvements and appurtenant structures thereto) (i) owned or leased by an Acquired Company, Asset Seller or predecessor in interest thereof and (ii) used in the operation of the Business prior to, but not on or after, the Closing Date;

                  (viii) "Former Property" means any real property (including buildings, improvements and appurtenant structures thereto) (i) previously owned or leased by an Acquired Company, Asset Seller or a predecessor in interest thereof and (ii) used in the operation of the Business prior to, but not on or after, the Closing Date; and

                  (ix) "Shared Property" means any real property (including buildings, improvements and appurtenant structures thereto) (i) owned or leased by Seller or one of its Subsidiaries and (ii) used in connection with both the Business and the business of Seller or any of its Subsidiaries other than the Business, other than the Owned Real Property and the Leased Real Property.

   Notwithstanding anything to the contrary contained herein, in no event shall the Owned Real Property or the Leased Real Property include or be deemed to include any Closed Property or Former Property.

             SECTION 1.6 PERFORMANCE OF EXCLUDED LIABILITIES. Seller will, and will cause its applicable Subsidiaries to, pay, perform and discharge as and when due all of the Excluded Liabilities.

                                 ARTICLE II
                               PURCHASE PRICE

             SECTION 2.1 AMOUNT AND FORM OF PURCHASE PRICE. The aggregate consideration to be paid by Purchaser and the Subsidiary

   Purchasers to Seller in consideration of the Purchased Shares and the Purchased Assets (the "Purchase Price") will consist of:

             (a) $320,000,000 minus the Estimated Other Adjustment Amount (the "Closing Payment"), subject to the adjustments set forth in SECTIONS 2.3 and 2.4, to be paid in the manner and at the time set forth in SECTION 2.2; and

             (b)  The assumption by Purchaser, or the Subsidiary
   Purchasers, of the Assumed Liabilities on and as of the Closing Date.

             SECTION 2.2 PAYMENT OF CLOSING PAYMENT. At the Closing, Purchaser will pay to Seller, by wire transfer of immediately available funds to the account designated by Seller on or before the second Business Day prior to the Closing Date, an amount equal to the Closing Payment.

             SECTION 2.3    ADJUSTMENT OF PURCHASE PRICE.

             (a) PURCHASE PRICE ADJUSTMENT. Subject to the provisions of clauses (b) through (g) of this SECTION 2.3, the Purchase Price will be adjusted following the Closing Date to the extent that the Net Working Capital as of the Closing Date (before giving effect to the transactions contemplated by ARTICLE I) (the "Closing Net Working Capital"), is more or less, as the case may be, than the Net Working Capital as of December 31, 2003 (the "Year-End Net Working Capital") (such adjustment is referred to herein as the "Purchase Price Adjustment"). A "Positive Purchase Price Adjustment" means the amount by which the Closing Net Working Capital is more than the Year-End Net Working Capital, and a "Negative Purchase Price Adjustment" means the amount by which the Closing Net Working Capital is less than the Year-End Net Working Capital.

             (b)  PRELIMINARY STATEMENTS.

                  (i) As promptly as practicable, but in no event later than 90 calendar days, following the Closing Date, Seller will (at Purchaser's expense) prepare and deliver, or will cause to be prepared and delivered, to Purchaser (A) an audited consolidated balance sheet (including footnotes) of the Business as of December 31, 2003 (the "Year-End Balance Sheet") and audited consolidated statements of income and cash flows (including footnotes) for the fiscal year ended December 31, 2003, (B) an audited consolidated balance sheet (including footnotes) of the Business as of the Closing Date (the "Closing Date Balance Sheet") and audited consolidated statements of income and cash flows (including footnotes) for the period beginning on January 1, 2004 and ending on the Closing Date (the Year-End Balance Sheet, the Closing Date Balance Sheet and the consolidated statements of income and cash flows described in clauses (A) and
        (B) are collectively referred to as the "Audited Financial Statements"), (C) a statement, calculated in accordance with the

        Year-End Balance Sheet, setting forth in reasonable detail Seller's calculation of Year-End Net Working Capital ("Preliminary Year-End Net Working Capital") and (D) a statement, calculated in accordance with the Closing Date Balance Sheet, setting forth in reasonable detail Seller's calculation of Final Net Working Capital (the "Preliminary Closing Net Working Capital"; and the statements setting forth the Preliminary Year-End Net Working Capital and the Preliminary Closing Net Working Capital are referred to herein as the "Preliminary Statements"); PROVIDED, that if Seller fails to prepare and deliver, or cause to be prepared and delivered (other than as a result of Purchaser's failure to comply with SECTION 2.3(b)(ii)), the Audited Financial Statements and the Preliminary Statements on or prior to the 90th calendar day following the Closing Date, Seller will pay to Purchaser, as liquidated damages, an amount equal to $250,000 for each full week thereafter until the Audited Financial Statements and the Preliminary Statements are prepared and delivered. The Audited Financial Statements will be prepared in accordance with United States generally accepted accounting principles ("GAAP"), consistently applied, and will be accompanied by an unqualified report of Seller's independent accountants. The Preliminary Statements (x) will be calculated
        (1) after giving effect to the transactions contemplated by
        SECTION 6.2, as of December 31, 2003 or the Closing Date, as the case may be, (2) as if the Business financial position, in whichever entity or entities then conducted, was being presented as a separate and independent entity, and (3) in accordance with GAAP, consistently applied, and (y) will be accompanied by (I) a report of Seller's independent accountants stating that the Preliminary Statements were prepared in accordance with the requirements of this SECTION 2.3(b) and (II) documentation that provides reasonable support for each of the amounts included in the items described on such Preliminary Statements. The Preliminary Statements, as finally modified pursuant to clauses
        (c) through (e) of this SECTION 2.3 to become the final statements of Year-End Net Working Capital and Closing Net Working Capital, are referred to herein as the "Final Statements." All disputes with respect to the Preliminary Statements and the Audited Financial Statements will be resolved in accordance with clauses (c) through (e) of this SECTION 2.3.

                  (ii) From the Closing to the finalization of the Final Statements, Purchaser will assist, in good faith, Seller and its independent accountants in the preparation of the Audited Financial Statements and the Preliminary Statements. During such period, Purchaser will provide Seller and Seller's independent accountants access at all reasonable times to the personnel and Business Records of the Business for such purpose.

                  (iii) In connection with the preparation of the Audited Financial Statements and the Preliminary Statements, Seller will conduct a physical inventory or inventories of the

        Inventory of the Business. Seller will notify Purchaser of the taking of such inventory at least ten calendar days prior to the taking of each such inventory and afford Purchaser and its independent accountants the right to observe the taking of each such physical inventory. Seller will adjust, in consultation with Purchaser and its accountants, the results of such physical inventory to reflect transactions (including transactions such as sales of goods and services, purchases of raw materials and the conversion of inventory into accounts receivable) from the date of such inventory to December 31, 2003, or the Closing Date, as the case may be. Such physical inventories will include the valuation determinations (calculated, to the extent applicable, in accordance with GAAP) in respect of the Inventory covered thereby and such inventories (and the related valuations) will be used for the purpose of preparing the Audited Financial Statements, the Preliminary Statements and the Final Statements.


                  (iv)  "Net Working Capital", as used herein, means

                       (x) the sum of the current assets (1) of the Acquired Companies, excluding any cash, cash equivalents, marketable securities and similar investments of the Acquired Companies, and (2) included in the Acquired Assets, minus

                       (y) the sum of the current liabilities (1) of the Acquired Companies and (2) included in the Assumed
             Liabilities.

        Notwithstanding the foregoing, Net Working Capital shall not include deferred tax assets or deferred tax liabilities. Solely for purposes of calculating the adjustment pursuant to SECTION 2.4, each of (A) the cash, cash equivalents, marketable securities and similar investments, if any, of the Acquired Companies as of the Closing Date and (B) the Excluded Receivables will be calculated as a stand-alone item (and not as part of Net Working Capital) on the preliminary and final statement of Closing Net Working Capital in accordance with the provisions set forth in this SECTION 2.3 (including the dispute and dispute resolution provisions in clauses (c) through (e)).

             (c)  PURCHASER'S REVIEW OF PRELIMINARY STATEMENTS.

                  (i) Purchaser will have 45 calendar days following Seller's delivery of the Preliminary Statements to Purchaser to review and respond to the Preliminary Statements, during which period Seller will grant Purchaser and Purchaser's independent accountants reasonable access to the work papers prepared by Seller's independent accountants (subject to compliance with Seller's independent accountants' customary procedures for release) with respect to the Audited Financial Statements and the Preliminary Statements.

                  (ii) Unless Purchaser has delivered to Seller a written letter of its disagreement with the Preliminary Statements (the "Purchaser's Letter") on or prior to 5:00 p.m. (Central Time) on the 45th calendar day following Seller's delivery of the Preliminary Statements to Purchaser, the Preliminary Statements will become the Final Statements. If Purchaser's Letter is delivered in a timely manner, then (A) any amount set forth in the Preliminary Statements as to which Purchaser has not objected and proposed an adjustment in accordance with SECTION 2.3(c)(iii) below in Purchaser's Letter will be deemed to be accepted and will become part of the Final Statements, and (B) the Preliminary Statements will become the Final Statements on the earlier of (1) the date that Seller and Purchaser resolve in writing all remaining disputed matters properly specified in Purchaser's Letter or (2) the date that the Arbitrator delivers to Seller and Purchaser a copy of the Final Statements and the Purchase Price Adjustment pursuant to SECTION 2.3(e)(vi).

                  (iii) Purchaser's Letter will (A) set forth in reasonable detail any proposed adjustment to the Preliminary Statements and the basis for such adjustment (including a specific dollar amount and accompanied by a reasonably detailed explanation) and (B) only include disagreements based on mathematical errors or based on the Audited Financial Statements not being calculated in accordance with GAAP or the Preliminary Statements not being calculated in accordance with SECTION 2.3(b).

             (d) MEETING TO RESOLVE PROPOSED ADJUSTMENTS. As soon as reasonably practicable, but in no event no later than 25 calendar days, after Purchaser's delivery of Purchaser's Letter, Purchaser and Seller will meet and endeavor to resolve the unaccepted adjustments described in Purchaser's Letter. If Purchaser and Seller reach agreement in writing on such adjustments, the Final Statements will be the Preliminary Statements modified to reflect the adjustments accepted pursuant to SECTION 2.3(c)(ii)(A) and those otherwise agreed to in writing by the parties pursuant to this SECTION 2.3(d).

             (e)  RESOLUTION BY ARBITRATION.

                  (i) If Purchaser and Seller do not resolve to their mutual satisfaction all disputed adjustments in Purchaser's Letter within 25 calendar days following the meeting provided for in SECTION 2.3(d), any remaining disputed adjustments that were properly included in Purchaser's Letter will be settled by the Chicago, Illinois offices of Deloitte & Touche LLP (or, if such firm will decline to act or is, at the time of submission thereto, a principal independent auditor of Purchaser or Seller, to another independent accounting firm of national reputation acceptable to Purchaser and Seller) (either Deloitte & Touche LLP or such other accounting firm being the "Arbitrator") in accordance with the following provisions of this SECTION 2.3(e).

                  (ii) On or prior to the 45th calendar day following Purchaser's delivery of a Purchaser's Letter to Seller pursuant to SECTION 2.3(c)(ii), Purchaser and Seller will furnish the Arbitrator with a copy of the Agreement, the Year-End Balance Sheet, the Closing Date Balance Sheet, the Preliminary Statements and Purchaser's Letter. Purchaser and Seller will also give the Arbitrator access to the Business Records of the Business, as well as any accounting work papers or other schedules relating to the preparation of the Year-End Balance Sheet, the Closing Date Balance Sheet and the Preliminary Statements and Purchaser's Letter.

                  (iii) Within 25 calendar days of submitting the disputed adjustments to the Arbitrator pursuant to SECTION 2.3(e)(ii) that were included in Purchaser's Letter in accordance with SECTION 2.3(c)(ii), Purchaser and Seller will provide to the Arbitrator and to each other a copy of a written submission setting forth their respective positions with respect to each remaining disputed adjustment described in Purchaser's Letter. Within 25 calendar days thereafter, Purchaser and Seller may provide to the Arbitrator and to each other a written rebuttal, which will be limited to addressing the points raised in the opposing party's initial written submission. No additional written submission will be made to the Arbitrator unless specifically requested by the Arbitrator.

                  (iv) After receiving the written submissions, rebuttal responses, if any, and any other written information pursuant to
        SECTION 2.3(e)(iii), the Arbitrator will promptly schedule a date to interview persons designated by each party to present that party's position. The interviews will be held on at least seven calendar days' notice to each party, and each party, its counsel and other advisors may be present and participate in any questioning at such interviews. The interviewing process will last no more than two calendar days in the aggregate, unless otherwise requested by the Arbitrator.

                  (v) The Arbitrator's engagement will be limited to (A) reviewing the Year-End Balance Sheet, the Closing Date Balance Sheet, the Preliminary Statements and the amounts properly placed in dispute by Purchaser's Letter pursuant to SECTION 2.3(c); (B) reviewing the parties' written submissions provided pursuant to
        SECTION 2.3(e)(iii); (C) determining (1) whether Seller's proposed amount for an item in the Preliminary Statements or Purchaser's proposed adjustment thereto in Purchaser's Letter is calculated more nearly in accordance with SECTION 2.3(b), (2) whether there were mathematical errors in the Year-End Balance

        Sheet, the Closing Date Balance Sheet or the Preliminary Statements and (3) whether the Year-End Balance Sheet and the Closing Date Balance Sheet were prepared in accordance with GAAP on a consistent basis as described in SECTION 2.3(b); (D) preparing the Final Statements, which will include those amounts in the Preliminary Statements accepted by Purchaser pursuant to
        SECTION 2.3(c)(ii)(A), those adjustment otherwise agreed to in writing by the parties pursuant to SECTION 2.3(d), and those amounts determined by the Arbitrator to be calculated more nearly in accordance with SECTION 2.3(b); and (E) calculating the Purchase Price Adjustment. The fees and expenses of the Arbitrator will be borne by Seller and Purchaser in inverse proportion as they may prevail on matters resolved by the Arbitrator, which proportionate allocations will also be determined by the Arbitrator at the time the determination of the Arbitrator is rendered on the Final Statements and the Purchase Price Adjustment.

                  (vi) The Arbitrator will complete its preparation of the Final Statements and the Purchase Price Adjustment within 25 calendar days from the date of the final interview conducted pursuant to SECTION 2.3(e)(iv), and will deliver a copy of the Final Statements and the Purchase Price Adjustment to Seller and Purchaser and, together with a report setting forth each disputed adjustment, the Arbitrator's determination with respect thereto, and a statement of the Arbitrator's reasons for such determination. The Arbitrator's determination will be conclusive and binding upon the parties and may be entered and enforced in any court of competent jurisdiction.

             (f) PAYMENT OF PURCHASE PRICE ADJUSTMENT. If the Closing Net Working Capital is (A) less than the Year-End Net Working Capital, Seller will pay Purchaser an amount equal to the Negative Purchase Price Adjustment, or (B) greater than the Year-End Net Working Capital, Purchaser will pay Seller an amount equal to the Positive Purchase Price Adjustment. The Purchase Price Adjustment will be paid within ten Business Days following the date on which the Preliminary Statements become the Final Statements (as determined in accordance with SECTION 2.3(c)(ii)), together with interest thereon at a rate equal to the average daily rate of interest publicly announced by The Northern Trust Company in Chicago, Illinois from time to time as its prime rate (the "Prime Rate") calculated on the basis of the actual number of days elapsed over 365, from the Closing Date to the date of payment. The Purchase Price Adjustment will be paid in immediately available funds by wire transfer pursuant to instructions provided in writing by the recipient of the funds. If Seller or Purchaser, as applicable, fails to pay all or any portion of the Negative Purchase Price Adjustment or Positive Purchase Price Adjustment, respectively (together, in each case, with interest thereon) to Purchaser or Seller, as applicable, on or before the 10th Business Day following the date on which the Preliminary Statements become the Final Statements, interest at a rate equal to the Prime Rate plus 10.0% will accrue and be paid with respect to such due but unpaid amount from such 10th Business Day until the date such unpaid amount is paid in full to Purchaser or Seller, as applicable.

             (g) NO PURCHASE PRICE ADJUSTMENT. Notwithstanding the foregoing provisions of this SECTION 2.3, no Purchase Price Adjustment will be made pursuant to this SECTION 2.3 unless the Purchase Price Adjustment exceeds the lesser of (x) 5% of the Year-End Net Working Capital or (y) $10,000,000 (such lesser amount, the "Collar Amount"), and if the Purchase Price Adjustment exceeds the Collar Amount, then the amount of the Purchase Price Adjustment in excess of the Collar Amount will be made.

        SECTION 2.4    ESTIMATED OTHER ADJUSTMENT AMOUNT.

             (a) At least five Business Days prior to the Closing Date, Seller will prepare and deliver to Purchaser a written estimate of the amount (the "Estimated Other Adjustment Amount") equal to (i) the amount of Excluded Receivables net of reserves (determined, on an estimated basis, in accordance with GAAP) as of the Closing Date, minus (ii) the amount of cash, cash equivalents, marketable securities and similar investments, if any, of the Acquired Companies as of the Closing Date (and which are therefore acquired by Purchaser).

             (b) If the Final Other Adjustment Amount is (A) less than the Estimated Other Adjustment Amount, Purchaser will pay Seller the amount by which the Final Other Adjustment Amount is less than the Estimated Other Adjustment Amount, or (B) greater than the Estimated Other Adjustment Amount, Seller will pay Purchaser the amount by which the Final Other Adjustment Amount is greater than the Estimated Other Adjustment Amount. Any such payment will be paid with ten Business Days following the date on which the Preliminary Statements become the Final Statements (as determined in accordance with SECTION 2.3(c)(ii)), together with interest thereon at a rate equal to the Prime Rate calculated on the basis of the actual number of days elapsed over 365, from the Closing Date to the date of payment. If Seller or Purchaser, as applicable, fails to pay all or any portion of the Final Other Adjustment Amount, (together, in each case, with interest thereon) to Purchaser or Seller, as applicable, on or before the 10th Business Day following the date on which the Preliminary Statements become the Final Statements, interest at a rate equal to the Prime Rate plus 10.0% will accrue and be paid with respect to such due but unpaid amount from such 10th Business Day until the date such unpaid amount is paid in full to Purchaser or Seller, as applicable. Any payment pursuant to this SECTION 2.4 will be paid in immediately available funds by wire transfer pursuant to instructions provided in writing by the recipient of the funds.

             (c)  For purposes of this Agreement:

                  (i) "Excluded Receivables" means all accounts and notes receivable, as of the Closing Date, related to the

        Business, other than accounts and notes receivable of the International Asset Sellers; and

                  (ii) "Final Other Adjustment Amount" means an amount equal to (A) the amount of Excluded Receivables net of reserves (determined in accordance with GAAP) reflected on the Final Statement of Closing Net Working Capital, minus (B) the amount of cash, cash equivalents, marketable securities and similar investments, if any, of the Acquired Companies reflected on the Final Statement of Closing Net Working Capital (and which are therefore acquired by Purchaser).

             SECTION 2.5 ALLOCATION OF PURCHASE PRICE; SECTION 338 ELECTIONS AND FORMS.

             (a) The Closing Payment (without taking into account the Estimated Other Adjustment Amount) will be allocated among the Purchased Assets, the assets of Anchor Hocking Inc. and its Subsidiary Anchor Hocking Consumer Glass Corporation (together, the "Anchor Entities") and the stock of the Acquired Companies other than the Anchor Entities, as set forth on Exhibit C.

             (b) As soon as practicable after the Purchase Price Adjustment, Purchaser will provide a schedule (together with EXHIBIT C, the "Proposed Allocation Schedule") allocating the portion of Purchase Price Adjustment that is not treated as interest for federal income tax purposes (such interest amount to be agreed upon by Seller and Purchaser) among the Purchased Assets, the assets of the Anchor Entities and the stock of the Acquired Companies. If Seller does not deliver a written notice to Purchaser within 30 days of receipt of the Proposed Allocation Schedule specifying in reasonable detail the nature of any objection it may have to the Proposed Allocation Schedule (an "Objection Notice"), the Proposed Allocation Schedule shall be the final allocation of the Purchase Price and other relevant items among the Purchased Shares of each Acquired Company and the Purchased Assets. If Seller does deliver an Objection Notice, Seller and Purchaser shall attempt to resolve any differences identified in the Objection Notice within the succeeding 20 days and, if they are able to resolve all such differences, the allocation agreed to shall be the final allocation of the Purchase Price and other relevant items among the Purchased Shares of each Acquired Company and the Purchased Assets. If they are unable to resolve all such differences, any remaining disagreed items shall be submitted to the Arbitrator for resolution within the next 30 days. The Arbitrator shall be instructed to determine whether the position maintained by Seller or by Purchaser is the more reasonable position and to select one of the two positions. The allocation determined by the Arbitrator shall be the final allocation of the Purchase Price and other relevant items among the Purchased Shares of each Acquired Company and the Purchased Assets. The fees and costs of the Arbitrator shall be borne equally by Purchaser and Seller. The Proposed Allocation Schedule shall be revised, if necessary, to reflect the final allocation of the

   Purchase Price and other relevant items agreed to by the parties or determined by the Arbitrator (as so revised, the "Final Allocation Schedule"). Except as otherwise required by law or pursuant to a "determination" under Section 1313(a) of the Internal Revenue Code of 1986, as amended (the "Code"), Purchaser and Seller agree to act, and will cause their Affiliates to act, in accordance with the allocations contained in the Final Allocation Schedule for all Tax purposes, and neither Purchaser nor Seller will take any position inconsistent therewith in any Tax Returns or similar filings (including IRS Forms 8023 and 8594), any Tax refund claim, any Tax litigation, or otherwise with respect to any Tax.

             (c) With respect to Purchaser's acquisition of the stock of the Anchor Entities, (i) Seller and Purchaser will join in making an election under Section 338(h)(l0) of the Code, and the Treasury Regulations promulgated thereunder (the "SECTION 338(h)(10) Election"), (ii) within 60 days following the Closing Date, Seller and Purchaser shall prepare, in accordance with the terms set forth in
   SECTION 2.5(a), the respective IRS Forms 8023 (the "Form 8023") on which the Section 338(h)(10) Election shall be made, (iii) within 60 days following the Closing, Seller shall deliver to Purchaser properly executed Forms 8023 containing information prepared in accordance with the terms set forth in SECTION 2.5(a), which Purchaser shall file with the IRS not later than 120 days following the Closing Date, (iv) to the extent Purchaser notifies Seller that it desires to make any such elections, Seller and Purchaser shall jointly and timely make elections under state or local tax law comparable to the Section 338(h)(10) Election with respect to the Anchor Entities not later than 120 days following the Closing Date, (v) Seller and Purchaser shall, as promptly as practicable following the Closing Date, cooperate with each other to take all other actions necessary and appropriate (including filing such forms, returns, elections, schedules and other documents as may be required) otherwise to effect, perfect and preserve timely Section 338(h)(10) Election in accordance with applicable Treasury regulations (or any comparable provisions of state or local tax law) or any successor provisions and (vi) Seller and Purchaser shall report the sale and acquisition, respectively, of the stock of the Anchor Entities consistent with the Section 338(h)(10) Election (and any comparable elections under state or local tax laws) and shall take no position to the contrary thereto in any Tax Return, or in any proceeding before any taxing authority or otherwise.

             (d) To the extent permissible or required by law, Seller and Purchaser shall cooperate in the preparation and timely filing of
   (i) any corrections, amendments or supplements to the Forms 8023 and
   (ii) any state or local forms or reports that are necessary or appropriate for purposes of (A) reflecting the Final Allocation Schedule and (B) complying with the requirements for making any state or local election that is comparable to the Section 338(h)(10) Election. To the extent necessary for the valid filing of any such corrections, amendments, supplements, forms or reports, Seller and Purchaser shall cooperate in the timely execution thereof.

                                 ARTICLE III
                                   CLOSING

             SECTION 3.1 CLOSING DATE. The closing of the transactions contemplated hereby (the "Closing") will take place at 10:00 a.m., Central Time, at the location reasonably designated by Purchaser at least five Business Days prior to the Closing Date, or if no such location is designated, at the offices of Schiff Hardin LLP, 6600 Sears Tower, Chicago, Illinois, on the last Business Day of the month in which all of the conditions set forth in ARTICLE VIII hereof have been satisfied or waived, or at such other time, date and place as Purchaser and Seller may agree. The date on which the Closing occurs is referred to herein as the "Closing Date."

             SECTION 3.2    CLOSING DELIVERIES.

             (a)  BY SELLER.  At the Closing, Seller will deliver to
   Purchaser:

                  (i) Certificates representing the Purchased Shares, duly endorsed in blank, or accompanied by stock powers duly endorsed in blank in proper form for transfer;

                  (ii) Bills of sale, general assignments of trademarks and patents and other instruments of assignment and transfer as may be reasonably necessary to vest in Purchaser and the appropriate Subsidiary Purchasers all of Seller's or the appropriate Asset Seller's right, title and interest in and to the Purchased Assets, in each case, in form and substance reasonably satisfactory to Purchaser, duly executed by Seller or the appropriate Asset Seller;

                  (iii) A transition services agreement, substantially in the form attached as EXHIBIT D ("Transition Services
        Agreement"), duly executed by Seller;

                  (iv) Supply agreements pursuant to which Seller or an Asset Seller supplies certain Cookware products to Purchaser, certain products listed on the chart entitled "Anchor Hocking Intercompany Purchases" attached to SCHEDULE 4.19(b) and any other products currently sold by Seller and its Affiliates (other than the Acquired Companies) for sale or resale by the Business, and a supply agreement pursuant to which Purchaser or a Subsidiary Purchaser supplies certain Cookware products to Seller or an Asset Seller, in each case, upon terms and conditions as Purchaser and Seller shall agree (the "Supply Agreements"), duly executed by Seller;

                  (v) Patent license agreements, substantially in the forms attached as EXHIBIT E-I and E-II ("Patent License
        Agreements"), duly executed by Calphalon Corporation;

                  (vi) A certificate executed by an officer of Seller to the effect that the conditions specified in clauses (a) and (b) of SECTION 8.1 have been satisfied;

                  (vii) A certificate executed by the corporate secretary or an assistant secretary of Seller certifying as of the Closing Date (A) a true and complete copy of the certificate of incorporation of Seller, (B) a true and complete copy of the bylaws of Seller, (C) a true and complete copy of the resolutions of the board of directors of Seller authorizing the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby and (D) incumbency matters;

                  (viii) Certificates, if any, of the appropriate Governmental Authorities certifying the good standing of each of Seller, the Acquired Companies organized under the laws of one of the United States, and the Asset Sellers in its state or jurisdiction of organization; PROVIDED, that in the event the Acquired Companies are organized under the laws of Mexico, such certificates will be FOLIOS MERCANTILES or certificates of lien (or similar certificates) issued by the applicable Public Registry of Commerce (REGISTRO PUBLICO DEL COMERCIO), dated no more than 30 days prior to the Closing Date;

                  (ix) Resignations effective as of the Closing Date of the directors and officers of the Acquired Companies; PROVIDED, that, for purposes of the Mexican Acquired Companies, copies of the partners meeting resolutions of each Mexican Acquired Company approving (a) the resignation and appointment of the MIEMBROS DEL CONSEJO DE GERENTES of such entities, (b) the revocation and granting of powers of attorney, and (c) the approval for the sale of equity interest (PARTES SOCIALES), if applicable, shall be notarized and delivered to Purchaser's representatives in Mexico on the Closing Date;

                  (x) The Partners Register (REGISTRO DE SOCIOS), the Capital Variations Register (LIBRO DE REGISTRO DE VARIACIONES DE CAPITAL), the Partners Meeting Minutes Book (LIBRO DE ACTAS DE ASAMBLEAS DE SOCIOS) and the Board Meeting Minutes Book (LIBRO DE ACTA DE SESIONES DEL CONSEJO DE GERENTES) of each Mexican Acquired Company, specifying that the equity interest (PARTES SOCIALES) issued by such companies, have been fully subscribed and paid for and, where applicable, that title to all the equity interests (PARTES SOCIALES) of the Mexican Acquired Company has been transferred to the Purchaser and/or its designees, shall be delivered to Purchaser's representatives in Mexico on the Closing Date; and

                  (xi) An opinion of Schiff Hardin LLP, counsel to Seller, in form and substance reasonably satisfactory to Purchaser.

             (b) BY PURCHASER. At the Closing, Purchaser will deliver to Seller:

                  (i)  The Closing Payment, as provided in SECTION 2.2;

                  (ii) Instruments evidencing the assumption by Purchaser and the appropriate Subsidiary Purchasers of the Assumed Liabilities, in form and substance reasonably acceptable to Seller, duly executed by Purchaser or the Subsidiary
        Purchasers;

                  (iii) The Transition Services Agreement, duly executed by Purchaser;

                  (iv)  The Supply Agreements, duly executed by
        Purchaser;

                  (v) The Patent License Agreements, duly executed by Purchaser and a Subsidiary Purchaser;

                  (vi) A certificate executed by an officer of Purchaser to the effect that the conditions specified in clauses (a) and
        (b) of SECTION 8.2 have been satisfied;

                  (vii) A certificate executed by the corporate secretary or an assistant secretary of Purchaser certifying as of the Closing Date (A) a true and complete copy of the certificate of incorporation of Purchaser, (B) a true and complete copy of the bylaws of Purchaser, (C) a true and complete copy of the resolutions of the board of directors of Purchaser authorizing the execution, delivery and performance by Purchaser of this Agreement and the consummation of the transactions contemplated by this Agreement and (D) incumbency matters;

                  (viii) Certificates, if any, of the appropriate Governmental Authorities certifying the good standing of each of Purchaser and the Subsidiary Purchasers in its state or jurisdiction of incorporation; and

                  (ix) An opinion of Schulte Roth & Zabel LLP, counsel to Purchaser, in form and substance reasonably satisfactory to Seller.

             SECTION 3.3    THIRD-PARTY CONSENTS.

             (a) Notwithstanding anything in this Agreement to the contrary, to the extent that (i) any Contract included in the Purchased Assets or (ii) any Contract (other than Contracts to be transferred prior to the Closing pursuant to SECTION 6.2(a)) to which any Acquired Company is a party or by which any of their assets is bound (collectively, the "Business Contracts") may not be properly assigned or transferred without the consent of a third-party, or if the assignment or attempted assignment of any Business Contract, or the transfer, attempted transfer or deemed transfer of any Purchased Asset, Owned Real Property or Business Contract would constitute a violation or breach of any Business Contract or a violation of Law, nothing in this Agreement will constitute an assignment or an attempted assignment or deemed assignment thereof and, except as provided for in SECTION 3.3(c), Purchaser will not assume or be deemed to assume any liabilities or obligations thereunder or in connection therewith until properly assigned or transferred. In any such case, commencing on the Closing Date and for a period of 12 months thereafter, Seller and Purchaser will use commercially reasonable efforts to obtain any such consents, and Seller and Purchaser each will be liable for one-half of any costs incurred in obtaining such consents.

             (b)  To the extent that the consents described in
   SECTION 3.3(a) are not obtained prior to Closing, Seller will use commercially reasonable efforts to (i) provide Purchaser with the economic benefits of any such Purchased Assets, Owned Real Property or Business Contract until its termination date, (ii) cooperate in any lawful arrangement designed to provide such benefits to Purchaser and
   (iii) enforce, at the request of and for the account of Purchaser, any rights of Seller arising from any such Business Contract against any third party, including the right to elect to terminate in accordance with the terms thereof upon the advice of Purchaser. The failure or inability to obtain any consent subject to this SECTION 3.3(b) will not be a breach of this Agreement so long as Seller has carried out its obligations under this SECTION 3.3(b).

             (c) To the extent that Purchaser is provided the benefits of any Purchased Asset, Owned Real Property or Business Contract pursuant to SECTION 3.3(b), Purchaser will or will cause the Subsidiary Purchasers to perform the obligations of Seller thereunder or in connection therewith, at no cost to Seller, but only to the extent (i) that such action by Purchaser would not result in any default thereunder or in connection therewith and (ii) such performance pertains to the benefits provided to Purchaser. Purchaser will indemnify Seller against any and all Damages arising out of any default by Purchaser in the performance of such obligations. The indemnification of Seller under this SECTION 3.3 will be governed by the indemnification provisions set forth in ARTICLE IX hereto.

                                 ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF SELLER

             Seller hereby represents and warrants to Purchaser as set forth below:

             SECTION 4.1 ORGANIZATION AND GOOD STANDING. Seller and each of the Acquired Companies and the Asset Sellers is a corporation, limited liability company or other business entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and each has all necessary power and authority to own, lease and operate its properties and to carry on its business as currently being conducted. Each of Seller, the Acquired Companies and the Asset Sellers is duly qualified or licensed as a foreign corporation and, to the extent applicable, is in good standing in each jurisdiction in which its right, title or interest in or to any Purchased Assets or the conduct of the Business by it makes such qualification necessary, except where the failure to be so duly qualified or licensed would not have a Material Adverse Effect. True and correct copies of the certificate of incorporation, the bylaws or other similar organizational instruments, as amended to date, of Seller, each Acquired Company and each Asset Seller, have been made available to Purchaser.

             SECTION 4.2    CAPITAL STRUCTURE OF ACQUIRED COMPANIES;
   SUBSIDIARIES.

             (a) SCHEDULE 4.2(a) sets forth (i) the authorized capital stock or other equity interests of each of the Acquired Companies,
   (ii) the number of issued and outstanding shares of capital stock or other equity interest of each of the Acquired Companies (the "Acquired Shares"), and (iii) the record and beneficial holder of the Acquired Shares. The Acquired Shares have been duly authorized and validly issued and are fully paid and nonassessable, are not subject to any preemptive or subscription rights and were not issued in violation of any preemptive or subscription rights. There are no existing options, warrants, calls, subscriptions or other rights, convertible securities, trusts or Contracts of any character (x) obligating any of the Acquired Companies to issue, transfer or sell any shares of capital stock or other equity interest or securities convertible into or exchangeable for such shares or equity interests, (y) requiring any of the Acquired Companies to repurchase, redeem or otherwise acquire any shares of capital stock or other equity interest or securities convertible into or exchangeable for such shares or equity interests, or (z) with respect to the voting of the Acquired Shares. All Acquired Shares are owned by a Seller or a Subsidiary of Seller, including a Purchased Company, free and clear of any Encumbrances with respect thereto.

             (b) No Acquired Company owns, directly or indirectly, any capital stock or other equity interest in any Person that is not one of the Acquired Companies, except for the capital stock of the Subsidiaries listed on SCHEDULE 4.2(b) (the "Transferred Subsidiaries"), to be transferred prior to the Closing pursuant to
   SECTION 6.2. The Transferred Subsidiaries are not engaged in any material respect in the conduct of the Business by the Acquired Companies.

             SECTION 4.3    AUTHORIZATION, VALIDITY AND EXECUTION.
   Seller has all necessary corporate power and authority (a) to execute and deliver this Agreement and the other agreements, documents and instruments to be executed by Seller or its Subsidiaries in connection with the transactions contemplated hereby (such other agreements, documents and instruments, the "Seller Documents"), (b) to perform (or cause to be performed) its obligations hereunder and thereunder and
   (c) to consummate the transactions contemplated hereby and thereby.
   No other corporate or stockholder action is necessary for the authorization, execution, delivery and performance by Seller and its Subsidiaries of this Agreement and the Seller Documents. This Agreement has been, and each of the Seller Documents will be on or prior to the Closing Date, duly executed and delivered by Seller or its Subsidiaries, as applicable, and, assuming the due execution of this Agreement by Purchaser, is a legal, valid and binding obligation of Seller and its Subsidiaries, enforceable against each in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium, receivership and similar laws affecting the enforcement of creditors' rights generally and to general equitable principles.

             SECTION 4.4    CONSENTS AND APPROVALS; NO VIOLATIONS.
   Except for (i) compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules promulgated thereunder, (ii) compliance with the Consent Order dated October 7, 2002, of the Federal Trade Commission in the Matter of Libbey Inc. and Newell Rubbermaid Inc., FTC File No. 011-0194, FTC Docket No. 9301, (iii) the notification before the Mexican Competition Commission (COMISION FEDERAL DE COMPETENCIA) pursuant to the Mexican Federal Economic Competition Law (LEY FEDERAL DE COMPETENCIA ECONOMIOCA; the "Mexican Competition Law"), (iv) other applicable merger control or similar laws, (iv) filings that may be required by Seller under the Securities Exchange Act of 1934, as amended, and (vi) as set forth on SCHEDULE 4.4, the execution by Seller of this Agreement and the consummation by Seller and its Subsidiaries of the transactions contemplated hereby (a) will not violate the provisions of the certificate of incorporation, the bylaws or any other similar organizational instrument of Seller, any Acquired Company or any Asset Seller; (b) will not violate any law, statute, ordinance, code, Permit, rule, regulation, order, decree or notice (collectively, "Laws") of any foreign, federal, state or local governmental, quasi-governmental or regulatory body, department, bureau, office, administrative agency, court or authority ("Governmental Authority") by which Seller, any Acquired Company or any Asset Seller is bound or by which any of the Purchased Assets is bound; (c) will not require any consent or approval of, or the giving of any notice to, or filing with, any Person on, prior to or subsequent to the Closing Date; PROVIDED, that this clause (c) does not relate to Real Property, which is the subject solely of SECTION 4.9; and (d) without giving effect to
   SECTION 3.3, will not result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under any Business Contract, or result in the creation of any lien, encumbrance, restriction, security interest or claim of any kind and character ("Encumbrances") upon any of the Purchased Shares or Purchased Assets, excluding from the foregoing clauses (c) and (d) Permits, consents, notices and filings the absence of which, and violations, breaches, defaults, rights, conflicts or Encumbrances the existence of which, would not have and would not be reasonably expected to have a Material Adverse Effect.

             SECTION 4.5    FINANCIAL STATEMENTS; UNDISCLOSED
   LIABILITIES.

             (a) SCHEDULE 4.5(a) sets forth the unaudited pro forma combined balance sheet of the Business as of December 31, 2003 (the "Balance Sheet Date", and such balance sheet, the "Unaudited Balance Sheet"), and the unaudited pro forma combined statement of income of the Business for the fiscal year ended December 31, 2003 (together with the Unaudited Balance Sheet, the "Unaudited Financial Statements"). The Unaudited Financial Statements have been prepared in accordance with the accounting principles contained in EXHIBIT F (the "Accounting Principles"), consistently applied throughout the periods presented. The Unaudited Financial Statements fairly present in all material respects in accordance with the Accounting Principles the pro forma financial position and results of operations of the Business as of the date thereof or the period then ended, as the case may be, except for the absence of footnotes and normal year-end adjustments, which, based on the Accounting Principles, will not be material.

             (b) Except as reflected or reserved against on the Unaudited Balance Sheet, the Business has no Liabilities that would be required to be reflected on a balance sheet, or any notes thereto, prepared in accordance with GAAP, except for (i) current liabilities reflected on the Final Statement of Closing Net Working Capital, (ii) other post-employment benefit obligations of the Business, (iii) pension-related obligations of the Business, (iv) Excluded Liabilities, (v) Liabilities for which Seller is obligated (without regard to the limitations set forth in SECTION 9.4) to indemnify Purchaser pursuant to SECTION 9.2, (vi) Taxes and (vii) Liabilities incurred in connection with the transactions contemplated by this Agreement. The current liabilities reflected on the Final Statement of Year End Net Working Capital will not exceed $110,000,000.

             SECTION 4.6 INVENTORY. The Inventory included in the Purchased Assets and the Inventory of the Acquired Companies (collectively, the "Business Inventory") were acquired or manufactured in the Ordinary Course of Business and are valued at the lower of cost (determined on a first-in, first-out (FIFO) basis) or market value, and following the Closing, Purchaser and the Subsidiary Purchasers will own the Business Inventory free and clear of all Encumbrances, other than Permitted Encumbrances.

             SECTION 4.7    ACCOUNTS RECEIVABLE.

             (a) All accounts receivable of the Business, other than the Excluded Receivables, reflected on the Unaudited Balance Sheet and all accounts receivable of the Business after the Balance Sheet Date have arisen in the Ordinary Course of Business and represent bona fide claims against debtors for sales made, services performed or other charges arising on or before the Closing Date, and all of the goods delivered and services performed that give rise to such accounts were delivered or performed in all material respects in accordance with applicable orders, Contracts or customer requirements.

             (b) SCHEDULE 4.7 sets forth a true and correct list of the accounts receivable of the Business as of February 28, 2004. In connection with the collection of the accounts receivable set forth on
   SCHEDULE 4.7, from February 28, 2004, until the date of this Agreement, Seller and its Subsidiaries have acted in a manner reasonably consistent with the past practice of Seller and its Subsidiaries to collect such accounts receivable for Seller's account.

             SECTION 4.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except in connection with the transactions contemplated hereby or as set forth on SCHEDULE 4.8, from the Balance Sheet Date until the date hereof, (a) Seller, the Acquired Companies and Asset Sellers have conducted the Business in the Ordinary Course of Business, (b) Seller, the Acquired Companies and the Asset Sellers have not taken, committed to take or permitted to occur any of the events specified in
   SECTION 6.1 and (c) the Business has not incurred or sustained any event or occurrence which has had or would reasonably be expected to have a Material Adverse Effect.

             SECTION 4.9    REAL PROPERTY.

             (a) OWNED REAL PROPERTY. SCHEDULE 4.9(a) sets forth a true and correct list of all real property owned by an Acquired Company or included in the Purchased Assets (collectively, the "Owned Real Property"). No Asset Seller owns any real property that is used to any material extent in connection with the Business that is not listed on SCHEDULE 4.9(a), except for real property used in connection with the services described on SCHEDULE 4.19(c) or SCHEDULE 4.19(d) or in connection with products produced by an Asset Seller and that are to be sold to Purchaser pursuant to a Supply Agreement. Except as set forth on SCHEDULE 4.9(a), with respect to each parcel of Owned Real Property (with respect to each of which exceptions, Seller represents that copies of all relevant documentation in Seller's possession or control have been delivered to Purchaser):

                  (i) An Acquired Company has, or will have on or prior to Closing, good and marketable fee simple title to (or, with respect to Owned Real Property located in Mexico, the identified owner is, or will be on or prior to Closing, the absolute owner
        of) such property, free and clear of all Encumbrances other than
        (A) (1) Encumbrances reflected on the Unaudited Balance Sheet,
        (2) Encumbrances for Taxes, assessments or governmental charges or levies on property not yet delinquent or the validity of which are being contested in good faith by appropriate proceedings described on SCHEDULE 4.9(a), (3) mechanics', carriers', workmen's, repairmen's and other like Encumbrances arising or incurred in the Ordinary Course of Business and securing amounts which are not delinquent, or which are being contested in good faith by appropriate proceedings described on SCHEDULE 4.9(a); and (4) Encumbrances arising under equipment leases with third parties entered into in the Ordinary Course of Business, securing amounts which are not delinquent, or which are being contested in good faith by appropriate proceedings described on SCHEDULE 4.9(a); (B) leases, subleases and similar Contracts listed in
        SCHEDULE 4.9(a); (C) Encumbrances consisting of zoning or planning restrictions, Permits and other restrictions or limitations on the use of real property or irregularities in title thereto which do not materially impair the owner's use of such Owned Real Property in the operation of the Business as currently conducted; (D) covenants, conditions and restrictions of record which do not materially impair the owner's use of such Owned Real Property in the operation of the Business as currently conducted; (E) private and public easements which do not materially impair the owner's use of such Owned Real Property in the operation of the Business as currently conducted, and roads or highways, if any; and (F) any conditions which do not materially impair the owner's use of such Owned Real Property in the operation of the Business as currently conducted that may be shown by a current, accurate survey or physical inspection of any Owned Real Property made prior to Closing (collectively, "Permitted Encumbrances");

                  (ii) There are no applications or proceedings with respect to zoning matters, nor any condemnation or eminent domain proceedings of any kind or proceedings of any other kind for the taking of the whole or any part of any Owned Real Property for public or quasi-public use pending, nor any other claim, action or proceeding or other matter relating to any Owned Real Property or that would adversely affect the ownership, use, occupancy or value thereof, pending or, to the Knowledge of Seller, threatened;

                  (iii) Other than any leases, subleases or other Contracts disclosed in SCHEDULE 4.9(a), in respect of which the tenants named therein are in possession of the entire space which they are entitled to occupy thereunder, there are no leases, subleases, licenses, concessions, or other agreements (including with respect to food services, parking and other concessions), written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcels of the Owned Real Properties or any portion thereof or interest therein, except for Contracts on a month-to-month basis or which can be terminated by the relevant Acquired Company or Asset Seller upon 30 days written notice;

                  (iv) There are no outstanding options to purchase, lease or use, or rights of first refusal or first offer to purchase any of the Owned Real Properties or any portions thereof or interests therein or contracts relating to the right to receive any portion of the income or profits from the sale, operation or development thereof, except in each case as set forth on SCHEDULE 4.9(a);

                  (v) All of the Owned Real Property has adequate rights of access and has adequate utility service, and there are no material structural defects in any of the buildings or material improvements situated on any of the Owned Properties

                  (vi) To the Knowledge of Seller and except as set forth on SCHEDULE 4.9(a), there is no document or instrument affecting any of the Owned Real Property which requires the consent or approval of any Person for the transactions contemplated hereby; and

                  (vii) Except as set forth on SCHEDULE 4.9(a), Seller has received no written notice that any portion of the Owned Real Property, or any of the improvements located thereon, violates any applicable Law relating to zoning, building, land use, health and safety, fire, air, sanitation and noise control, other than such violations that do not materially adversely affect the use or occupancy of such Owned Real Property.

             (b) LEASED REAL PROPERTY. SCHEDULE 4.9(b) sets forth a true and correct list of all real property (i) leased or subleased to an Acquired Company or (ii) included in the Purchased Assets (the "Leased Real Property", and together with the Owned Real Property, the "Real Property"). Seller has made available to Purchaser true and correct copies of such leases and subleases, each as amended to date. Except as set forth on Schedule 4.9(b) (with respect to each of which exceptions, Seller represents that copies of all relevant documentation in Seller's possession or control have been delivered to Purchaser), with respect to each lease and sublease of Leased Real
   Property:

                  (i) Each lease or sublease is in full force and effect in all material respects and is valid and enforceable by Seller or its Subsidiaries in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium, receivership and similar laws affecting the enforcement of creditors' rights generally and to general equitable principles;

                  (ii) Seller and its Subsidiaries have performed all material obligations required to have been performed by them under each Real Property Lease and none of Seller or any of its Subsidiaries has received written notice that it is in breach or default (after the expiration of any notice or cure period) under any Real Property Lease;

                  (iii) No event has occurred and no condition or circumstance exists that, with the lapse of time or the giving of notice or both, would constitute a material default by Seller or its Subsidiaries thereunder or, to the Knowledge of Seller, any other party thereto, and no written notice of any such event, condition or circumstance has been received or issued by Seller or its Subsidiaries with respect to any Real Property Lease that has not been waived or a cure thereof accepted in writing;

                  (iv) No Real Property Lease has been assigned, no portion of any Leased Real Property has been subleased, and Seller or one of its Subsidiaries is currently in occupancy of all of the Leased Real Property;

                  (v) None of Seller or its Subsidiaries are subject to any contractual obligations to purchase or acquire an interest in real property; and

                  (vi) To the Knowledge of Seller and except as set forth on SCHEDULE 4.9(b), no provision of any Real Property lease, or of any Contract or Permit or other document or instrument affecting any Leased Real Property, requires the consent or approval of any Person for the transactions contemplated hereby.

             (c) The furniture, fixtures, machinery, equipment and other tangible personal property owned or leased by Seller and each Subsidiary in connection with such assets are in satisfactory working order taken as a whole, ordinary wear and tear excepted, and assuming completion of the pending capital expenditure project with respect to the Glass Business furnace re-build.

             SECTION 4.10   INTELLECTUAL PROPERTY.

             (a)  "Intellectual Property" means any and all (i) patents,
   (ii) trademarks, service marks, trade names, certification marks, collective marks, d/b/a's, symbols, brand names, trade dress, slogans, logos and internet domain names, and other indicia of origin (iii) inventions, discoveries, ideas, processes, formulae, designs, models, industrial designs, know-how, confidential and/or proprietary information, trade secrets, customer lists and confidential information, whether or not patented or patentable, (iv) copyrights, writings and other copyrightable works and works in progress, databases and software, (v) all other intellectual property rights and foreign equivalent or counterpart rights and forms of protection of a similar or analogous nature or having similar effect in any jurisdiction throughout the world, (vi) all registrations and applications for registration of any of the foregoing, (vii) any renewals, extensions, continuations, continuations-in-part, modifications, divisionals, reexaminations or reissues or equivalent or counterpart of any of the foregoing in any jurisdiction throughout the world and (viii) all other intellectual property or proprietary rights and claims or causes of actions arising out of or related to any infringement, misappropriation or other violation of any of the foregoing, including rights to recover for past, present and future violations thereof. The term "Business IP" means any Intellectual Property included in the Purchased Assets or owned or primarily used by an Acquired Company. The term "IT Systems" means electronic data processing, information, recordkeeping, communications, telecommunications, account management, inventory management and other computer systems (including all computer programs, software, databases, firmware, hardware and related documentation) and internet websites and related content.

             (b) SCHEDULE 4.10(b) sets forth a true and correct list of the following Business IP included in the Purchased Assets or owned by an Acquired Company: (i) utility patents and applications therefor;
   (ii) design patents and applications therefor; (iii) utility models and applications therefor; (iv) registered trademarks, registered trade names and registered service marks, applications therefor and material unregistered trademarks and service marks; (v) registered copyrights and applications therefor; and (vi) domain names and domain name registrations. SCHEDULE 4.10(b) identifies the record and beneficial owner of each item listed thereon and, in the case of patents, registrations and applications, the application, patent or registration number and date. The Business IP set forth on SCHEDULE 4.10(b) is owned by an Acquired Company or an Asset Seller free and clear of all Encumbrances other than Permitted Encumbrances, and except for fees and costs required to prosecute and maintain such Business IP in effect, none of the Acquired Companies or Asset Sellers are obligated to make any payments of any kind in respect thereof.

             (c) SCHEDULE 4.10(c) sets forth a true and correct list of all material Business IP (i) licensed by or to any Acquired Company or Asset Seller (other than computer software), and (ii) which is otherwise the subject of a Contract, including material consent and settlement agreements. Seller has made available to Purchaser true and complete copies of all such Contracts. The Acquired Company or Asset Seller that is a party to each such Contract has performed all material obligations required to be performed by it, and, to the Knowledge of Seller, no other party to any such Contract is in default thereunder. As of the Closing Date, to the Knowledge of Seller, there exists no event, condition or occurrence which, with the giving of notice or lapse of time, or both, would constitute a breach or default under any such Contract. No party to any such Contract has given any Acquired Company or Asset Seller written notice of its intention to cancel, terminate or fail to renew any such Contract. No suit, action, reissue, reexamination, public protest, interference, arbitration, mediation, opposition, cancellation, Internet domain name dispute resolution or other proceeding (collectively, "Suit") has been threatened in writing, decided or is pending concerning any such Contract.

             (d) SCHEDULE 4.10(d) sets forth a true and correct list of all material computer software included in the Business IP, other than
   (i) Desktop Software, (ii) computer software and firmware in or used to control or operate any of the machinery or equipment of the Business and (iii) computer software to be transferred prior to Closing pursuant to SECTION 6.2. Seller has made available to Purchaser true and complete copies of all Contracts for the software listed on SCHEDULE 4.10(d). Each Acquired Company and Asset Seller that is a party to each such Contract has performed all material obligations required to be performed by it, and, to the Knowledge of Seller, no other party to any such Contract is in default thereunder. As of the Closing Date, to the Knowledge of Seller, there exists no event, condition or occurrence which, with the giving of notice or lapse of time, or both, would constitute a breach or default under any such Contract. No party to any such Contract has given any Acquired Company or Asset Seller written notice of its intention to cancel, terminate or fail to renew any such Contract. No Suit has been threatened in writing, decided or is pending concerning any such Contract. To the Knowledge of Seller, the Acquired Companies and Asset Sellers are in compliance in all material respects with the provisions of any license, lease or other similar agreement pursuant to which the Companies have rights to use Desktop Software, and no Suit has been threatened in writing, decided or is pending concerning same. "Desktop Software" means any third-party computer software that is licensed for use on desktop or laptop "PC-class" computers or related local area network servers other than by a written agreement executed by the licensee, and includes software licensed by shrink wrap or click wrap licenses, the Microsoft Windows class of operating system software, and Microsoft Office or similar office productivity software (including individual programs contained therein).

             (e) All Business IP which is issued, registered, renewed or the subject of a pending application ("Registered") is subsisting. To the Knowledge of Seller, all Registered Business IP is valid and enforceable. No such Business IP has been abandoned, canceled or adjudicated invalid (excepting any expirations in the ordinary course), or is subject to any outstanding order, judgment or decree restricting its use or adversely affecting or reflecting an Acquired Company's or Asset Seller's rights thereto. Any Business IP which is material to the Business as currently conducted has been Registered.

             (f) No Suit is pending concerning any claim or position that the use of any Business IP or the operation of the Business (or any portion thereof) has violated any Intellectual Property rights.
   No such Suit has been threatened in writing or asserted that has not been resolved as of the Closing Date. To the Knowledge of Seller, the operation of the Business does not infringe, misappropriate or otherwise violate or conflict with the Intellectual Property of any third party.

             (g) No Suit is pending concerning the Business IP, including any Suit concerning a claim or position that the Business IP has been violated or is invalid, unenforceable, unpatentable, unregisterable, cancelable, not owned or not owned exclusively by an Acquired Company or Asset Seller. No such claim has been threatened in writing or asserted in writing that has not been resolved as of the Closing Date. To the Knowledge of Seller, no valid basis for any such Suits or claims exists.

             (h) Each Acquired Company and Asset Seller owns or otherwise holds valid rights to use all material Business IP (and to the Knowledge of the Seller all Business IP) used or contemplated to be used in its respective portion of the Business. Except as set forth in SCHEDULE 4.4, all such rights are fully assignable by the relevant Acquired Company or Asset Seller to any Person, without payment, consent of any Person or other condition or restriction. The Business IP, together with the Intellectual Property licensed under the Patent License Agreement and the Intellectual Property licensed under the Transitional Services Agreement, constitutes all Intellectual Property necessary to operate the Business as currently conducted.

             (i) To the Knowledge of Seller, no Person is violating any Business IP.

             (j) As of the Closing Date, each Acquired Company and Asset Seller has timely made all filings and payments with the appropriate foreign and domestic agencies required to maintain in subsistence all Registered Business IP set forth on SCHEDULE 4.10(b). Except as indicated on SCHEDULE 4.10(j), no due dates for filings or payments concerning the Registered Business IP (including without limitation office action responses, affidavits of use, affidavits of continuing use, renewals, requests for extension of time, maintenance fees, application fees and foreign convention priority filings) fall due within ninety (90) days of the Closing Date, whether or not such due dates are extendable. Except as set forth on SCHEDULE 4.10(j), all documentation necessary to confirm and effect the relevant Acquired Company's or Asset Seller's ownership of Business IP, if acquired from other Persons, has been recorded in the United States Patent and Trademark Office, the United States Copyright Office and other official offices.

             (k) To the Knowledge of Seller, no unauthorized disclosure of any trade secrets used in the Business ("Business Trade Secrets") has been made.

             (l) To the Knowledge of Seller, no current or former employee of an Acquired Company or Asset Seller is or was a party to any confidentiality agreement and/or agreement not to compete that restricts or forbids, or restricted or forbade at any time during such employee's employment by an Acquired Company or Asset Seller such employee's performance of the Acquired Company's or Asset Seller's

   Business, or any other activity that such employee was hired to perform or otherwise performed on behalf of or in connection with such employee's employment by an Acquired Company or Asset Seller.

             (m) The material IT Systems, and to the Knowledge of Seller all IT Systems, owned by or licensed to each Acquired Company and (insofar as such are included in the Purchased Assets and not within the scope of SECTION 1.3(k)) each Asset Seller used primarily in the Business are adequate in all material respects for their intended use and for the operation of the Business as currently operated, and are in good working condition (normal wear and tear excepted).

             SECTION 4.11   BUSINESS CONTRACTS.

             (a) SCHEDULE 4.11 sets forth a true and correct list, as of the date hereof, of the following Business Contracts (other than Business Contracts that individually have a future liability not in excess of $250,000 or are cancelable by an Acquired Company or Asset Seller upon notice of not more than 90 calendar days for a cost of not more than $100,000), true and correct copies of which have been made available to Purchaser:

                  (i) Contracts for the purchase or sale of assets, products or services;

                  (ii) Sole source supply Contracts for the purchase of Inventory that is otherwise not generally available and that is used in the manufacture of a Business product;

                  (iii) Employment or service Contracts in connection with a MAQUILADORA program of the Business;

                  (iv) Contracts pursuant to which an Acquired Company or Asset Seller grants to any Person the right to market, distribute or resell any Business product, or to represent an Acquired Company or Asset Seller with respect to any such product, or act as agent for any Acquired Company or Asset Seller in connection with the marketing, distribution or sale of any Business product;

                  (v)  Contracts for the lease of Equipment;

                  (vi) Contracts containing a covenant that restricts an Acquired Company or an Asset Seller from engaging in any line of business or competing with any Person;

                  (vii) Contracts providing for indemnification by an Acquired Company, other than in connection with respect to standard terms and conditions of a Contract for the purchase or sale of assets, products or services in the Ordinary Course of Business;

                  (viii)  Employment, consulting or independent
        contractor Contracts, other than unwritten at-will employment
        Contracts;

                  (ix) Contracts relating to a joint venture of the Business;

                  (x) Currency exchange, interest rate, commodity exchange or similar Contracts;

                  (xi) Contracts for capital expenditures, other than Contracts for capital expenditures which involve or are reasonably likely to involve aggregate consideration of not more than $100,000; and

                  (xii) Contracts with any director, officer or employee of Seller or any of its Subsidiaries (in each case, other than (A) employment agreements covered in clauses (iii) and (viii) above), (B) payments of compensation for employment to employees in connection with unwritten at-will employment Contracts, (C) participation in Employee Benefit Plans by employees, and (D) Contracts to be terminated pursuant to SECTION 6.2).

             (b) Seller and its Subsidiaries have performed in all material respects all of the obligations required to be performed by them to date and are not in default under the Contracts listed on
   SCHEDULE 4.11, and, to the Knowledge of Seller, no other party to any such Contract is in default thereunder. Each Contract listed on
   SCHEDULE 4.11 is in full force and effect in all material respects and constitutes the legal, valid and binding obligation of Seller or its Subsidiaries and, to the Knowledge of Seller, each other party thereto, enforceable in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium, receivership and similar laws affecting the enforcement of creditors' rights generally and to general equitable principles.

             SECTION 4.12 TITLE. The Asset Sellers have good and valid title, or an enforceable leasehold interest in, all of the Equipment included in the Purchased Assets, free and clear of Encumbrances other than Permitted Encumbrances. Each Acquired Company has good and valid title to, or an enforceable leasehold interest in, all of its Equipment, free and clear of Encumbrances other than Permitted Encumbrances.

             SECTION 4.13 LITIGATION. Except as set forth on SCHEDULE 4.13, there is no action, suit or proceeding at law or in equity against any Acquired Company or the Business pending, or to the Knowledge of Seller, threatened, which relates to or involves uninsured amounts of more than $250,000, seeks any injunctive relief, would, if decided adversely to Seller, an Acquired Company or an Asset Seller, prohibit, restrain or invalidate the transactions contemplated by this Agreement or which is reasonably likely to have a Material Adverse Effect. Except as set forth on SCHEDULE 4.13, to the Knowledge of Seller, (a) none of the Acquired Companies nor the Business has been permanently or temporarily enjoined or barred by order, judgment or decree of or agreement with any Governmental Authority from engaging in or continuing any conduct or practice in connection with the Business, and (b) there is no outstanding order, judgment, ruling, injunction or decree requiring any Acquired Company or the Business to take, or refrain from taking, action with respect to the Business or its assets.

             SECTION 4.14 COMPLIANCE WITH LAWS; PERMITS. The Business is being conducted in compliance in all material respects with all applicable Laws. SCHEDULE 4.14 sets forth a true and correct list of all material Permits included in the Purchased Assets or issued to any Acquired Company. All such Permits are in full force and effect in all material respects and neither Seller nor any of its Subsidiaries has received any written notice of, nor is any proceeding pending or, to the Knowledge of Seller, threatened with respect to, any suspension, modification, revocation, cancellation or non-renewal, in whole or in part, of any such Permit. This SECTION 4.14 does not relate to Real Property, which is the subject solely of SECTION 4.9, Taxes, which are the subject solely of SECTION 4.15, Employee Benefit Plans, which are the subject solely of SECTION 4.16, employee and labor matters, which are the subject solely of SECTION 4.17, or environmental matters, which are the subject solely of SECTION 4.18.

             SECTION 4.15   TAXES.

             (a) All returns, statements, forms and reports required to be filed in respect of any Tax (each, a "Tax Return") that were required to be filed prior to the Closing Date by, or with respect to, an Acquired Company or the Business, either separately or as a member of an affiliated group (within the meaning of Section 1504) of the
   Code) or a consolidated, combined, unitary or other group (each, an "Affiliated Group") have been, or will be, filed, and all such Tax Returns were true, correct and complete in all material respects when filed. As used herein, "Taxes" means (i) all taxes, charges, fees, levies, duties, imposts, contributions or assessments imposed by any Governmental Authority, including all income, gross receipts, value added, ad valorem, asset, excise, real property, personal property, windfall profit, minimum, franchise, stamp, licensing, withholding, employment, social security, housing, sales, use, transfer, unemployment and payroll taxes and any other tax, charge, fee, levy, duty, impost, contribution or assessment, and (ii) any interest, fines, surcharges, penalties or additions to tax resulting from, attributable to, or incurred in connection with such taxes, charges, fees, duties, imposts, contributions and assessments.

             (b) Except as set forth on SCHEDULE 4.15(b), all Taxes shown to be due in respect of the periods covered by the Tax Returns referred to in Section 4.15(a) (whether or not required to be shown on any such Tax Return) have been paid or accrued on the Closing Date Balance Sheet.

             (c) Except as set forth on SCHEDULE 4.15(c), to the Knowledge of Seller, there is no action, suit, investigation or audit pending with respect to any Tax of any Acquired Company.

             (d) To the Knowledge of Seller, all monies required to be withheld or collected for payment by the Acquired Companies, including for sales Taxes and from employees of the Business for income Taxes, social security and other payroll Taxes, have been collected or withheld and timely paid (or are being held for payment) to the respective taxing authorities.

             (e) There are no tax sharing or tax allocation agreements in effect between Seller or any of its Subsidiaries and any other party under which Purchaser or any of the Acquired Companies could be liable for, or have any other obligation with respect to, any Taxes or other claims of any Person.

             (f) Since January 1, 1999, none of the Acquired Companies has been a member of any Affiliated Group except as set forth on
   SCHEDULE 4.15(f).

             (g) There are not any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Tax or Tax Return of any Acquired Company or the Business, except as set forth on SCHEDULE 4.15(g).

             (h) None of the Acquired Companies is required to include in income any adjustment pursuant to Section 481 of the Code, except as set forth on SCHEDULE 4.15(h).

             (i) Set forth on SCHEDULE 4.15(i) is a description of all audits or other administrative or judicial proceedings with respect to any Tax related to any Acquired Company, any Affiliated Group or the Business that have ended within three years prior to the date of this Agreement.

             (j) Except as set forth on SCHEDULE 4.15(j), none of the Acquired Companies has filed a disclosure statement pursuant to
   Section 6662 of the Code or was required to file any such disclosure statement to avoid the imposition of any penalty, fine or addition to tax. None of the Acquired Companies has participated in any way in any "tax shelter" within the meaning of Section 6111 of the Code or in any "reportable transaction" within the meaning of the Treasury Regulations Section 1.6011-4 (as in effect at the relevant time).

             SECTION 4.16   EMPLOYEE BENEFIT PLANS.

             (a) SCHEDULE 4.16(a) identifies each Employee Benefit Plan in effect on the date hereof. As used herein, "Employee Benefit Plan" means each "employee benefit plan" as defined in Section 3(3) of the Employee Retirement and Income Security Act of 1974, as amended ("ERISA") (other than a multiemployer plan as defined in Section 3(37) of ERISA (a "Multiemployer Plan")), each bonus, employment, equity compensation, retiree medical, life insurance, supplemental retirement, severance or termination, salary continuation or deferred compensation plan, Contract or arrangement that is currently maintained or contributed to, or required to be contributed to by Seller or any Subsidiary of Seller for the benefit of any Business Employee (or any of their eligible beneficiaries and dependents, including statutory plans).

             (b) Seller has made available to Purchaser (i) a current and complete copy of each Employee Benefit Plan maintained by an Acquired Company (including amendments thereto) and (ii) a written summary of the material terms of each other Employee Benefit Plan.

             (c) Except as set forth on SCHEDULE 4.16(c), none of Seller, any Acquired Company, any Asset Seller or any Person that,together with any Acquired Company, would be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each, including any Acquired Company, an "ERISA Affiliate") contributes to a Multiemployer Plan on behalf of any employee of the Business, and none of the Employee Benefit Plans provides or promises post-retirement health or life benefits to any employee of the Business (including any former employee), except to the extent required under any applicable state law or under Section 601 of ERISA or 4980B of the Code.

             (d) Each Employee Benefit Plan has been administered in all material respects in accordance with its terms and all applicable laws, including ERISA and the Code, and contributions required to be made on behalf of employees of the Business under the terms of any of the Employee Benefit Plans as of the date of this Agreement have been timely made, or, if not yet due, have been properly reflected on the Unaudited Financial Statements.

             (e) Each Employee Benefit Plan that is intended to qualify under Section 401(a) of the Code has either received a favorable determination letter from the Internal Revenue Service ("IRS") as to its qualified status or the remedial amendment period for such Employee Benefit Plan has not yet expired, and each trust established in connection with any Employee Benefit Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code is so exempt, and to the Knowledge of Seller, no fact or event has occurred that could adversely affect the qualified status of any such Employee Benefit Plan or the exempt status of any such trust.

             (f) With respect to each Employee Benefit Plan for which an ERISA Affiliate would have liability subject to Title IV of ERISA, (i) no proceeding has been commenced by the Pension Benefit Guaranty Corporation ("PBGC") to terminate such Employee Benefit Plan and no condition exists which could constitute grounds for the termination of any such Employee Benefit Plan by the PBGC, (ii) all premiums have been paid to the PBGC and (iii) no "reportable event", as defined in
   Section 4043(c) of ERISA, for which the 30-day reporting requirement has not been waived, has occurred.

             (g) No action, suit, proceeding, hearing or investigation with respect to the administration or the investment of the assets of any Employee Benefit Plan (other than routine claims for benefits) that could result in liability to an Acquired Company is pending or, to the Knowledge of Seller, threatened.

             (h) No Acquired Company has engaged in a transaction in connection with which the Acquired Company would be subject to either a civil penalty pursuant to Section 502(i) of ERISA or tax pursuant to
   Section 4975 of the Code.

             (i) Except as set forth on SCHEDULE 4.16(a), no Acquired Company or any ERISA Affiliate maintains or is required to contribute to any plan, fund (including any superannuation fund) or other similar program established or maintained outside the United States of America primarily for the benefit of employees of the Business residing outside the United States of America, which fund or similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code, that could result in liability to an Acquired Company.

             (j) The consummation of the transactions contemplated by this Agreement shall not (i) entitle any Business Employee to any payment, (ii) increase the amount of any compensation to any such Business Employee, (iii) accelerate the vesting of any compensation, stock incentive or other benefit to such person or (iv) result in any parachute payment under Section 280G of the Code required to be made by an Acquired Company whether or not such compensation is considered to be reasonable.

             (k) None of Seller's purposes for engaging in the transactions contemplated by this Agreement is for the evasion of liability under Section 4069 of ERISA and no Acquired Company has ever had any liability under Section 4069 of ERISA.

             SECTION 4.17   EMPLOYEE AND LABOR MATTERS.

             (a) Except as set forth in SCHEDULE 4.17(a), (i) as of the date hereof, none of the employment terms of the employees of the Business are subject to the terms of a current collective bargaining agreement or a collective bargaining agreement under current negotiation and no labor organization or group of employees of the Business has made a demand for reorganization or certification, (ii) none of Seller, the Acquired Companies or Asset Sellers has received written notice of any complaint against or arbitration proceeding involving any of the Acquired Companies or the Business which is currently pending before the National Labor Relations Board or the Equal Employment Opportunity Commission or before any analogous entity in any country with respect to any current or former employee of the Business or, to the Knowledge of Seller, threatened against any of the Acquired Companies or the Business and (iii) there are no labor strikes, disputes, grievances, unfair labor practices pending under any collective bargaining agreements, slowdowns, work stoppages or other labor disturbances or difficulties pending or, to the Knowledge of Seller, threatened against the Acquired Companies or the Business.

             (b) The Acquired Companies and the Business are in material compliance with all laws related to wages, hours, collective bargaining, legal qualification of employment status, employment discrimination, immigration, disability, civil rights, rights of privacy, unfair labor practices, occupational safety and health, other amounts in connection with the retirement of employees and housing of employees, and workers compensation as may pertain to Business Employees.

             (c) There are no complaints, charges, or claims against the Acquired Companies or Asset Sellers pending, or to the Knowledge of Seller, threatened in writing to be brought or filed, with any Governmental Authority, court or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any Business Employee by Seller, the Acquired Companies or the Asset Sellers that could result in liability to an Acquired Company.

             SECTION 4.18   ENVIRONMENTAL MATTERS.

             (a) Except as set forth on SCHEDULE 4.18(a), the Business is, and has been, in material compliance with all Environmental Laws and the Business has obtained, and is in material compliance with, all necessary Permits or authorizations that are required under Environmental Laws to operate the facilities, assets and properties of the Business and the Purchased Assets. Seller has fully complied with all of the requirements under Environmental Laws governing the sale, transfer or closure of commercial and industrial establishments. Except as disclosed on SCHEDULE 4.18(a), none of Seller, the Acquired Companies or an Asset Seller has received any written notice to the effect that the Business is not in material compliance with any Environmental Laws.

             (b) Except as set forth on SCHEDULE 4.18(b), there is no existing or, to the Knowledge of Seller, threatened Environmental Claim asserted against the Business. Except as set forth on SCHEDULE 4.18(b), (i) none of Seller, the Acquired Companies or an Asset Seller has received any written notice of any Environmental Claims being asserted against any facilities that may have received Hazardous Materials generated by the Business or any predecessor in interest, and (ii) to the Knowledge of Seller, no Environmental Claims are being asserted against any facilities that may have received Hazardous

   Materials generated by the Business or any predecessor in interest. Except as set forth on SCHEDULE 4.18(b), none of Seller, the Acquired Companies or an Asset Seller has received any written notification alleging any actual, or potential responsibility for, or any inquiry or investigation regarding, any threatened or pending Environmental Claim or Release or threatened Release of any Hazardous Materials either generated at or transported from any facility of the Business.

             (c) Except as set forth on SCHEDULE 4.18(c), (i) no underground tank or other underground storage receptacle for Hazardous Materials is currently located at any of the Owned Real Property or Leased Real Property; (ii) there are no polychlorinated biphenyls
   (PCBs) or asbestos or solid waste disposal areas located at or on the Owned Real Property or Leased Real Property, except in compliance with Environmental Laws; and (iii) no part of any Owned Real Property or Leased Real Property has been used as a landfill or for the disposal of Hazardous Materials.

             (d) Except as set forth on SCHEDULE 4.18(d), there has been no Release at any of the properties owned or operated by the Business or a predecessor in interest, or to the Knowledge of Seller, at any disposal or treatment facility that received Hazardous Materials generated by the Business or the Acquired Companies.

             SECTION 4.19 TRANSACTIONS WITH AFFILIATES; INTERCOMPANY TRANSACTIONS AND SERVICES; SHARED ASSETS.

             (a)  To the Knowledge of Seller and except as set forth in
   SCHEDULE 4.19(a), no officer or director of Seller or its Subsidiaries
   (i) owns, directly or indirectly, any property, asset or right used by the Business, or any interest in (excepting not more than five percent of the stock of any corporation held solely for investment purposes which is listed on any national securities exchange, listed with the Nasdaq Stock Market or regularly traded in the over-the-counter market) or is a sole proprietor, shareholder, partner, director, officer, employee, consultant or agent of any Person that is engaged in business as a lessor, lessee, customer or supplier of the Business or (ii) has any cause of action or other suit, action or claim against, or owes any amount to, an Acquired Company or Asset Seller with respect to the Business, except for claims in the Ordinary Course of Business, such as for accrued vacation pay, relocation or other accrued benefits under Employee Benefit Plans and similar matters.

             (b) SCHEDULE 4.19(b) sets forth each material written Contract in effect as of the date hereof between any of the Acquired Companies or Asset Sellers, on the one hand, and Seller or its Affiliates (other than the Acquired Companies) on the other hand, which relates in any material respect to the Business.

             (c) SCHEDULE 4.19(c) lists (i) the categories of services material to the Business that Seller or its Affiliates (other than the Acquired Companies) provides to the Acquired Companies and Asset

   Sellers in connection with the operation of the Business as presently conducted and (ii) the categories of goods bought or sold between Seller or its Affiliates (other than the Acquired Companies) on the one hand, and the Acquired Companies on the other hand, other than in the case of (i) and (ii), (x) the services described in EXHIBIT A to the Transition Services Agreement and (y) the transactions that are the subject of the Supply Agreements.

             (d) SCHEDULE 4.19(d) identifies any asset, right, privilege, Contract, Permit or arrangement which materially benefits or is utilized for any material purpose in the Business and as to which none of the Acquired Companies would have a direct ownership or Contract right (with a Person other than Seller or its Affiliates) to continue use or ownership thereof, upon the terms in effect on the date hereof, following consummation of the transactions contemplated by this Agreement, other than (i) the assets, rights, privileges, Permits and Contracts listed on SCHEDULE 6.2(d); (ii) the assets, rights and privileges owned, leased or licensed and used by Seller or its Affiliates (other than the Acquired Companies) in providing services that are listed in SCHEDULE 4.19(c) or described in EXHIBIT A to the Transition Services Agreement; (iii) the transactions that are the subject of the Supply Agreements; (iv) the intellectual property assets that are the subject of the Patent License Agreement; (v) the working capital assets and other financial assets and insurance policies and arrangements provided by Seller and its Affiliates (other than the Acquired Companies).

             SECTION 4.20 INSURANCE. SCHEDULE 4.20 contains a true and correct list of all material insurance policies or binders of fire, casualty, liability, burglary, fidelity, workers' compensation, vehicular, health, life and other insurance (collectively, the "Policies") maintained, owned or held on the date hereof by Seller or its Subsidiaries that relate to the Business. All Policies are in full force and effect in all material respects, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments or other payments that may be required under the relevant Policy that are not yet, but may be, required to be paid with respect to any period ending prior to the Closing Date), and no written notice of cancellation or termination has been received with respect to any such Policy that has not been replaced on substantially similar terms prior to the date of such cancellation. SCHEDULE 4.20 sets forth all material information (including nature of coverage, limits, deductibles and premiums) pertaining to all Policies.

             SECTION 4.21 U.S. REAL PROPERTY HOLDING CORPORATION. None of the Acquired Companies is now or has ever been a "United States Real Property Holding Corporation," as defined in Section 897(c)(2) of the Code and Section 1.897-2(b) of the regulations thereunder.

             SECTION 4.22   CUSTOMERS.

             (a) SCHEDULE 4.22(a) sets forth a true and correct list of the top ten customers of the Business (the "Significant Customers"). None of the individuals listed on SCHEDULE 4.22(a) has received or become aware of notice from any Significant Customer (except that the representation and warranty with respect to the Persons listed on
   SCHEDULE 4.22(b) with respect to fiscal 2004 is set forth exclusively in SECTION 4.22(b)) that it intends or is reasonably likely to terminate substantially all or any material portion of its purchases of Business products. SCHEDULE 1.4(c) sets forth a list of material Customer Programs of the Business as of the date hereof.

             (b) To the Knowledge of the individuals listed on SCHEDULE 4.22(a), no reason exists that would be reasonably expected to result in the failure to achieve the budgeted amounts for the programs and revenues reflected in the Business' 2004 estimated sales (dated January 20, 2004 (for the Frame Business) and January 21, 2004 (for the Cookware Business) and provided on February 23, 2004 (for the Glass Business), in each case as attached on Schedule 4.22(b)) in connection with sales to the Persons listed on SCHEDULE 4.22(b) (other than the loss of sales to such Persons by the Glass Business for fiscal 2004 of no greater than the aggregate amount set forth opposite each such Person's name on SCHEDULE 4.22(b)). None of the individuals listed on SCHEDULE 4.22(a) has been advised or threatened, or has become aware of any such advice or threat, by the Persons listed on
   SCHEDULE 4.22(b), either orally or in writing, with any adverse changes to expected sales to such Persons from such sales as described in the Business' 2004 budget.

             SECTION 4.23 BROKERS. Except for Lehman Brothers Inc. and Robert W. Baird & Co. Incorporated, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller or any of its Subsidiaries. Seller is solely responsible for the fees and expenses of Lehman Brothers Inc. and Robert W. Baird & Co. Incorporated.

             SECTION 4.24 DISCLAIMER OF CERTAIN WARRANTIES. SELLER MAKES NO REPRESENTATION OR WARRANTY TO PURCHASER, EXPRESS OR IMPLIED, WITH RESPECT TO THE ACQUIRED COMPANIES, THE ASSET SELLERS, THE
   PURCHASED ASSETS OR THE ASSUMED LIABILITIES, INCLUDING ANY
   REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY, OTHER THAN AS EXPRESSLY PROVIDED IN THIS ARTICLE IV.

                                  ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF PURCHASER

             Purchaser hereby represents and warrants to Seller as set forth below:

             SECTION 5.1 ORGANIZATION AND STANDING. Purchaser and each Subsidiary Purchaser is an entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization.

             SECTION 5.2 AUTHORIZATION, VALIDITY AND EXECUTION. Purchaser has all necessary corporate power and authority (a) to execute and deliver this Agreement and the other agreements, documents and instruments to be executed by Purchaser or the Subsidiary Purchasers in connection with the transactions contemplated hereby (such other agreements, documents and instruments, the "Purchaser Documents"), (b) to perform (or cause to be performed) its obligations hereunder and thereunder and (c) to consummate the transactions contemplated hereby and thereby. No other action is necessary for the authorization, execution, delivery and performance by Purchaser and the Subsidiary Purchasers of this Agreement and the Purchaser Documents. This Agreement has been, and each of the Purchaser Documents will be on or prior to the Closing Date, duly executed and delivered by Purchaser or the Subsidiary Purchasers, as applicable, and, assuming the due execution of this Agreement by Seller, is a legal, valid and binding obligation of Purchaser and the Subsidiary Purchasers, enforceable against each in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium, receivership and similar laws affecting the enforcement of creditors' rights generally and to general equitable principles.

             SECTION 5.3 CONSENTS AND APPROVALS; NO VIOLATION. Except for (i) compliance with the HSR Act and (ii) other applicable merger control or similar laws, the execution by Purchaser of this Agreement and the consummation by Purchaser and the Subsidiary Purchasers of the transactions contemplated hereby (a) will not violate the provisions of the certificate of incorporation, the bylaws or any other similar organizational instrument of Purchaser or the Subsidiary Purchasers;
   (b) will not violate any statute, rule, regulation, order or decree of any Governmental Authority by which Purchaser or any Subsidiary Purchaser is bound; and (c) will not require any Permit, consent or approval of, or the giving of any notice to, or filing with, any Person on or prior to the Closing Date by or for Purchaser.

             SECTION 5.4    SECURITIES LAW REPRESENTATIONS.

             (a) Purchaser is acquiring the Purchased Shares in good faith solely for its own account with the present intention of holding such Purchased Shares for purposes of investment, and Purchaser is not acquiring the Purchased Shares with a view to or for subdivision, distribution, fractionalization or distribution thereof, in whole or in part, or as an underwriter or conduit to other beneficial owners or subsequent purchasers.

             (b) Purchaser acknowledges and understands that the Purchased Shares have not been registered under the Securities Act of

   1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act") or qualified under the securities or "blue sky" laws of applicable states in reliance upon exemptions from registration or qualification thereunder and the Purchased Shares may not be sold, offered, transferred, assigned, pledged, hypothecated or otherwise disposed of or encumbered, except in compliance with the Securities Act and such laws.

             (c) Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Purchased Shares.

             (d) Purchaser has received and reviewed carefully information regarding the Acquired Companies, the Purchased Shares, the Purchased Assets, the Assumed Liabilities and the Business and has, to the extent it has deemed necessary or advisable, reviewed the aforementioned information and this Agreement with its investment, tax, accounting and legal advisors. Purchaser and such advisors have been given a full opportunity to ask questions of and to receive answers from Seller concerning the acquisition of the Purchased Shares, the Acquired Companies, the Purchased Assets, the Assumed Liabilities and the Business and have received or been given access to such information and documents as are necessary to verify the accuracy of the information furnished to Purchaser concerning an investment in the Purchased Shares as Purchaser or such advisors have requested.

             SECTION 5.5 AVAILABILITY OF FUNDS. Purchaser or its Affiliates have sufficient funds available on hand or through existing credit facilities to enable Purchaser to consummate the transactions contemplated hereby and to permit Purchaser to perform all of its obligations under this Agreement. Attached hereto as EXHIBIT G is a true and correct copy of an equity commitment letter from Cerberus Capital Management, L.P. in connection with the consummation of the transactions contemplated hereby.

             SECTION 5.6 LITIGATION. There is no action, suit or proceeding at law or in equity against Purchaser or any of its Affiliates pending, or to the knowledge of Purchaser, threatened which would, if decided adversely to Purchaser, prohibit the transactions contemplated by this Agreement or which is reasonably likely to have a material adverse effect on Purchaser's ability to consummate the transactions contemplated by this Agreement.

             SECTION 5.7 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser or any of its Affiliates.

                                 ARTICLE VI
                             CERTAIN AGREEMENTS

             SECTION 6.1 CONDUCT OF BUSINESS. During the period from the date hereof to the Closing Date, Seller will cause the Acquired Companies and the Asset Sellers to conduct the Business in the Ordinary Course of Business. Notwithstanding the immediately preceding sentence, during the period from the date hereof to the Closing Date, except (x) as may be approved by Purchaser, (y) as is otherwise permitted, contemplated or required by this Agreement, including SECTION 6.2, or by law and (z) as set forth on SCHEDULE 6.1 attached hereto:

             (a) With respect to the Acquired Companies, Seller will not permit any Acquired Company to:

                  (i) Amend the certificate of incorporation, bylaws or other similar corporate governance instrument of an Acquired Company, or subdivide or reclassify in any way any of its capital stock or change or agree to change in any manner the rights of its outstanding capital stock;

                  (ii) Declare or pay any dividend or make any other distribution whether or not upon or in respect of any of its capital stock, or other equity interests, of a Purchased Company; PROVIDED, HOWEVER, that (i) dividends and distributions may continue to be made by Subsidiaries of a Purchased Company to a Purchased Company, and from one wholly owned Subsidiary of a Purchased Company to another wholly owned Subsidiary of a Purchased Company, and (ii) dividends and distributions of cash may continue to be made by Acquired Companies to Seller;

                  (iii) Redeem, purchase or otherwise acquire any of the capital stock or other equity interests of any Person, including any Acquired Company;

                  (iv) Issue or sell any shares of capital stock or other equity interests of any Acquired Company, or securities convertible into or exchangeable for, or options, warrants or rights to purchase or subscribe to, such shares or equity interests;

                  (v) Adopt or amend any collective bargaining agreement which is a Business Contract, or adopt or amend in any material respect any Employee Benefit Plan in which Business Employees participate, other than as required by law;

                  (vi) Adopt a plan of liquidation or resolutions providing for the liquidation, dissolution, merger, consolidation or other reorganization;

                  (vii) Grant to any Business Employee any increase in compensation or benefits, except (A) for stay bonuses paid by Seller or its Affiliates (other than the Acquired Companies) in connection with the transactions contemplated hereby, (B) in the Ordinary Course of Business or (C) as required under any existing Contracts;

                  (viii) Incur or assume any liabilities, obligations or indebtedness for borrowed money or guarantee any such liabilities, obligations or indebtedness or, except in the Ordinary Course of Business, incur or assume any debt, obligation or liability (whether absolute or contingent and whether or not currently due and payable);

                  (ix) Make any loan or advance to its officers, directors, employees, consultants, agents or equity holders, other than travel advances, expense reimbursement and similar payments in the Ordinary Course of Business or pursuant to Seller's relocation program;

                  (x) Permit, allow or suffer any of assets of the Acquired Companies to become subjected to any Encumbrance, other than Permitted Encumbrances;

                  (xi) Loan or advance any amount to, or sell, transfer or lease any of the assets of the Acquired Companies to, or enter into any agreement or arrangement with, Seller or any of its Affiliates (other than an Acquired Company), except for (A) dividends and distributions permitted under clause (ii) above,
        (B) intercompany transactions in the Ordinary Course of Business and (C) payments pursuant to existing Contracts;

                  (xii) Make any change in any method of accounting or accounting practice or policy other than those required by GAAP;

                  (xiii) Merge or consolidate with, or acquire all or any significant portion of the assets of any business or any Person, or agree to change in any material respect the character of its business;

                  (xiv) Make or incur any capital expenditure that is not reflected in the capital expenditures budget of the Business set forth in SCHEDULE 6.1(a)(xiv) or that in the aggregate exceeds $100,000;

                  (xv) Subject to SECTION 6.1(a)(xvii), sell, lease, distribute or otherwise dispose of any assets of the Acquired Companies, other than (A) sales of Inventory in the Ordinary Course of Business and (B) sales of other assets that do not exceed $100,000 in the aggregate;

                  (xvi) Make or change any Tax election, adopt or change any Tax accounting method, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund or credit or take or fail to take any other action if such action or failure to take such action would materially increase the Tax liability of any Acquired Company;

                  (xvii) Enter into, materially modify or terminate any lease of real property, except any renewals of existing leases in the Ordinary Course of Business;

                  (xviii) Unless authorized in writing by Purchaser, sell "excess" Inventory (as designated by Seller pursuant to the Accounting Principles) with a book value greater than $1,000,000 (in the aggregate with Inventory sold pursuant to SECTION 6.1(b)(ix)) except at ordinary margins for non-excess inventory or in connection with promotional programs listed on SCHEDULE 6.1(a)(xviii);

                  (xix) Unless authorized in writing by Purchaser, sell in any month "obsolete" Inventory (as designated by Seller pursuant to the Accounting Principles) with a book value (in the aggregate with Inventory sold pursuant to SECTION 6.1(b)(x)) greater than the amount set forth for such month on SCHEDULE 6.1(a)(xix);

                  (xx) Enter into any (A) employment or consulting Contract or (B) any other Contract (other than supplier, vendor and customer Contracts entered into in the Ordinary Course of Business) either involving consideration in excess of $250,000 under each such Contract or $2,000,000 under such Contracts in the aggregate (other than the renewal of existing Business Contracts on generally similar terms) or outside the Ordinary Course of Business, excluding those Contracts which are fully performed by an Acquired Company prior to the Closing Date or which are cancelable by an Acquired Company within 90 days after notice for a cost of not more than $100,000;

                  (xxi) Accelerate, terminate, materially modify or cancel any Business Contract involving consideration in excess of $250,000 under each such Business Contract or $2,000,000 under such Contracts in the aggregate;

                  (xxii) Waive any right of value material to the Business;

                  (xxiii) Make any change in its accounting methods, principles or practices or make any change in depreciation or amortization policies or rates adopted by it, except insofar as may have been required by a change in GAAP; PROVIDED, that neither Seller nor any Acquired Company shall, without the prior written consent of the Purchaser, elect the early adoption of any change in financial accounting standards promulgated by the FASB;

                  (xxiv) Revalue any portion of its assets, properties or businesses including any write-down of the value of inventory or other assets or any write-off of notes or accounts receivable other than as provided by GAAP or the Accounting Principles;

                  (xxv) Materially change any of its business policies material to the Business, including advertising, marketing, pricing, purchasing, personnel, sales, returns, budget or product acquisition policies;

                  (xxvi) Transfer to or from the Business any employees from or to, respectively, Seller or any of its Affiliates; or

                  (xxvii) Agree, whether or not in writing, to do any of the foregoing; and

             (b) With respect to the Asset Sellers, Seller will not permit any Asset Seller to:

                  (i) Adopt or amend any collective bargaining agreement which is a Business Contract, or adopt or amend in any material respect any Employee Benefit Plan in which Business Employees participate, other than (A) in connection with the adoption or amendment of an Employee Benefit Plan that applies generally to employees of Seller or its Subsidiaries and (B) as required by law;

                  (ii) Adopt a plan of liquidation or resolutions providing for the liquidation, dissolution, merger, consolidation or other reorganization;

                  (iii) Grant to any Business Employee any increase in compensation or benefits, except (A) for stay bonuses paid by Seller or its Affiliates in connection with the transactions contemplated hereby, (B) in the Ordinary Course of Business or
        (C) as required under any existing Contracts;

                  (iv) Permit, allow or suffer any of the Purchased Assets to become subjected to any Encumbrance, other than Permitted Encumbrances;

                  (v) Sell, transfer or lease any of the Purchased Assets to, or enter into any agreement or arrangement with, Seller or any of its Affiliates (other than an Acquired Company), except for (A) intercompany transactions in the Ordinary Course of Business and (B) payments pursuant to existing contracts;

                  (vi) Sell, lease or otherwise dispose of any of the Purchased Assets, other than sales of Inventory in the Ordinary

        Course of Business (except as prohibited by SECTION 6.1(b)(ix) or (x));

                  (vii) Enter into any (A) employment or consulting Contract or (B) any other Contract (other than supplier, vendor and customer Contracts entered into in the Ordinary Course of Business) relating primarily to the Business either involving consideration in excess of $250,000 under each such Contract or $2,000,000 under such Contracts in the aggregate (other than the renewal of existing Business Contracts on generally similar terms) or outside the Ordinary Course of Business, excluding those Contracts which are fully performed by an Asset Seller prior to the Closing Date or which are cancelable by an Asset Seller within 90 days after notice for a cost of not more than $100,000;

                  (viii) Accelerate, terminate, materially modify or cancel any Business Contract involving consideration in excess of $250,000 under each such Business Contract or $2,000,000 under such Contracts in the aggregate;

                  (ix) Unless authorized in writing by Purchaser, sell "excess" Inventory (as designated by Seller pursuant to the Accounting Principles) with a book value greater than $1,000,000 (in the aggregate with Inventory sold pursuant to SECTION 6.1(a)(xviii)) except at ordinary margins for non-excess inventory or in connection with promotional programs listed on
        SCHEDULE 6.1(a)(xviii);

                  (x) Unless authorized in writing by Purchaser, sell in any month obsolete Inventory (as designated by Seller pursuant to the Accounting Principles) with a book value (in the aggregate with Inventory sold pursuant to SECTION 6.1(a)(xix)) greater than the amount set forth for such month on SCHEDULE 6.1(a)(xix);

                  (xi) Waive any right of value material to the Business;

                  (xii) Make any change in its accounting methods, principles or practices or make any change in depreciation or amortization policies or rates adopted by it, in each case, of the Business, except insofar as may have been required by a change in GAAP; PROVIDED, that neither Seller nor any Asset Seller shall, without the prior written consent of the Purchaser, elect the early adoption of any change in financial accounting standards promulgated by the FASB as it relates to the Business;

                  (xiii) Revalue any portion of the Purchased Assets, including any write-down of the value of inventory or other assets or any write-off of notes or accounts receivable other than as provided by GAAP or the Accounting Principles;

                  (xiv) Materially change any of the policies material to the Business, including advertising, marketing, pricing, purchasing, personnel, sales, returns, budget or product acquisition policies; or

                  (xv) transfer to or from the Business any employees from or to, respectively, Seller or any of its Affiliates; or

                  (xvi) Agree, whether or not in writing, to do any of the foregoing.

             SECTION 6.2 TRANSACTIONS WITH THE ACQUIRED COMPANIES AND ASSET SELLERS.

             (a) Prior to the Closing Date, Seller will cause (i) all or substantially all cash, cash equivalents, marketable securities and similar investments, all Excluded Receivables, and all intercompany accounts held by the Acquired Companies, and all Tax refunds of (including interest payable by any Governmental Authority with respect to such Taxes) received for periods ending on or prior to the Closing Date of the Acquired Companies, and (ii) all other assets, including capital stock of the Transferred Subsidiaries, liabilities and Contracts of each Acquired Company that are not related primarily to the Business, as listed on SCHEDULE 6.2(a), to be transferred to or assumed by, as the case may be and to the extent allowed by applicable law, Seller or one of its Subsidiaries (other than an Acquired Company).

             (b) At or prior to the Closing: (i) all arrangements calling for the transfer of funds by or to any Acquired Company in connection with Seller's cash management system will be terminated as of the Closing; and (ii) all Contracts between any Acquired Company, on the one hand, and Seller or any of Subsidiaries of Seller other than an Acquired Company, on the other hand, including (A) those pertaining to the allocation or sharing of liability for Taxes and (B) those relating to the design, manufacture, marketing, distribution and sale of products of the Business will, in each case, be terminated as of the Closing.

             (c) At or prior to the Closing Date, Seller will terminate any participation in Seller's receivables financing arrangements by the Business, and will provide that, effective upon the Closing, the Business will have no further liabilities under such arrangements. From and after the Closing, (i) Seller and its Subsidiaries (other than the Acquired Companies) will promptly deliver to Purchaser any cash or other property received directly or indirectly by it with respect to accounts receivable of the Business (A) that are not Excluded Receivables and (B) for sales made by the Business after the Closing Date, and (ii) Purchaser and the Subsidiary Purchasers will promptly deliver to Seller any cash or other property received directly or indirectly by it with respect to (A) Excluded Receivables or (B) any business of Seller or its Subsidiaries other than the Business.

             (d) Seller will cause the assets listed on SCHEDULE 6.2(d) to be transferred to an Acquired Company in a manner and pursuant to transfer and other documentation reasonably satisfactory to Purchaser.

             SECTION 6.3    ACCESS.

             (a) Seller will permit Purchaser and its appropriate representatives to have reasonable access, prior to the Closing Date, to the properties and the books and records of the Business during normal working hours and upon reasonable notice to familiarize itself with such properties and the business of the Business, and to other information and employees and personnel of Seller reasonably requested by Purchaser and related to the Business, as Purchaser reasonably deems necessary or advisable; PROVIDED, that Purchaser will not unreasonably disrupt the personnel and operations of the Business or other operations or activities of the Asset Sellers; PROVIDED, FURTHER, that nothing herein will require Seller or its Subsidiaries
   (a) to undertake unreasonable efforts to re-format, manipulate or reconfigure any information or data regarding the Business; (b) to provide Purchaser with access to or copies of any information that must be maintained as confidential in accordance with the terms of a written agreement with a third party; PROVIDED, that Seller represents and warrants that, to the Knowledge of Seller, the only Contracts not provided pursuant to the foregoing clause (b) are Contracts relating to the sale of the Business or any portion thereof or which are not Business Contracts; or (c) to provide Purchaser with access to or copies of any information that relates to any businesses or operations of Seller and its Subsidiaries other than the Business; PROVIDED, FURTHER, that nothing contained herein will permit Purchaser to conduct any soil, groundwater or other testing. The access and production of information and materials provided for in this
   SECTION 6.3(a) will be coordinated by H. Jason Mullins, Manager, Corporate Development of Seller (the "Coordinator") or by such other person as the Coordinator designates from time to time and Purchaser, its Affiliates and Representatives will contact the Coordinator or persons designated by the Coordinator with respect to coordinating and obtaining such access or information and materials.

             (b) Seller will permit Purchaser and its appropriate representatives reasonable access following the Closing Date to the books and records of the Business (or of Seller and its Subsidiaries, to the extent that such information is related to the historical financial statements of the Business and is required by Purchaser to prepare financial statements that comply with SEC Regulation S-X) to the extent retained by Seller; PROVIDED, that prior to the seventh anniversary of the Closing Date, Seller and the Asset Sellers will not destroy or dispose of any such books and records without the prior written consent of Purchaser. Seller shall use commercially reasonable efforts to cause its independent accountants to permit access to their work papers relating to pre-Closing periods, both before and after the Closing Date, subject to the execution of a standard consent as customarily required by such independent accountants. Seller shall, as reasonably requested, use commercially reasonable efforts to cause its independent accountants to cooperate with Purchaser, at Purchaser's sole expense, following the Closing Date, including in connection with the preparation by Purchaser of historical financial statements for the Business and in connection with public offerings or private placements of securities (which cooperation shall include delivery of comfort letters, delivery of consents for inclusion in registration statements as experts, consent to the use of its audit reports in offering documents and other matters reasonably requested by Purchaser). Seller shall use its commercially reasonable efforts to cause applicable employees to execute and deliver to Purchaser, as and when reasonably requested by Purchaser, customary management representation letters as required by Purchaser's or Seller's independent accountants in connection with historical audits of the financial statements of the business.

             (c) Purchaser will permit Seller and its appropriate representatives reasonable access following the Closing Date to the books and records of the Business relating to pre-Closing periods during normal working hours and upon reasonable notice to the extent reasonably requested, and to employees and personnel of Purchaser reasonably requested by Seller and related to the Business, as Seller reasonably deems necessary or advisable, in each case in connection with its defense and management of any product liability, workers compensation, bankruptcy or other claim for which Seller is liable or alleged to be liable; PROVIDED, that Seller will not unreasonably disrupt the personnel and operations of the Business.

             SECTION 6.4    CONSENTS AND CONDITIONS; HSR ACT.

             (a) Upon the terms and subject to the conditions hereof, each of the parties hereto will use commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby and to cause the Closing to occur, including using commercially reasonable efforts to obtain all Permits, consents, qualifications and orders of Governmental Authorities and parties to Business Contracts as are necessary for the consummation of the transactions contemplated hereby, to effect all necessary registrations and submissions of information requested by Governmental Authorities, and to fulfill the conditions to the transactions contemplated hereby. No party will take any actions that would, or that could reasonably be expected to, result in any of the conditions set forth in ARTICLE VIII not being satisfied.

             (b) Without limiting the generality of the foregoing, as promptly as practicable after the date hereof, Purchaser and Seller each will properly prepare and file any other filings required by any

   Governmental Authority relating to the transactions contemplated hereby (including filings, if any, required under the HSR Act or the Mexican Competition Law) (collectively, the "Other Filings"). Purchaser and Seller will each promptly notify the other of the receipt of any comments on, or any request for amendments or supplements to, any Other Filings by any Governmental Authority or official, and Purchaser and Seller will each supply the other with copies of all correspondence between Purchaser or Seller, as the case may be, and any other appropriate governmental official with respect to any Other Filings. Purchaser and Seller hereby covenant and agree to use commercially reasonable efforts to secure termination of any waiting periods under the HSR Act and obtain the approval of any Governmental Authority necessary to consummate the transactions contemplated hereby; PROVIDED, HOWEVER, that nothing contained herein will require Purchaser or any of its Affiliates to (i) agree to sell, divest, dispose of or hold separate any assets or businesses, or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, one or more of its businesses, product lines or assets, or (ii) litigate, pursue or defend against any administrative or judicial action or proceeding (including any temporary restraining order or preliminary injunction) challenging any of the transactions contemplated hereby as violative of any antitrust law. Purchaser will be responsible for all of the filing fees payable under the HSR Act, the Mexican Competition Law and any other antitrust law, except to the extent related to the Consent Order described in SECTION 4.4(ii).

             SECTION 6.5    CONFIDENTIALITY.

             (a) Purchaser acknowledges that the information being provided to it in connection with the transactions contemplated hereby is subject to the terms of a confidentiality agreement dated December 5, 2003, between Purchaser and Seller (the "Confidentiality Agreement"), the terms of which are incorporated herein by reference. Effective upon the Closing, the Confidentiality Agreement will terminate with respect to information relating solely to the Business; PROVIDED, HOWEVER, that Purchaser acknowledges that any and all other information provided to it by Seller or its representatives or Affiliates concerning Seller will remain subject to the terms and conditions of the Confidentiality Agreement after the Closing Date.

             (b) For a period of three years after the Closing Date, Seller will, subject to clause (c) below, keep confidential prior to and after Closing, and will not disclose to any Person, any Confidential Information to the extent it relates to the Business.
   For purposes of this Agreement, "Confidential Information" means any non-public information about the Business, other than information which is or becomes generally available to the public other than as a result of a disclosure by Seller or any person acting on behalf of Seller. To the extent that any Confidential Information does not relate exclusively to the Business, Seller may, without the consent of Purchaser, disclose such information to any purchaser or potential purchaser (by any means, including by asset sale, stock sale or merger) of all or any portion of Seller's business, provided that (i) such purchaser or potential purchaser signs a customary confidentiality agreement that covers such information, and (ii) Seller uses commercially reasonable efforts to enforce such confidentiality agreement with respect to such information.

             (c) Notwithstanding the foregoing, the obligations of confidentiality contained herein, as they relate to the transactions contemplated by this Agreement, will not apply to the federal tax structure or federal tax treatment of such transactions, and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all persons, the federal tax structure and federal tax treatment of such transactions. The preceding sentence is intended to cause such transactions to be treated as not having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the Code, and will be construed in a manner consistent with such purpose. In the event that Seller or its Affiliates is requested or required (by deposition, interrogatories, requests for information or documents in legal proceedings, subpoenas, civil investigative demand or similar process), in connection with any proceeding, to disclose any Confidential Information, Seller will give Purchaser prompt written notice of such request or requirement so that Purchaser may seek an appropriate protective order or other remedy or waive compliance with the provisions of this SECTION 6.5(b), and Seller will reasonably cooperate with Purchaser to obtain such protective order upon Purchaser's request and at Purchaser's expense. If, in the absence of a protective order or the receipt of a waiver hereunder, Seller or any of its Affiliates is nonetheless compelled to disclose Confidential Information to or at the direction of any Governmental Authority or else stand liable for contempt or suffer other censure, penalty or adverse consequences, Seller or any of its Affiliates may disclose such specifically requested Confidential Information to or at the direction of such Governmental Authority only after first notifying Purchaser.

             SECTION 6.6 FURTHER ASSURANCES. From and after the Closing, as and when requested by any party, each party will execute and deliver, or cause to be executed and delivered, all such documents and instruments and will take, or cause to be taken, at the requesting party's expense, all such further or other actions, as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement. Prior to the Closing, Seller will notify Purchaser promptly upon if any of the individuals listed on SCHEDULE 4.22(a) receives or becomes aware of notice from any of the Persons listed on SCHEDULE 6.6 that it intends to or is reasonably likely terminate substantially all or any material portion of purchases of Business products.

             SECTION 6.7 RELEASE OF GUARANTEES. Purchaser will reasonably cooperate with Seller, at Seller's request, to assist Seller in seeking to cause Seller and its Affiliates (other than an Acquired Company) to be released and removed, as promptly as practicable after the Closing, as guarantors under any Business Contract provided that such cooperation shall not require Purchaser to incur any material expense.

             SECTION 6.8 PUBLICITY. Prior to the Closing, neither of the parties hereto will issue any press release or make any other public statement, in each case relating to or connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior approval of the other party, except as may be required by law or by any listing agreement with or listing rules of a national securities exchange or trading market or inter-dealer quotation system in which case, the party proposing to issue such press release or make such public statement will use commercially reasonable efforts to consult in good faith with the other party before issuing such press release or making such public statement.
   The requirements of this SECTION 6.8 will be in addition to those included in the Confidentiality Agreement.

             SECTION 6.9 BUSINESS RECORDS. After the Closing, Purchaser and the Subsidiary Purchasers will afford Seller and its attorneys, accountants, officers and other representatives reasonable access, during normal business hours, to the books and records of the Business as the same existed prior to Closing (and will permit such Persons to examine and copy such books and records to the extent reasonably requested by such Person), and will cause the directors, officers and employees of the Business to furnish all information requested by Seller, in connection with financial reporting and Tax matters (including financial and Tax audits and Tax contests), third-party litigation and other similar business purposes. Purchaser and the Subsidiary Purchasers will not destroy or dispose of any such books and records without the prior written consent of Seller; PROVIDED, HOWEVER, that Purchaser will be entitled to destroy any of such books and records after the seventh anniversary of the Closing Date with the prior written consent of Seller; PROVIDED FURTHER, HOWEVER, that if Seller does not consent to the destruction of such books and records, Purchaser may deliver them to Seller.

             SECTION 6.10 BULK TRANSFER LAWS. Purchaser hereby waives compliance by Seller with the provisions of any so-called "bulk transfer law" of any jurisdiction in connection with the sale of the Purchased Assets to Purchaser and the Subsidiary Purchasers.

             SECTION 6.11   NON-COMPETE.

             (a) (i) For a period of three years from the Closing Date, Seller will not, and Seller will cause its Affiliates not to, engage, directly or indirectly, as a principal or for its own account, solely or jointly with others, or through any form of ownership in another

   Person, in (A) a Competing Frame Business or (B) a Competing Glass Business, and (ii) for a period of one year from the Closing Date, Seller will, and Seller will cause its Affiliates to, refrain from re-entering the moderate cookware segment, except in each case with respect to the transactions contemplated by the Transition Services Agreement, the Supply Agreements or as otherwise permitted below.

             (b) Notwithstanding anything to the contrary contained herein, nothing in this SECTION 6.11 will:

                  (i) Prohibit or restrict the ownership solely for investment purposes of less than five percent of the stock of a publicly-held corporation whose stock is traded on a national securities exchange or listed with the Nasdaq Stock Market and who engages in a Competing Frame Business, a Competing Glass Business or the moderate cookware segment.

                  (ii) Prohibit or restrict any Person that is not an Affiliate of Seller on the Closing Date and that becomes a controlling Affiliate of Seller following the Closing Date, by way of a bonafide third-party acquisition of Seller (by way of merger, asset sale or other combination or otherwise not intended to be a device for the purpose of avoiding this SECTION 6.11), from continuing to engage in a Competing Frame Business, a Competing Glass Business or the moderate cookware segment in which it is engaged at the time it becomes such a controlling Affiliate of Seller;

                  (iii) Prohibit or restrict Seller or any of its Affiliates from acquiring equity interests in, or assets of, a Person (such Person, together with any Affiliate (or portion of any Affiliate) acquired with such Person, the "Acquired Person"), PROVIDED if the revenues of such Acquired Person (or generated from such Acquired Person's acquired assets) and any Affiliates of Seller from a Competing Frame Business, a Competing Glass Business or the moderate cookware segment in North America in the last 12 full months prior to such acquisition are greater than $25,000,000 in such period, Seller will, and Seller will cause such Acquired Person and such Affiliates of Seller to, divest itself or themselves of the assets and operations of such Acquired Person and such Affiliates of Seller that relate primarily to the Competing Frame Business, the Competing Glass Business or the moderate cookware segment in North America within 12 months following the date of such acquisition; or

                  (iv) Require Seller or its Affiliates to prohibit or restrict the resale in North America by any Person (including any customer or distributor) not affiliated with Seller of products manufactured at manufacturing facilities located outside of North America.

             (c)  As used in this SECTION 6.11:

                  (i) "Competing Frame Business" means the design, manufacture, marketing, distribution or sale in North America of photograph frames, photograph albums and products expressly marketed for the storage of photographs that have been manufactured or sold by the Acquired Companies or Asset Sellers within the 12-month period immediately prior to the Closing and any similar photographic frame products;

                  (ii) "Competing Glass Business" means the design or manufacture in North America, or the marketing, distribution or sale directly into the North America market, of consumer and specialty glass products that have been manufactured or sold by the Acquired Companies or Asset Sellers within the 12-month period immediately prior to the Closing and any other glass products similar in design or function; PROVIDED, that "Competing Glass Business" will not include (A) the existing activities described in SCHEDULE 6.11(c) hereof or (B) the design, manufacture, marketing, distribution and sale of any products that contain, use or include glass parts as components of products that are not primarily made of glass (E.G., A GLASS LID FOR A METAL FRYING PAN).

             (d) If the final judgment of a court of competent jurisdiction declares that any term or provision of this SECTION 6.11 is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability will have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement will be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

             (e) Seller agrees that Purchaser and its Affiliates may suffer irreparable harm from a breach of any of the covenants and/or agreements contained in this SECTION 6.11. In the event of an alleged breach by Seller or any of its Affiliates of any of the provisions of this SECTION 6.11, Purchaser or its Affiliates may, in addition to all other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance, injunctive or other relief in order to enforce or prevent any violations of the provisions of this SECTION 6.11.

             SECTION 6.12   CONSULTATION REGARDING ENVIRONMENTAL MATTERS.


             (a) With respect to any report, application or other written submission made by Purchaser to a Governmental Authority regarding any environmental matters at any of the Owned Real Property or Leased Real Property, Purchaser shall provide Seller with a copy of such report, application or written submission no later than the time as it is being submitted to the Governmental Authority, provided that such report, application or other written submission is related to a circumstance for which Purchaser is or will be seeking indemnification.

             (b)  If Seller is obligated to indemnify Purchaser
   Indemnified Parties pursuant to SECTION 9.2(c) for any matter involving a Remedial Action ("Indemnified Remedial Action", the following procedures shall apply with respect to the conduct of such Remedial Action:

                  (i) Seller shall be responsible for managing all Indemnified Remedial Actions and shall have the right to select environmental consultants subject to the written approval of Purchaser, where such approval will not be unreasonably withheld; PROVIDED, HOWEVER, that Purchaser shall be entitled to undertaken and manage any Indemnified Remedial Actions resulting from discovery of a Release or violation of Environmental Law that would cause either imminent or substantial harm to health or the environment or a reasonably anticipated material adverse effect on the business of Purchaser and its Subsidiaries. Seller shall not agree to meet with any Governmental Authority or third party claimant regarding the Indemnified Remedial Action except where required by Law or with the written consent of Purchaser, where such consent will not be unreasonably withheld. Purchaser shall have the right to attend and participate in any meeting with any Governmental Authority or third party claimant regarding the Indemnified Remedial Action, except for meetings taking place as part of an unscheduled site inspection.

                  (ii) Seller shall provide Purchaser or its designees with quarterly status reports regarding the status of each Indemnified Remedial Action. Seller shall provide to Purchaser or its designees all documents prepared in connection with each Indemnified Remedial Action in draft form 15 days prior to finalizing such documents and shall reasonably consider Purchaser's or its designees' comments, including method and timing of any investigation, the selection of the remedy and any additional decisions impacting the Business. Seller shall provide Purchaser with final copies of all documents at the time of the submission of such documents to any third party or Governmental Authority.

                  (iii) Seller may choose a Remedial Action that is most financially and technologically feasible; provided, that Seller may not choose an option that would impose restrictive covenants, institutional controls or deed restrictions upon any Real Property without the written consent of Purchaser or its designees, which consent shall be granted or denied after taking into consideration the reasonably anticipated land use of the

        Real Property, minimization of disruption to operations of the Business, any future construction and any potential material reduction in value of the affected Real Property.

                  (iv) Seller and its representatives will exercise their commercially reasonable efforts to avoid interference with the use of the property, assets and the operation of the Business when managing an Indemnified Remedial Action. Purchaser agrees to provide reasonable access to Seller, its employees, consultants and contractors to the extent access is necessary to perform any work required under the Indemnified Remedial Action; PROVIDED, HOWEVER, that Seller, its employees, consultants and contractors provide Purchaser with a minimum of ten days' written notice to such access and the parties agree to enter into a commercially reasonable access agreement consistent with the terms of this paragraph. Upon Seller's written request, Purchaser agrees to use commercially reasonable efforts to make available to Seller access to utilities, including water and electricity, necessary to implement such Indemnified Remedial Action. If Seller requests access to utilities, Seller agrees to use commercially reasonable efforts to have its use of the utilities separately metered, it being the intent of the parties that each shall pay for that portion of monthly utility charges attributable to such party's use. If, in Purchaser's reasonably opinion, utility services cannot be separately metered, Seller agrees to reimburse Purchaser for such amount as Purchaser and Seller agree represents the portion of charges attributable to Seller's use of utility services.

                  (v) If any permits, authorizations or program applications must be executed by or obtained in the name of Purchase or any Purchaser Affiliate in order to perform Indemnified Remedial Action, Purchaser shall execute or cause to be executed any such applications, provided that Seller shall be responsible for preparing and assembling such applications and delivering such applications to Purchaser in a timely manner.


             SECTION 6.13   INTANGIBLE PROPERTY USE PHASE OUT.

             (a) "RETAINED IP" means trademarks, service marks, brand names, logos or trade, corporate or business names of Seller or of any of its Subsidiaries that are not included in the Purchased Assets or owned by an Acquired Company but are used by the Business on packaging or printed advertising and promotional materials, invoices, letterhead, company forms, business cards, product instructions or like materials (collectively, the "Packaging") included in the Purchased Assets or the assets of an Acquired Company as of the Closing Date.

             (b) Subject to Section 6.13(e), Purchaser shall remove the Retained IP from all buildings, signs and vehicles of the Business within six months after the Closing Date.

             (c) Purchaser shall cease using the Retained IP in its electronic databases and web sites within 90 days after the Closing Date.


             (d) The Purchaser, any Subsidiary Purchaser and the Acquired Companies may use the Packaging or sell the Business Inventories after the Closing Date (without altering or modifying such Packaging and Business Inventories), until such Packaging is exhausted and in any event no more than 12 months after the Closing Date.
   Seller and its Subsidiaries, as applicable, hereby grant to Purchaser, any Subsidiary Purchaser and the Acquired Companies a non-exclusive, nontransferable, non-sublicensable (except to Purchaser's Affiliates) license to use Retained IP in such countries as Seller or its Subsidiaries, as applicable, have rights in such Retained IP, during such period as the Packaging is being used up by the Purchaser and its Affiliates and during the periods set forth in Sections 6.13(b) and
   (c). In the event that the Purchaser or its Affiliates manufactures or produces products after the Closing Date for use with Packaging, Seller may reasonably request, and the Purchaser or its Affiliates shall provide, samples of such products to examine and ensure that such products are of a quality level not materially different from the existing Business Inventories at Closing. In the event that the products used with the Packaging are of materially inferior quality, Seller may request that the Purchaser or its Affiliates raise the quality of the products being manufactured for use with the Packaging. If the Purchaser and its Affiliates have not, within forty-five (45) days of such notice by Seller, provided Seller with evidence that the quality of its products used in connection with Packaging are substantially similar in level of to the products manufactured prior to Closing, the Purchaser and its Affiliates shall cease to use such Packaging in connection with such products.

             (e) Notwithstanding anything herein to the contrary, Purchaser shall not be required at any time to remove the Retained IP from schematics, plans, manuals, drawings, machines, machinery and the like of the Business in existence as of the Closing Date to the extent that such instrumentalities are used in the ordinary internal conduct of the Business and are not generally observed by the public or intended for use as means to effectuate or enhance sales.

             SECTION 6.14 COLLECTION OF RECEIVABLES. In connection with the collection of the Excluded Receivables, Seller agrees, and agrees to cause its Subsidiaries and representatives, to act in a manner reasonably consistent with the past practice of Seller and its Subsidiaries to collect for Seller's account the Excluded Receivables; PROVIDED, that Seller will not initiate legal proceedings to collect any Excluded Receivables of a material customer of the

   Business without the prior written consent of Purchaser (not to be unreasonably withheld or delayed).

                                 ARTICLE VII
                              EMPLOYEE MATTERS

             SECTION 7.1    EMPLOYMENT OF BUSINESS EMPLOYEES; SEVERANCE.

             (a) At least two Business Days prior to the Closing, Seller will deliver to Purchaser a true and correct list of all employees of Seller or any Subsidiary of Seller (i) whose services are used exclusively in the Business as of such date, including all such employees absent due to vacation, holiday, sickness, short-term disability or other approved leave or absence who are expected to return to work before the first anniversary of the date of this Agreement and (ii) those other employees whom Purchaser and Seller agree will be offered employment by Purchaser (the "Employee List"). Purchaser or a Subsidiary Purchaser will offer employment, effective on the Closing, to, and will cause the Acquired Companies to continue employment of, all employees on the Employee List whose employment with Seller or its Subsidiaries has not terminated on or prior to the Closing. The employees of the Acquired Companies and the employees who accept Purchaser's or a Subsidiary Purchaser's offer of employment are collectively referred to herein as "Business Employees".

             (b) Nothing in this Agreement shall create a contract of employment or alter the at-will status of any Business Employee. Notwithstanding any provision contained in this Agreement to the contrary, Purchaser or a Subsidiary Purchaser shall not be prohibited by this SECTION 7.1 from terminating the employment of any Business Employee following the Closing Date.

             (c) If during the 12-month period following the Closing Date, Purchaser or any Subsidiary of Purchaser terminates the employment of any Business Employee, Purchaser will provide such Business Employee severance benefits in accordance with SCHEDULE 7.1 or as otherwise required pursuant to the terms of any collective bargaining agreement applicable to such Business Employee.

             (d) For a reasonable period following the Closing, Seller shall use commercially reasonable efforts to continue to retain the individual listed on Schedule 7.1(d) to serve as a consultant to Purchaser in connection with the transition, and Purchaser shall reimburse Seller for the cash compensation due to the individual for such period (on the same basis on which Seller has compensated the individual with respect to consulting fees).

             SECTION 7.2    EMPLOYEE BENEFIT PLANS GENERALLY.

             (a) Seller and its Subsidiaries will take such action as is necessary such that, as of the Closing Date, the Acquired Companies cease participation in each Employee Benefit Plan. Except as otherwise provided herein, after the Closing Date Seller will retain all liabilities for claims under such Employee Benefit Plans, whether such claims are made before, on or after the Closing Date.

             (b) Purchaser will credit the Business Employees for their service with Seller, the Acquired Companies, the Asset Sellers and their Affiliates (and any predecessors in interest) for purposes of eligibility and vesting under Purchaser's plans in which Business Employees participate after the Closing Date, and any applicable vacation or severance policies or programs, but not to the extent such credit would result in a duplication of benefits. Purchaser will permit Business Employees (and their eligible spouses and beneficiaries) to participate in Purchaser's plans without being subject to any waiting periods or any restrictions or limitations for pre-existing conditions, except to the extent any such person has not satisfied any corresponding applicable waiting period or limitation under the Employee Benefit Plans. Purchaser's plans will credit each Business Employee (and any spouses and dependents) with the amount, if any, paid during the calendar year in which the Closing Date occurs under the Employee Benefit Plans towards deductibles, co-pays and out-of-pocket maximums.

             SECTION 7.3 401(k) PLAN. As soon as practicable following the Closing Date, Seller or its Subsidiaries, as applicable, will spin-off and transfer the account balances (including loan accounts and liabilities) of each Business Employee who on the Closing Date is a participant in the Newell Rubbermaid 401(k) Savings Plan to a 401(k) plan established or maintained by Purchaser, in a trustee-to-trustee transfer in accordance with Section 414(l) of the Code.

             SECTION 7.4    WELFARE PLANS.

             (a) Seller or its Subsidiaries (other than any Acquired Company) will retain all Liabilities for claims incurred by a Business Employee (and his or her eligible spouse and dependents) on or prior to the Closing Date under the Employee Benefit Plans that are welfare benefit plans within the meaning of Section 3(1) of ERISA and all short term disability, salary continuation, severance plans or arrangements (the "Welfare Plans"). For this purpose claims under any medical, dental, vision, or prescription drug plan generally will be deemed to be incurred on the date that the service giving rise to such claim is performed and not when such claim in made; PROVIDED, HOWEVER, that with respect to claims relating to hospitalization the claim will be deemed to be incurred on the first day of such hospitalization and not on the date that such services are performed. Claims for disability under any long or short term disability plan will be incurred on the date the Business Employee is first absent from work because of the condition giving rise to such disability and not when the Business Employee is determined to be eligible for benefits under the applicable Welfare Plan. Seller will provide any continuation coverage required under Part 6 of Title I of ERISA or applicable state law ("COBRA") to each "qualified beneficiary" as that term is defined in COBRA whose first "qualifying event" (as defined in COBRA) occurs on or prior to the Closing Date and each "M&A Qualified Beneficiary", as defined under Treasury designation Section 54.4980B-9.

             (b) Notwithstanding the foregoing, as soon as practicable following the Closing Date, Seller or its Subsidiaries, as applicable, will spin-off and transfer all of the accounts of its Section 125 flexible spending plan attributable to Business Employees to a new
   Section 125 flexible spending plan established by Purchaser. Seller and its Subsidiaries (other than the Acquired Companies) will have no liability with respect to Purchaser's Section 125 flexible spending plan after the Closing Date, including liability for any claims incurred prior to the Closing Date.

             SECTION 7.5 RETIREE HEALTH. As of the Closing Date, Purchaser will establish for Business Employees a retiree health insurance plan that provides benefits comparable to, and on the same terms and conditions as, benefits provided under Seller's current medical plan immediately prior to the Closing Date with respect to each Business Employee who on the Closing Date is a participant in such medical plan (I.E., would be entitled to retiree medical coverage under such plan had such Business Employee remained employed, and terminated employment, with Sellers, Asset Sellers or any Acquired Company). In the event that Seller's current medical plan for retirees is amended, modified or changed prospectively or retroactively with respect to benefits provided to retirees, Purchaser shall only be responsible for offering retiree health insurance benefits on the same terms and conditions as existed under Seller's current medical plan for retirees immediately prior to the Closing Date. Notwithstanding anything in this Agreement to the contrary, Purchaser will not assume any liabilities with respect to any retiree health insurance benefits of any current or former employee of Seller or its Subsidiaries who is not a Business Employee, and any such benefits will continue to be provided under the medical plan for retirees. With respect to Business Employees whose employment is subject to a collective bargaining agreement, any retiree health benefits will be provided in accordance with the terms of the applicable collective bargaining agreement. Unless otherwise set forth in a collective bargaining agreement, the Purchaser shall have the right to amend or terminate the plan or arrangement providing retiree health benefits to Business Employees at any time.

             SECTION 7.6    NON-SOLICITATION.

             (a) For two years following the Closing Date, Purchaser and its Affiliates will not (i) directly or indirectly solicit or seek to induce any employee of Seller or any of its Affiliates to leave his or her employment or position with Seller or any of its Affiliates or
   (ii) hire any person who was an Employee of Seller or any of its Affiliates within 90 days prior to the date of such hire.

             (b) For two years following the Closing Date, Seller and its Affiliates will not (i) directly or indirectly solicit or seek to induce any Business Employee to leave his or her employment or position with Purchaser or any of its Affiliates or (ii) hire any person who was a Business Employee or an employee of the Business within 90 days prior to the date of such hire.

             (c) Notwithstanding the foregoing, the restrictions set forth in this SECTION 7.6 will not prohibit either party or its respective Affiliates from: (i) advertising employment opportunities in any general solicitation, including national newspaper, trade journal or other publication in a major metropolitan area or any third-party Internet website posting, or negotiating with, offering employment to or employing any Person contacted through such medium,
   (ii) participating in any third-party hiring fair or similar event open to the public or negotiating with, offering employment to or employing any Person contacted through such medium or (iii) soliciting, negotiating with, offering employment to or employing any Person at any time (A) following 90 days after the termination by such Person of his or her employment with a party or any of its Affiliates or (B) at any time after the termination by a party or any of its Affiliates of such Person's employment with such party or any of its Affiliates.
                                ARTICLE VIII
                            CONDITIONS TO CLOSING

             SECTION 8.1 CONDITIONS TO PURCHASER'S OBLIGATIONS. The obligation of Purchaser to consummate the transactions contemplated by this Agreement is conditioned upon the satisfaction or waiver, at or prior to the Closing, of the following conditions, PROVIDED, HOWEVER, that Purchaser may not rely on the failure of any of the following conditions in this SECTION 8.1 to be satisfied if such failure was caused by Purchaser's failure to act in good faith or to use commercially reasonable efforts to cause the Closing to occur, as required by SECTION 6.5.

             (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in ARTICLE IV hereof will be true and correct in all respects as if made on and as of the Closing Date (except to the extent that such representations and warranties expressly relate to a specific date in which case such representations and warranties will be true and correct as of such date), except, in the case of the representations and warranties other than those set forth in SECTIONS 4.1, 4.2(a) and 4.3, and determined without the "materiality" or "Material Adverse Effect" qualifications in such other representations and warranties, for such inaccuracies in, breaches of and omissions from such representations and warranties as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially and adversely affect Seller's or any of the Asset Seller's ability to consummate the transactions contemplated hereby or to perform its obligations hereunder.

             (b) COVENANTS. Seller will have performed in all material respects all of the covenants and agreements required to be performed by it under this Agreement at or prior to the Closing.

             (c) NO PROHIBITION. No statute, rule, regulation or executive order or judgment, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Authority, or other legal restraint or prohibition preventing or seeking to restrain prohibit or invalidate (to the extent such statute, rule, regulation, or executive order or judgment, decree, temporary restraining order, injunction or other order is reasonably likely to so restrain, prohibit or invalidate) the consummation of the transactions contemplated hereby shall have been instituted or be in effect.

             (d) ANTITRUST AND GOVERNMENT APPROVALS. Any waiting period (and any extension thereof) under the HSR Act applicable to the transactions contemplated hereby will have expired or will have been terminated, and all other filings with, notices to and consents, authorizations and approvals of any Governmental Authority that are required for the consummation of the transactions contemplated hereby will have been made and obtained.

             (e)  CLOSING DELIVERIES.  The deliveries described in
   SECTION 3.2(a) (other than any deliveries pursuant to SECTION 3.2(a)(viii) the absence of which is not material) shall have been received by Purchaser substantially in the form attached as exhibits or, if not so attached, in form reasonably satisfactory to Purchaser.

             (f) NO MATERIAL ADVERSE EFFECT. There has not been any change or changes in the business, financial condition or results of operations of any of the Businesses since the date of this Agreement which, individually or in the aggregate, has had or would be reasonably expected to have a Material Adverse Effect.

             (g) THIRD-PARTY CONSENTS. Seller shall have obtained written consents in form and substance reasonably satisfactory to Purchaser from the Persons listed on SCHEDULE 8.1(g).

             SECTION 8.2 CONDITIONS TO SELLER'S OBLIGATIONS. The obligation of Seller to consummate the transactions contemplated by this Agreement is conditioned upon the satisfaction or waiver, at or prior to the Closing, of the following conditions, PROVIDED, HOWEVER, that Seller may not rely on the failure of any of the following conditions in this SECTION 8.2 to be satisfied if such failure was caused by Seller's failure to act in good faith or to use commercially reasonable efforts to cause the Closing to occur, as required by
   SECTION 6.5.

             (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in ARTICLE V hereof will be true and correct in all respects as if made on and as of the Closing Date (except to the extent that such representations and warranties expressly relate to a specific date in which case such representations and warranties will be true and correct as of such date), except, in the case of the representations and warranties other than those set forth in SECTIONS
   5.1 and 5.2, and determined without the "materiality" or "Material Adverse Effect" qualifications in such other representations and warranties, for such inaccuracies in, breaches of and omissions from such representations and warranties as would not, or would not reasonably be expected to, individually or in the aggregate, materially and adversely affect Purchaser's ability to consummate the transactions contemplated hereby or to perform its obligations hereunder.

             (b) COVENANTS. Purchaser will have performed in all material respects all of the covenants and agreements required to be performed by it under this Agreement at or prior to the Closing.

             (c) NO PROHIBITION. No statute, rule, regulation or executive order or judgment, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Authority, or other legal restraint or prohibition preventing or seeking to restrain prohibit or invalidate (to the extent such statute, rule, regulation, or executive order or judgment, decree, temporary restraining order, injunction or other order is reasonably likely to so restrain, prohibit or invalidate) the consummation of the transactions contemplated hereby shall have been instituted or be in effect.

             (d) ANTITRUST AND GOVERNMENT APPROVALS. Any waiting period (and any extension thereof) under the HSR Act applicable to the transactions contemplated hereby will have expired or will have been terminated, and all other filings with, notices to and consents, authorizations and approvals of any Governmental Authority that are required for the consummation of the transactions contemplated hereby will have been made and obtained.

             (e)  CLOSING DELIVERIES.  The deliveries described in
   SECTION 3.2(b) (other than deliveries pursuant to SECTION
   3.2(b)(viii), the absence of which is not material) shall have been received by Seller substantially in the form attached as exhibits or, if not so attached, in form reasonably satisfactory to Seller.

                                 ARTICLE IX
                        SURVIVAL AND INDEMNIFICATION

             SECTION 9.1 SURVIVAL OF REPRESENTATIONS. The representations and warranties made in this Agreement will terminate 90 calendar days after the later of (a) delivery by Purchaser's auditor to Purchaser of its audit of the financial statements of the Business, or such Subsidiaries of Purchaser that include the Business, for the fiscal year ended December 31, 2004, or (b) June 30, 2005; PROVIDED, HOWEVER, that any claims of a breach of any such surviving representation or warranty made in good faith in writing and received by Seller prior to such termination date will survive such date to the extent of the facts alleged in such claim; and PROVIDED, FURTHER, that the representations contained in SECTION 4.18 shall survive until the fifth anniversary of the Closing Date; and provided further that the representations contained in SECTION 4.2 AND 4.16 shall survive the Closing Date until the expiration of the applicable statute of limitations. The covenants and agreements contained herein to be performed or complied with after the Closing (other than the covenant and agreement to indemnify against breaches of certain representations and warranties, which will survive only until the expiration of the underlying representation and warranty) will survive the execution and delivery of this Agreement, the Closing and the consummation of the transactions contemplated hereby.

             SECTION 9.2    INDEMNIFICATION BY SELLER OTHER THAN FOR
   TAXES.

             (a) Subject to the limitations set forth in SECTION 9.4(a) through (i), Seller will indemnify Purchaser, its Subsidiaries and their respective officers, directors, employees and agents (the "Purchaser Indemnified Parties") against, and hold them harmless from, any loss, liability, assessment, Tax, fine, penalty, claim, damage, expense or cost of mitigation actually suffered or paid (including reasonable legal fees and expenses) ("Damages") arising from any breach of any representation or warranty of Seller in this Agreement (other than with respect to Taxes and other than the representations and warranties contained in SECTION 4.18).

             (b) Subject to the limitations set forth in SECTION 9.4(e) through (i), Seller will indemnify the Purchaser Indemnified Parties against, and hold them harmless from, any Damages arising from:

                  (i) Any breach of any covenant by Seller set forth in this Agreement (other than with respect to Taxes);

                  (ii)  Any Excluded Liability;

                  (iii) Product liability claims relating to products of the Business arising out of occurrences prior to the Closing Date;

                  (iv) Any claims, including workers compensation and similar claims, made by or with respect to current or former employees of the Acquired Companies who are not Business
        Employees or by Business Employees relating to occurrences prior to the Closing Date;

                  (v)   The assets, liabilities and Contracts
        transferred, assumed or terminated pursuant to SECTION 6.2;

                  (vi) The failure to comply with any "bulk sales" notice requirement in connection with the transactions contemplated hereby;

                  (vii) The bankruptcy matters set forth on SCHEDULE
        9.2(b)(vii);

                  (viii) Any casualty or condemnation of any Owned Real Property or Leased Real Property occurring after the date hereof and prior to the Closing; and

                  (ix) Any claims (other than Assumed Liabilities and claims that are the subject of SECTION 9.2(b)(iii) or (iv)) arising out of occurrences prior to the Closing Date that are covered by insurance of which Seller or any Seller Affiliate, including any Acquired Company, is a beneficiary that was in effect with respect to the Business prior to the Closing Date.

   For purposes of determining whether claims are covered by insurance as provided in SECTION 9.2(b)(ix), the decision as to coverage of the insurance carrier (typically, The Traveler's Insurance Company) will be conclusive; PROVIDED that (i) Seller will submit to the relevant insurance carrier all such claims asserted by Purchaser for which there is a reasonable basis for coverage, and (ii) after such efforts to establish coverage as Seller elects to make, Seller will afford Purchaser an opportunity to contest any denial of coverage directly against the insurance carrier. As and when requested by Purchaser, Seller will, at Purchaser's expense, execute and deliver, or cause to be executed and delivered, all such documents and instruments and will take, or cause to be taken, all such further or other actions, as Seller may reasonably deem necessary or desirable to permit Purchaser to so contest such denials.

             (c) Subject to the limitations set forth in SECTION 9.4(c) and (e) through (m), Seller will indemnify the Purchaser Indemnified Parties against, and hold them harmless from, any Environmental Liabilities arising from:

                  (i) any breach of the representations and warranties contained in SECTION 4.18; and

                  (ii) any condition, whether known or unknown, existing prior to the Closing Date relating to:

                  (A) Releases or threatened Releases of Hazardous Materials at or from the assets, facilities and properties owned and operated by the Business or any predecessor in interest, including the Real Property, any Former Property, any Closed Property or any Shared Property;

                  (B) Releases or threatened Releases of Hazardous Materials at any disposal or treatment facilities that received

        Hazardous Materials generated by the Business or any predecessor in interest;

                  (C) Violations of Environmental Laws relating to the Business, the Purchased Assets, the Real Property, any Former Property, any Closed Property or any Shared Property;

                  (D) Personal injury (including wrongful death) or property damage (real or personal) arising out of exposure to Hazardous Materials used, handled, generated, transported or disposed by the Business or Hazardous Materials at or emanating from the assets, facilities and properties owned and operated by the Business or any predecessor in interest, including any Owned Real Property and Leased Real Property; or

                  (E)  Environmental Claim; or

                  (F) The generation, migration, use, treatment, storage, recovery, transport, Release, disposal or other handling of Hazardous Materials in violation of Environmental Laws in connection with either the Business or the Purchased Assets or in connection with any Owned Real Property, any Leased Real Property, any Former Property, any Closed Property or any Shared Property.

             SECTION 9.3    INDEMNIFICATION BY PURCHASER OTHER THAN FOR
   TAXES.

             (a)  Subject to the limitations set forth in SECTION 9.4(a),
   (b), (c), (e), (f), (h) and (i), Purchaser will indemnify Seller, its Subsidiaries and their respective officers, directors, employees and agents (the "Seller Indemnified Parties"), against, and hold them harmless from, any Damages arising from any breach of any representation or warranty of Purchaser in this Agreement.

             (b)  Subject to the limitations set forth in SECTION 9.4(e),
   (f), (h) and (i), Purchaser will indemnify the Seller Indemnified Parties against, and hold them harmless from, any Damages arising from:

                  (i) Any breach of any covenant by Purchaser set forth in this Agreement (other than with respect to Taxes);

                  (ii)  Any Assumed Liability;

                  (iii) Any obligation of Seller or any of its Affiliates (other than the Acquired Companies) as guarantors under any Business Contract; and

                  (iv) Product liability claims relating to products of the Business arising out of occurrences on or after the Closing Date;

                  (v) All Liabilities for claims incurred by a Business Employee (or his or her eligible spouse and dependents) consisting of (A) Liabilities described in SECTION 7.3, (B) Liabilities described in SECTION 7.4(b) and (C) Liabilities described in SECTION 7.5; and

                  (vi) All Liabilities for claims related to occurrences on or after the Closing Date by any Business Employee, including workers compensation and similar claims.

             (c)  Subject to the limitations set forth in SECTION 9.4(c),
   (e), (f), (h) and (i), Purchaser will indemnify the Seller Indemnified Parties against, and hold them harmless from, any Damages arising from all Environmental Liabilities related to the generation, migration, treatment, storage, recovery, Release, transport or disposal of Hazardous Materials in violation of Environmental Laws (A) in connection with either the Business or the Purchased Assets, at any time on or after the Closing Date, or (B) in connection with the Owned Real Property and the Leased Real Property at any time on or after the Closing Date; PROVIDED that Purchaser shall have no obligation under this SECTION 9.3(c) to indemnify the Seller Indemnified Parties insofar as Seller is obligated to indemnify the Purchaser Indemnified Parties for such Liabilities.

             SECTION 9.4    LIMITS ON INDEMNIFICATION.

             (a) Neither Seller nor Purchaser will be required to indemnify any Purchaser Indemnified Party or Seller Indemnified Party, respectively, pursuant to SECTION 9.2(a) or 9.3(a), respectively, for any individual item where the Damages relating thereto for which Seller or Purchaser, as applicable, would otherwise be required to indemnify the Purchaser Indemnified Parties or Seller Indemnified Parties, respectively, hereunder are less than $50,000.

             (b) Neither Seller nor Purchaser will be required to indemnify any Purchaser Indemnified Party or any Seller Indemnified Party, respectively, pursuant to SECTION 9.2(a) or 9.3(a), respectively, unless the aggregate amount of Damages for which Seller or Purchaser, as applicable, would otherwise be required to indemnify the Purchaser Indemnified Parties or Seller Indemnified Parties, respectively, hereunder exceeds $15,000,000, and in such case Seller or Purchaser, as applicable, will only be required to indemnify the Purchaser Indemnified Parties or the Seller Indemnified Parties, respectively, for Damages in excess of the first $15,000,000 of aggregate Damages.

             (c) Notwithstanding anything to the contrary contained in this Agreement, the maximum amount of Damages for which Seller or Purchaser will be obligated to indemnify the Purchaser Indemnified Parties or Seller Indemnified Parties, respectively, for under SECTION 9.2(a) and (C) or SECTION 9.3(a) and (c), respectively, will be $100,000,000.

             (d) Seller will have no liability for a breach of SECTION 4.19(c) or 4.19(d) for failing to disclose any service or Contract that is required thereby to be listed on SCHEDULE 4.19(c) or 4.19(d), as applicable, if either (i) Seller currently provides such service in the operation of its business to its existing business units, or has a Contract with a third-party vendor with respect to the services provided to the Business under such Contract and such service of Purchaser or provided by the third-party vendor can be adapted without material burden to perform such service for the Business or (ii) the Business is able to obtain (after using commercially reasonable efforts) such products or services on substantially equivalent terms and conditions (as to the Business) from a no less qualified third-party vendor.

             (e) In case any event occurs which would otherwise entitle either party to assert a claim for indemnification hereunder, no Damages will be deemed to have been sustained by such party to the extent of (i) any Tax savings actually realized by such party with respect thereto in the year in which such event occurs or in any earlier year, or (ii) any proceeds received by such party from any insurance policies with respect thereto. In the event a party (x) actually realizes a tax benefit as a result of an event that entitles such party to indemnification hereunder in a year after such event occurs, (y) such tax benefit was not taken into account in the calculation of Damages previously payable to such party and (z) such party received payment of Damages owed to it as a result of such indemnifiable event, such party shall pay to the party that made such indemnification payment the amount of such tax benefit actually realized in such later year, such payment to occur no later than 30 calendar days following the filing of the Tax Return reflecting such benefit.

             (f) Notwithstanding anything to the contrary in this Agreement, Damages shall expressly exclude consequential damages, special damages, incidental damages, indirect damages, punitive damages, lost profits and similar items, unless arising out of a Third Party Claim.

             (g) The amount of any Damages claimed by Purchaser hereunder will be reduced to the extent that Purchaser receives the benefit of an adjustment pursuant to SECTION 2.3 hereof in which the item that is the subject of the indemnification claim was specifically taken into account in the determination of the Final Statement.

             (h) To the extent that Seller or Purchaser discharges any claim for indemnification hereunder, the Indemnifying Party will be subrogated to all related rights of the Indemnified Party against third parties.

             (i) Each Indemnified Party will be obligated in connection with any claim for indemnification under SECTIONS 9.2 and 9.3 to use commercially reasonable efforts to mitigate Damages upon and after becoming aware of any event which could reasonably be expected to give rise to such Damages.

             (j) Seller will have no obligation to indemnify the Purchaser Indemnified Parties pursuant to SECTION 9.2(c) insofar as the Environmental Liabilities arise from any Purchaser Indemnified Party soliciting involvement by a Governmental Authority or any Purchaser Indemnified Party conducting, or causing to be conducted, any soil, groundwater or other subsurface testing, drilling or excavation, that, in each such case, is not required by a Governmental Authority or Environmental Law; provided however, that this SECTION 9.2(j) will not apply to any soil, groundwater or other subsurface testing, drilling or excavation conducted (1) to address, prevent or mitigate any Release or threatened Release or violation of Environmental Law; (2) in response to an Environmental Condition; provided, however, that such Environmental Condition was not set forth on SCHEDULE 4.18 nor was such Environmental Condition identified as a Recognizable Environmental Condition (as that term is defined by ASTM 1527-00) in the Purchaser's Phase I Environmental Site Assessments conducted prior to Closing; (3) in response to a request by a third party to conduct due diligence related to a proposed sale or lease of any property or asset, any divestiture, any financing, a public offering or obtaining any insurance; (4) during the normal course of operation of the Business, including construction, expansion, operation, maintenance, redevelopment or repair of the assets, facilities and properties owned and operated by the Business; (5) to implement Best Management Practices, as defined by an Governmental Authority or Environmental Law; or (6) or otherwise as required by Law.

             (k) "Environmental Condition" refers to the presence or likely presence of (a) a violation of Environmental Law or (b) a Release or threatened Release of Hazardous Materials in soil, subsurface, surface water or groundwater on, in, under or from the assets facilities and properties owned and operated by the Business.

             (l) Seller will have no obligation to indemnify the Purchaser Indemnified Parties pursuant to SECTION 9.2(c) after the fifth anniversary of the Closing Date, except that if a claim for such indemnification is made in good faith in writing and received by Seller prior to the fifth anniversary of the Closing Date such claim will survive such anniversary.

             (m) Seller's obligation to indemnify the Purchaser Indemnified Parties pursuant to SECTION 9.2(c) for Remedial Action to be conducted after the Closing Date is subject to the condition that (in compliance with applicable Law and in consultation with Purchaser to the extent provided in SECTION 6.12), Seller shall (i) control the planning, selection, design and implementation of all Remedial Action, including consulting with Purchaser and using commercially reasonable efforts to implement the least expensive remedial alternative consistent with Environmental Law and approved by the applicable

   Governmental Authority, such as institutional controls or other mechanisms for eliminating risk pathways, as permitted by applicable Law, (ii) control the selection of consultants and contractors, and
   (iii) not be required to conduct, or be responsible for Damages with respect to, any Remedial Action that is not necessary to comply with applicable legal requirements for an industrial facility.

             SECTION 9.5 PROCEDURE FOR INDEMNIFICATION. Any party seeking indemnification under this ARTICLE IX (an "Indemnified Party") will give each party from whom indemnification is being sought (each, an "Indemnifying Party") notice of any matter for which such Indemnified Party is seeking indemnification, stating the amount of the Damages, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations of an Indemnifying Party under this ARTICLE IX with respect to Damages arising from any claims of any third party which are subject to the indemnification provided for in this ARTICLE IX (collectively, "Third-Party Claims") will be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party receives, after the Closing Date, initial notice of any Third-Party Claim, the Indemnified Party will give the Indemnifying Party notice of such Third-Party Claim within such time frame as necessary to allow for a timely response and in any event within 30 calendar days of the receipt by the Indemnified Party of such notice; PROVIDED, HOWEVER, that the failure to provide such timely notice will not release the Indemnifying Party from any of its obligations under this ARTICLE IX except to the extent the Indemnifying Party is prejudiced by such failure. The Indemnifying Party will be entitled to assume and control the defense of such Third-Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within 45 calendar days of the receipt of such notice from the Indemnified Party; PROVIDED, HOWEVER, that if there exists a conflict of interest that would make it inappropriate in the reasonable judgment of the Indemnified Party (upon and in conformity with advice of counsel) for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party will be entitled to retain one counsel (plus one local counsel, if necessary), reasonably acceptable to the Indemnifying Party, at the expense of the Indemnifying Party, provided that the Indemnified Party and such counsel will contest such Third-Party Claims in good faith. In the event the Indemnifying Party exercises the right to undertake any such defense against any such Third-Party Claim as provided above, the Indemnified Party will cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third-Party Claim, the Indemnifying Party will cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party. The Indemnifying Party will not, without the written consent of the Indemnified Party (which will not be unreasonably withheld or delayed), settle or compromise any Third-Party Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to Indemnified Party of a written release from all liability in respect of such Third-Party Claim. No Third-Party Claim which is being defended in good faith by the Indemnifying Party or which is being defended by the Indemnified Party as provided above in this SECTION 9.5 will be settled by the Indemnified Party without the written consent of the Indemnifying Party (which will not be unreasonably withheld or delayed).

             SECTION 9.6 EXCLUSIVE REMEDY. Other than the remedies set forth in SECTION 6.11 and with respect to indemnification for Taxes, which are subject to ARTICLE X, the indemnification provided for in this ARTICLE IX will constitute the sole remedy of any party to the Agreement with respect to breaches by any other party to the Agreement of any of the representations, warranties, agreements or covenants contained in the Agreement.

                                  ARTICLE X
                                 TAX MATTERS

             SECTION 10.1   TAX INDEMNIFICATION.

             (a) Seller will be liable for and will pay, and will indemnify Purchaser Indemnified Parties against, all Excluded Taxes.

             (b) Purchaser will be liable for and will pay, and will indemnify Seller Indemnified Parties against any and all Taxes imposed on or payable with respect to the Acquired Companies or the Business, other than Excluded Taxes.

             (c) Seller and Purchaser shall each be liable for and shall pay 50 percent of any and all sales and use Taxes, recording fees, stamp Taxes and any other similar transfer Taxes that may be imposed upon, payable, collectible or incurred in connection herewith and the transactions contemplated hereby, regardless of the Person liable for such Taxes under applicable law, except that Purchaser shall be solely liable for all such incremental Taxes that are imposed upon, payable, collectible or incurred in connection with or as a result of the
   Section 338(h)(10) Election. Seller and Purchaser will use commercially reasonable efforts to minimize the amount of such Taxes.


             (d) Seller or Purchaser, as the case may be, will provide reimbursement for any Tax paid by one party, all or a portion of which is the responsibility of the other party pursuant to SECTION 10.1. Payment by the Indemnifying Party of any amount due under this SECTION
   10.1 will be made within ten calendar days following written notice by the indemnified party that payment of such amount is due (specifying in reasonable detail the nature of the Tax paid) and without right of offset; PROVIDED, that, if the Indemnified Party is required to make a payment to a taxing authority, the Indemnifying Party will not be required to make any payment earlier than three calendar days before such payment is due.

             SECTION 10.2   PREPARATION AND FILING OF TAX RETURNS.

             (a) Seller will timely prepare and file or will cause to be timely prepared and filed (i) any combined, consolidated or unitary Tax Return that includes Seller or any of its Affiliates, and (ii) any Tax Return of the Acquired Companies for any taxable period that ends on or before the Closing Date. For any Straddle Period Tax Return of the Acquired Companies that is the responsibility of Seller under this
   SECTION 10.2(a), Seller will deliver to Purchaser for its review, comment and approval (which approval will not be unreasonably withheld, conditioned or delayed) a copy of such proposed Tax Return (accompanied by an allocation between the Pre-Closing Period and the Post-Closing Period of the Taxes shown to be due on such Tax Return) at least 30 calendar days prior to the due date (giving effect to any validly obtained extensions) thereof.

             (b) Purchaser will, except to the extent that such Tax Returns are the responsibility of Seller under SECTION 10.2(a), timely prepare and file or will cause to be timely prepared and filed all Tax Returns with respect to the Acquired Companies. For any Straddle Period Tax Return of the Acquired Companies that is the responsibility of Purchaser under this SECTION 10.2(b), Purchaser will deliver to Seller for its review, comment and approval (which approval will not be unreasonably withheld, conditioned or delayed) a copy of such proposed Tax Return (accompanied by an allocation between the Pre-Closing Period and the Post-Closing Period of the Taxes shown to be due on such Tax Return) at least 30 calendar days prior to the due date (giving effect to any validly obtained extensions) thereof.

             SECTION 10.3   REFUNDS, CREDITS AND CARRYBACKS.

             (a) Seller will be entitled to any refunds or credits of or against any Excluded Taxes. Purchaser will, at Seller's reasonable request and at Seller's sole expense, cause the relevant entity to file for and use commercially reasonable efforts to obtain any refund or credit to which Seller is entitled. Subject to SECTION 10.3(c), Purchaser will be entitled to any refunds or credits of or against any Taxes other than refunds or credits of or against Excluded Taxes. Seller will, at Purchaser's reasonable request, and at Purchaser's sole expense, cause the relevant entity to file for and use commercially reasonable efforts to obtain any refund or credit to which Purchaser is entitled.

             (b) Purchaser will cause the Acquired Companies promptly to forward to Seller or to reimburse Seller for any refunds or credits due Seller (pursuant to the terms of this ARTICLE X) after receipt thereof, and Seller will promptly forward to Purchaser or reimburse Purchaser for any refunds or credits due Purchaser (pursuant to the terms of this Article X) after receipt thereof.

             (c) Purchaser agrees that none of the Acquired Companies will elect to carry back any item of loss, deduction or credit that arises in any taxable period ending after the Closing Date and that relates to or affects any Excluded Tax (a "Subsequent Loss") into any taxable period ending on or before the Closing Date. In the case of the Purchased Companies, Purchaser will make the election under
   Section 1.1502-21(c)(3)(i) of the Code on its first U.S. consolidated federal income tax return filed for the Purchased Companies.

             SECTION 10.4   TAX CONTESTS.

             (a) If any taxing authority asserts a Tax Claim in respect of the Acquired Companies, then the party hereto first receiving notice of such Tax Claim promptly will provide written notice thereof to the other party hereto; PROVIDED, HOWEVER, that the failure of such party to give such prompt notice will not relieve the other party of any of its obligations under this ARTICLE X, except to the extent that such failure precludes the contest of such Tax Claim. Such notice will specify in reasonable detail the basis for such Tax Claim to the extent the party giving such notice is aware of such basis and will include a copy of the relevant portion of any correspondence received from the taxing authority.

             (b) Seller will have the right to control, at its own expense, in any audit, examination, contest, litigation or other proceeding by or against any taxing authority (a "Tax Proceeding") in respect of the Acquired Companies for any taxable period that ends on or before the Closing Date; PROVIDED, HOWEVER, that (i) Seller will provide Purchaser with a timely and reasonably detailed account of each stage of such Tax Proceeding, (ii) Seller will consult with Purchaser before taking any significant action in connection with such Tax Proceeding, (iii) Seller will consult with Purchaser and offer Purchaser an opportunity to comment before submitting any written materials prepared or furnished in connection with such Tax Proceeding, (iv) Seller will defend such Tax Proceeding diligently and in good faith as if it were the only party in interest in connection with such Tax Proceeding, (v) Purchaser will be entitled to participate, at its own expense, in such Tax Proceeding and receive copies of any written materials relating to such Tax Proceeding received from the relevant taxing authority, and (vi) Seller will not settle, compromise or abandon any such Tax Proceeding without obtaining the prior written consent of Purchaser, which consent will not be unreasonably withheld, conditioned or delayed.

             (c) In the case of a Tax Proceeding for a Straddle Period of the Acquired Companies, the Controlling Party will have the right to control, at its own expense, such Tax Proceeding; provided, however, that (i) the Controlling Party will provide the Non-Controlling Party with a timely and reasonably detailed account of each stage of such Tax Proceeding, (ii) the Controlling Party will consult with the Non-Controlling Party before taking any significant action in connection with such Tax Proceeding, (iii) the Controlling Party will consult with the Non-Controlling Party and offer the Non-Controlling Party an opportunity to comment before submitting any written materials prepared or furnished in connection with such Tax Proceeding, (iv) the Controlling Party will defend such Tax Proceeding diligently and in good faith as if it were the only party in interest in connection with such Tax Proceeding, (v) the Non-Controlling Party will be entitled to participate in such Tax Proceeding, at its own expense, if such Tax Proceeding could have an adverse impact on the Non-Controlling Party or any of its Affiliates and (vi) the Controlling Party will not settle, compromise or abandon any such Tax Proceeding without obtaining the prior written consent, which consent will not be unreasonably withheld, conditioned or delayed, of the Non-Controlling Party.

             (d) Purchaser will have the right to control, at its own expense, any Tax Proceeding involving the Acquired Companies (other than a Tax Proceeding described in clauses (b) and (c) of this SECTION 10.4).

             (e) The Controlling Party will indemnify and hold the Non-Controlling Party, its Subsidiaries and their respective officers, directors, employees and agents, harmless from any Taxes (and any related costs imposed by a court or other tribunal) arising out of or resulting from the Controlling Party's failure to comply with its obligations under clauses (b), (c) or (d) of this SECTION 10.4, as the case may be.

             SECTION 10.5 COOPERATION. Each party hereto will, and will cause its Affiliates to, provide to the other party hereto such cooperation, documentation and information as either of them reasonably may request in (a) filing any Tax Return, amended Tax Return or claim for refund, (b) determining a liability for Taxes or an indemnity obligation under this ARTICLE X or a right to refund of or credit for Taxes, (c) conducting any Tax Proceeding or (d) determining an allocation of Taxes between a Pre-Closing Period and Post-Closing Period. Such cooperation and information will include making available copies of all relevant portions of relevant Tax Returns, together with all relevant portions of relevant accompanying schedules and relevant work papers, relevant documents relating to rulings or other determinations by taxing authorities and relevant records concerning the ownership and Tax basis of property and other information, that any such party may possess. Each party will retain all Tax Returns, schedules and work papers, and all material records and other documents relating to Tax matters, of the relevant entities for their respective Tax periods ending on or prior to the Closing Date until the expiration of the statute of limitations, including extensions thereto consent to by such party or with respect to which such party shall have received written notice, plus 30 calendar days, for the Tax periods to which the Tax Returns and other documents relate. Thereafter, the party holding such Tax Returns or other documents may dispose of them after offering the other party reasonable notice and opportunity to take possession of such Tax Returns and other documents at such other party's own expense. Each party will make its employees reasonably available on a mutually convenient basis at its cost to provide explanation of any documents or information so provided.

             SECTION 10.6 TIMING DIFFERENCES. Purchaser agrees that if as a result of any audit adjustment (or adjustment in any other Tax Proceeding) made with respect to any Tax Item that relates to or affects any Excluded Tax, by any taxing authority with respect to a Pre-Closing Period, Purchaser, any Subsidiary Purchaser of any Acquired Company, actually realizes a reduction in cash Taxes payable in a Post-Closing Period and such reduction exceeds $1,000,000, then Purchaser, such Subsidiary Purchaser or such Acquired Company will pay to Seller the amount of such reduction within fifteen calendar days of filing the Tax Return in which such reduction is realized or utilized. If as a result of the foregoing audit adjustment Purchaser incurs any additional Tax and such additional Tax exceeds $1,000,000, then Seller will pay to Purchaser the amount of such additional Tax within fifteen calendar days of the due date for making payment of such additional Tax. For purposes of determining the amount and timing of any reduction in cash Taxes payable or any additional Tax incurred by Purchaser, any Subsidiary Purchaser and any Acquired Company as a result of any such adjustment, such amount shall be deemed to equal the difference between the amount of Tax payable by Purchaser, any Subsidiary Purchaser or an Acquired Company, as the case may be, taking into account such adjustment and the Taxes that would have been payable by Purchaser, any Subsidiary Purchaser or an Acquired Company, as the case may be, if such adjustment had not occurred. If Purchaser shall have made a payment pursuant to this Section 10.6 and Purchaser, any Subsidiary Purchaser or any Acquired Company shall thereafter lose all or any portion of the benefit of any reduction in cash Taxes payable that resulted from the adjustment that gave rise to such payment (it being understood that a reduction in cash Taxes payable shall not be considered to be lost as a result of the inability of Purchaser, any Subsidiary Purchaser or any Acquired Company to carry back a net operating loss to the taxable year such reduction in cash Taxes payable was realized), Seller shall repay to Purchaser the amount of such lost reduction in cash Taxes payable within 15 days of receipt of notice from Purchaser specifying in reasonable detail the amount of such lost reduction. Nothing in this SECTION 10.6 shall have any effect on the rights and obligations of the parties under the remainder of this ARTICLE X.

             SECTION 10.7   CERTAIN DEFINITIONS.  For purposes of this
   Agreement:

             (a) "Controlling Party" means (i) with respect to Tax Proceedings described in SECTION 10.4(b), Seller, (ii) with respect to Tax Proceedings described in SECTION 10.4(c), whichever of Seller or Purchaser is reasonably expected to bear the greater Tax liability in connection with a Straddle Period Tax Proceeding, and (iii) with respect to Tax Proceedings described in SECTION 10.4(d), Purchaser;

             (b) "Excluded Taxes" means (a) any Taxes imposed on or payable with respect to any of the Acquired Companies or the Business for any Pre-Closing Period (other than Taxes imposed with respect to the Acquired Companies or the Business resulting from any act or transaction by Purchaser or any of its Affiliates (including the Acquired Companies) after the Closing that is not in the Ordinary Course of Business), (b) any Taxes of Seller or any of its Affiliates for which the Acquired Companies may be liable under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local, or non-U.S. Tax law), (c) any Taxes (other than the transfer and other Taxes that are the subject of Section 10.1(c)) that result from or that would not have been imposed but for the inaccuracy or breach of any representation, warranty or covenant of Seller in this Agreement with respect to any Tax and (d) any Taxes that result from or would not have been imposed but for the making of a Section 338(h)(10) Election or any similar election under state or local law, regardless of the taxable period in which such Tax arises. For purposes hereof, in the case of any period that begins before and ends after the Closing Date, (i) Property Taxes of the Acquired Companies or the Business allocable to the Pre-Closing Period will be equal to the amount of such Property Taxes for the entire period multiplied by a fraction, the numerator of which is the number of calendar days during such period that are in the Pre-Closing Period and the denominator of which is the number of calendar days in the entire period, and (ii) Taxes (other than Property Taxes) of the Acquired Companies or the Business allocable to the Pre-Closing Period will be computed as if such taxable period ended on the Closing Date;

             (c) "Non-Controlling Party" means whichever of Seller or Purchaser is not the Controlling Party with respect to a Tax
   Proceeding described in SECTION 10.4;

             (d) "Post-Closing Period" means any taxable period (or portion thereof) beginning after the Closing Date;

             (e) "Pre-Closing Period" means any taxable period (or portion thereof) ending on or before the Closing Date;

             (f) "Property Taxes" means real, personal, and intangible ad valorem property Taxes;

             (g) "Straddle Period Tax Return" means any Tax Return with respect to a taxable period beginning on or prior to and ending after the Closing Date;

             (h) "Tax Claim" means any claim with respect to Taxes made by any taxing authority that, if pursued successfully, would reasonably be expected to serve as the basis for a claim for indemnification under this ARTICLE X; and

             (i) "Tax Item" means any item of income, gain, loss, deduction, credit, recapture of credit or any other item that increases or decreases Taxes paid or payable.

             SECTION 10.8 SURVIVAL. The representations and warranties set forth in SECTION 4.15 and the obligations of Seller, Purchaser and their respective Affiliates pursuant to this ARTICLE X shall survive the Closing Date and will terminate 90 calendar days after the expiration of the applicable statute of limitations (including extensions thereof).

                                 ARTICLE XI
                                 TERMINATION

             SECTION 11.1 TERMINATION. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated herein may be abandoned at any time prior to the Closing:

             (a)  By the mutual consent of Seller and Purchaser;

             (b)  By either Seller or Purchaser:

                  (i) If the Closing will not have occurred on or prior to the 90th day after the date hereof; or

                  (ii) If any Governmental Authority will have issued an order, decree or ruling or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the material transactions contemplated by this Agreement and such order, decree, ruling or other action will have become final and non-appealable, or there shall be an applicable statute, rule or regulation which makes all or any material portion of the purchase and sale of the Purchased Shares or the Purchased Assets contemplated hereby illegal or otherwise prohibited;

        PROVIDED, HOWEVER, that the party seeking termination pursuant to this clause (b) of this SECTION 11.1 is not in breach in any material respect of any of its representations, warranties, covenants or agreements contained in this Agreement;

             (c) By Seller in the event of a material breach of any covenant or agreement to be performed or complied with by Purchaser pursuant to the terms of this Agreement or of any representation or warranty of Purchaser contained in this Agreement, which breach (i) has continued without cure for a period of 30 days following written notice thereof by Seller to Purchaser or if such breach cannot be cured and (ii) would result in a condition to Closing set forth in
   SECTION 8.2 of this Agreement not being satisfied (which condition has not been waived by Seller in writing); or

             (d) By Purchaser in the event of a material breach of any covenant or agreement to be performed or complied with by Seller pursuant to the terms of this Agreement or of any representation or warranty of Seller contained in this Agreement, which breach (i) has continued without cure for a period of 30 days following written notice thereof by Purchaser to Seller or if such breach cannot be cured and (ii) would result in a condition to Closing set forth in
   SECTION 8.1 of this Agreement not being satisfied (which condition has not been waived by Purchaser in writing).

             SECTION 11.2 EFFECT OF TERMINATION. In the event that this Agreement is terminated by Seller or Purchaser pursuant to
   SECTION 11.1, Written notice thereof will forthwith be given to the other and all further obligations of the parties hereto under this Agreement (other than pursuant to SECTION 6.6(a), this Section 11.2 and SECTIONS 12.1, 12.2, 12.3, 12.4, 12.5, 12.6, 12.9 and 12.11, all
   of which will continue in full force and effect) will terminate without further action by any party and without liability or other obligation of either party to the other party hereunder; PROVIDED, HOWEVER, that no party will be released from liability hereunder if this Agreement is terminated and the transactions abandoned by reason of (a) any breach, as of the date of this Agreement, of any representation or warranty made by such party, (b) any breach of any covenant or agreement to be performed or complied with by such party or (c) any willful breach of this Agreement.

                                 ARTICLE XII
                                MISCELLANEOUS

             SECTION 12.1 EXPENSES. Whether or not the transactions contemplated hereby are consummated, and except as otherwise expressly provided herein, the parties hereto will pay all of their own costs and expenses relating to the transactions contemplated by this Agreement, including the costs and expenses of their respective counsel, financial advisors and accountants.

             SECTION 12.2   GOVERNING LAW; CONSENT TO JURISDICTION.

             (a) The interpretation and construction of this Agreement, and all matters relating hereto, will be governed by the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York without giving effect to any conflict of law provisions thereof, except that, notwithstanding clause (b) below, the Federal Arbitration Act, 9 U.S.C. Section 1-16, will govern all issues relating to the arbitrability and arbitration of any claim or dispute relating to, and any interpretation of,
   SECTION 2.3 or 2.4 and the enforcement of any determination pursuant thereto.

             (b) Each of the parties agrees that any legal action or proceeding with respect to this Agreement may be brought in the federal and state courts located in the State of New York, and, by execution and delivery of this Agreement, each party hereto hereby irrevocably submits itself in respect of its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts in any legal action or proceeding arising out of this Agreement. Each of the parties hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in the preceding sentence. Each party hereto hereby consents to process being served in any such action or proceeding by the mailing of a copy thereof to the address set forth in SECTION 12.4 hereof below its name and agrees that such service upon receipt will constitute good and sufficient service of process or notice thereof. Nothing in this paragraph will affect or eliminate any right to serve process in any other manner permitted by law.

             SECTION 12.3 WAIVER OF JURY TRIAL. The parties hereto hereby irrevocably waive their respective rights to trial by jury of any cause of action, claim, counterclaim or cross-complaint in any action or other proceeding brought by any party hereto against any other party or parties hereto with respect to any matter arising out of, or in any way connected with or related to, this Agreement or any portion thereof, whether based upon contractual, statutory, tortious or other theories of liability. Each party represents that it has consulted with counsel regarding the meaning and effect of the foregoing waiver of its right to a jury trial.

             SECTION 12.4 NOTICES. Any notice or other communications required or permitted hereunder will be sufficiently given if delivered in person, transmitted via facsimile (but only if followed by transmittal by recognized overnight courier or hand delivery), or sent by registered or certified mail, postage prepaid, or recognized overnight courier service addressed as follows:

             (a)  If to Purchaser:    Global Home Products LLC
                                      c/o Cerberus Capital Management,
                                      L.P.
                                      299 Park Avenue
                                      New York, New York  10171
                                      Attention:  Lenard Tessler
                                      Tel:        (212) 891-2100
                                      Fax:        (212) 284-7818
                  with a copy to:     Schulte Roth & Zabel LLP
                                      919 Third Avenue
                                      New York, New York  10022
                                      Attention:  Marc Weingarten
                                      Tel:        (212) 756-2000
                                      Fax:        (212) 593-5955

             (b)  If to Seller:       Newell Rubbermaid Inc.
                                      6833 Stalter Drive, Suite 101
                                      Rockford, Illinois  61108
                                      Attention:  Dale L. Matschullat
                                      Tel:        (815) 381-8114
                                      Fax:        (815) 381-8160

                  with a copy to:     Schiff Hardin LLP
                                      6600 Sears Tower
                                      Chicago, Illinois 60606
                                      Attention:  Frederick L. Hartmann
                                      Tel:        (312) 258-5500
                                      Fax:        (312) 258-5600

   or such other address or number as will be furnished in writing by any such person, and such notice or communication will be deemed to have been given (a) as of the date so personally delivered or transmitted via facsimile, (b) on the third Business Day after the mailing thereof or (c) on the first Business Day after delivery by recognized overnight courier service.

             SECTION 12.5 ENTIRE AGREEMENT; AMENDMENT. This Agreement, including the Exhibits, Schedules and other documents referred to herein which form a part hereof, and the Confidentiality Agreement, contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter other than the Confidentiality Agreement. This Agreement may not be amended except by a written instrument executed by the parties hereto.

             SECTION 12.6 PARTIES IN INTEREST. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Purchaser may assign all or a portion of its rights and obligations under this Agreement to one or more Affiliates; PROVIDED, HOWEVER, that in the event Purchaser assigns all or a portion of its rights and obligations under this Agreement, Purchaser hereby unconditionally and irrevocably guarantees to Seller the prompt and full discharge by such Affiliates of Purchaser of all of Purchaser's obligations under this Agreement in accordance with the terms hereof. Purchaser also hereby agrees that, if such Affiliates of Purchaser fail to perform and discharge promptly all such obligations and liabilities in accordance with such terms, Purchaser will, forthwith, upon demand, perform and discharge the same, and Seller need not pursue any claims against any such Affiliates prior to proceeding directly against Purchaser. The unconditional obligation of Purchaser hereunder will not be affected, impaired or released by any extension, waiver or amendment (other than such Affiliates' performance). This Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective successors and permitted assigns.

             SECTION 12.7 INTERPRETATION. The words "hereof," "herein" and "herewith" and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Paragraph, Exhibits and Schedule references are to the Articles, Sections, Paragraphs, Exhibits and Schedules of this Agreement unless otherwise specified. The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes," "including" or similar expressions are used in this Agreement, they will be understood be followed by the words "without limitation." The words describing the singular number will include the plural and vice versa, and words denoting any gender will include all genders and words denoting natural persons will include corporations and partnerships and vice versa. The phrase "made available" in this Agreement will mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

             SECTION 12.8   CERTAIN DEFINITIONS.  For purposes of this
   Agreement:

             (a) "Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person;

             (b) "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of Chicago, Illinois or New York, New York;

             (c) "Knowledge of Seller" means the actual knowledge of the existence or non-existence of a fact by one of the Persons identified in SCHEDULE 12.8(c) hereto;

             (d) "Material Adverse Effect" means any change, effect, event or occurrence that is materially adverse to, or has a materially adverse effect on, the business, financial condition or results of operations of the Business, taken as a whole, other than any change, effect, event or occurrence (i) resulting from general economic, financial, or market conditions, (ii) resulting from conditions or circumstances generally affecting the industries in which the Business operates not having a disproportionate effect on the Business, (iii) resulting from the Petition described in SCHEDULE 12.8(d) hereto and related proceedings or (iv) except with respect to the Persons listed on SCHEDULE 4.22(b), resulting from the announcement of the transactions contemplated herein or in any other agreement or document executed and delivered in connection with this Agreement.

             (e) "Ordinary Course of Business" means the ordinary course of business of the Business, consistent with past practice;

             (f) "Person" means any individual, trustee, firm, corporation, partnership, limited liability company, trust, joint venture, bank, Government Authority, trust or other organization or entity; and

             (g) "Subsidiary" means, with respect to any Person, any other Person, whether incorporated or unincorporated, of which (i) such Person or any other Subsidiary of such Person is a general partner (excluding such partnerships where such Person or any Subsidiary of such Person does not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such Person is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

             SECTION 12.9 THIRD PARTY BENEFICIARIES. Each party hereto intends that this Agreement will not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto.

             SECTION 12.10 DISCLOSURE SCHEDULE. Unless otherwise defined therein, all capitalized terms used in the schedules will have the meanings ascribed to them herein, and all section references in the schedules refer to the corresponding section hereof. The attachments to the schedules form an integral part of the schedules and are incorporated by reference for all purposes as if set forth fully therein. The headings contained in the schedules are for convenience of reference purposes only and will not affect in any way the meaning or interpretation of this Agreement or the schedules. No reference to or disclosure of any item or other matter in the schedules will be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed in the schedules. No disclosure in the schedules relating to any possible breach or violation of any Contract or Law will be construed as an admission or indication that any such breach or violation exists or has actually occurred.

             SECTION 12.11 WAIVER. Except as otherwise provided in this Agreement, any failure of either of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

             SECTION 12.12 SEVERABILITY. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance is held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Persons or circumstances.

             SECTION 12.13 COUNTERPARTS; DELIVERY BY FACSIMILE. This Agreement may be executed in two or more counterparts, all of which taken together will constitute one instrument, and will become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party. Executed signature pages delivered by facsimile will be treated in all respects as original signatures.


                                *     *     *

             IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed, all as of the date first above written.

                       NEWELL RUBBERMAID INC.


                       By:  /s/ Hartley D. Blaha
                            -----------------------------------------
                            Name: Hartley D. Blaha
                            Title: Vice President   Corporate Development



                       GLOBAL HOME PRODUCTS LLC


                       By:  /s/ Lenard Tessler
                            -----------------------------------------

                            Name: Lenard Tessler
                            Title: Managing Director
































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